As filed with the Securities and Exchange Commission August 9, 2016

Registration No. 333-209916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	6331	27-1046208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor

New York, NY 10038

(212) 380-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Weissmann

General Counsel and Secretary

59 Maiden Lane, 38th Floor

New York, NY 10038

(212) 380-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Matthew C. Dallett	Mark O. Roberts, Jr.	Michael P. Goldman
Locke Lord LLP	Standard Mutual Insurance Company	Sidley Austin LLP
111 Huntington Avenue	1028 South Grand Avenue West	One South Dearborn
Boston, Massachusetts 02199-7613	Springfield, Illinois 62704	Chicago, Illinois 60603
(617) 239-0100	(217) 546-2894	(312) 853-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED AUGUST 9, 2016

STANDARD MUTUAL INSURANCE COMPANY —

NATIONAL GENERAL HOLDINGS CORP.

Dear Member:

You were, on January 27, 2016, the holder of a policy of insurance issued by Standard Mutual Insurance Company (“SMIC”). As a policyholder, you are also a member of SMIC, which is currently organized as a mutual company.

We are sending the enclosed proxy statement/prospectus to any person who, on January 27, 2016, was a named insured under a policy of insurance issued by SMIC, and also met the other requirements set forth in “The SMIC Special Meeting — Qualification of Eligible Members” on page 50 of this proxy statement/prospectus (an “Eligible Member”) for three reasons:

(1)	All Eligible Members are hereby asked to approve and adopt: a Plan of Conversion (the “Plan”), pursuant to which SMIC will convert from an Illinois mutual insurance company to an Illinois stock insurance company named Standard Property and Casualty Insurance Company (“SPCIC”) (the “Conversion”), and the other transactions contemplated therein, including, without limitation: (a) the formation of SPCI Holdings, Inc., a Delaware corporation (“SPCI Holdings”), which will own all of the authorized shares of capital stock of SPCIC; (b) the sale of all of the authorized shares of SPCI Holdings to National General Holdings Corp., a publicly traded insurance holding company traded on the NASDAQ Global Market (“National General”) pursuant to that certain Stock Purchase Agreement, dated January 27, 2016, by and between SMIC and National General (the “Stock Purchase Agreement”); and (c) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of National General common stock at a discount pursuant to the Plan (collectively, the “Proposed Transaction”) as described in detail in the proxy statement/prospectus.

(2)	All Eligible Members are hereby asked to approve and adopt amended and restated articles of incorporation of SPCIC (the “Amended and Restated Articles”), also as described in detail in the proxy statement/prospectus.

(3)	All Eligible Members are hereby offered the opportunity to subscribe up to $27,600,000 in the aggregate for up to approximately 1,660,000 shares of common stock of National General for cash at a discount to the market price (the “Offering”), subject to the effectiveness of the Plan, also as described in detail in the proxy statement/prospectus.

We are also providing this proxy statement/prospectus to the officers and directors of SMIC (“Officers” and “Directors”), who also have the right to subscribe for shares of National General common stock as Officers and Directors and, if applicable, as Eligible Members.

SMIC’s board of directors has approved the proposed Plan. SMIC has also entered into the Stock Purchase Agreement with National General, which was approved by SMIC’s board of directors. Upon completion of the Proposed Transaction, (i) SMIC will issue all of its authorized shares of capital stock to SPCI Holdings, and become a wholly-owned subsidiary of SPCI Holdings, (ii) SPCI Holdings will sell all of its authorized shares of capital stock to National General, and (iii) National General will issue shares of its common stock to those Eligible Members, Officers and Directors who subscribe in the Offering.

Subscribers in the Offering will be entitled to revoke their subscriptions during the 10 trading-day period ending on the trading day immediately preceding the Special Meeting (which we refer to as the Pricing Date) and until one hour after National General posts certain pricing information on the website at http://standardmutual.com/NGHC following the close of stock market trading on the Pricing Date. See “The Offering—Subscriptions” on page 52 of the proxy statement/prospectus for more information. A subscription may be revoked only by notifying the Subscription Agent in the manner described in the instructions to the stock order form. The final price per share at which shares will be sold will not be determined until after this period. See also “The Offering – Per Share Purchase Price” in the proxy statement/prospectus. Your subscription for shares of National General common stock will only be effective if the Plan is approved at the Special Meeting (as defined below).

Effect Upon Member Rights of SMIC Members and Contract Rights of SMIC Policyholders:

Policyholders of SMIC currently have member rights in SMIC, including, but not limited to, the right to vote in the elections of SMIC’s board of directors and, possibly, the right to share in the surplus, if any, of a solvent liquidation of SMIC. Upon the Conversion, all member rights in SMIC, whether provided by SMIC’s articles of incorporation or bylaws or by Illinois law, will be extinguished. However, all SMIC policies will remain policies issued and backed by SMIC, and all rights specified in such policies will remain unchanged. For more information, see “Summary of Rights of Policyholders of SMIC in Their Capacity as Such” on page 71 of this proxy statement/prospectus.

Consummation of the Conversion requires approval by the Illinois Director of Insurance (the “IL DOI”). Such approvals will be contingent upon satisfaction of certain conditions, including adoption and approval of the Plan by the Eligible Members.

The Plan and the Amended and Restated Articles will be submitted to a vote at a special meeting of members of SMIC entitled to vote thereon to be held on [●], 2016, which we refer to as the “Special Meeting.” All Eligible Members are entitled to vote in person or by proxy at the Special Meeting.

After considering a variety of alternatives, SMIC’s board of directors believes the Plan is reasonable, fair and equitable to SMIC’s members and policyholders, and in the best interests of SMIC. As set forth in more detail in this proxy statement/prospectus, SMIC’s board of directors expects that the Conversion will benefit SMIC and its members and policyholders because it will provide SMIC with potential access to a significant amount of additional capital, potentially allows SMIC to avail itself of National General’s “A-” rating by A.M. Best Company, Inc., permits SMIC to operate as a wholly-owned subsidiary of National General or one of its operating insurance subsidiaries and serve as a platform for National General’s personal lines insurance business, permits SMIC to maintain its basic name, headquarters, culture, values and management team and provides opportunities for career advancement to SMIC’s employees.

SMIC’s board of directors unanimously recommends that the Eligible Members vote for adoption and approval of the Plan and the transactions contemplated therein and the Amended and Restated Articles.

We encourage you to read the information in this proxy statement/prospectus carefully. It describes the reasons why SMIC’s board of directors have concluded that the Plan and the transactions contemplated therein serve the best interests of SMIC and its members and policyholders and how SMIC’s board of directors came to that conclusion. It also describes the terms of National General’s discounted offering of common stock to Eligible Members and includes an order form to return if you wish to subscribe.

Eligible Members are cordially invited to attend the Special Meeting to vote on the Plan at the time and place set forth in the “Notice of Special Meeting of Members” accompanying this proxy statement/prospectus. A proxy card is included with this proxy statement/prospectus. Whether or not you plan to attend, please complete, sign and return the proxy card as soon as possible. Your proxy card must be received no later than 5:00 p.m., Central time, on [●], 2016, in order to be counted as part of the vote at the Special Meeting. If you are an Eligible Member that held two or more in-force SMIC policies on January 27, 2016, you are entitled to one vote for each policy. You will receive a proxy statement/prospectus and proxy card for each policy.

On behalf of the boards of directors and management of SMIC and of National General, we urge you to support the Proposed Transaction and to vote FOR each of the proposals to be considered at the Special Meeting.

If you need assistance with your proxy vote, or if you have any questions about the Plan, the Proposed Transaction or the Offering, please contact representatives of National General and SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

We appreciate and respect the confidence and trust you have placed in SMIC, and we look forward to continue serving your insurance needs.

Sincerely,

Mark O. Roberts, Jr., President and Chief Executive Officer	Barry Karfunkel, Chief Executive Officer
Standard Mutual Insurance Company	National General Holdings Corp.

Adoption of the Plan and consummation of the Proposed Transaction will have no effect on your insurance policy issued by SMIC, which will continue to be the issuer of your policy. Your insurance coverage under the policy will continue in accordance with its terms and provisions. The Proposed Transaction will not affect your premium or coverage and will not result in cancellation or termination of your policy.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the transaction described in this proxy statement/prospectus or the securities to be issued pursuant to the subscription offering or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The enclosed proxy statement/prospectus is dated [●], 2016. The proxy statement/prospectus and a proxy card for the Special Meeting are first being mailed to Eligible Members on or about [●], 2016.

STANDARD MUTUAL INSURANCE COMPANY

1028 South Grand Avenue West, Springfield, Illinois 62704

Notice of Special Meeting of Members

To be held on [●], 2016

TO THE ELIGIBLE MEMBERS OF STANDARD MUTUAL INSURANCE COMPANY:

NOTICE IS HEREBY GIVEN THAT a special meeting of members of Standard Mutual Insurance Company (“SMIC”) will be held at the offices of SMIC, at 1028 South Grand Avenue West, Springfield, Illinois on [●], 2016 at [●] [a.m.][p.m.], Central time (the “Special Meeting”), for the following purposes:

1.	to consider and vote upon a proposal to approve and adopt the Plan of Conversion (the “Plan”), pursuant to which SMIC will convert from an Illinois mutual insurance company to an Illinois stock insurance company named Standard Property and Casualty Insurance Company (“SPCIC”), and the other transactions contemplated therein, including, without limitation: (i) the formation of SPCI Holdings, Inc. (“SPCI Holdings”), which will own all of the authorized shares of capital stock of SPCIC; (ii) the sale of all of the authorized shares of SPCI Holdings to National General Holding Corp., (“National General”) pursuant to that certain Stock Purchase Agreement, dated January 27, 2016, by and between SMIC and National General (the “Stock Purchase Agreement”); and (iii) the granting to each Eligible Member (as defined below), without payment, of the right to subscribe for and purchase shares of common stock of National General at a discount pursuant to the Plan (collectively, the “Proposed Transaction”) (the Plan is set forth as Appendix A and the Stock Purchase Agreement is set forth as Appendix B to the accompanying proxy statement/prospectus);

2.	to consider and vote upon a proposal to adopt the amended and restated articles of incorporation of SPCIC in the form set forth as Appendix C to the accompanying proxy statement/prospectus;

3.	to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above; and

4.	to consider and vote upon all other matters as may properly come before the meeting.

The proxy statement/prospectus accompanying this notice contains further information about the business to be transacted at the Special Meeting.

In accordance with Illinois law and the Plan, only members of SMIC with policies in force on January 27, 2016, and otherwise satisfying the requirements set forth in the Plan, are entitled to notice of, and to vote at, the Special Meeting (such members are referred to herein as the “Eligible Members”). Each Eligible Member is entitled to cast one vote at the Special Meeting for each of the policies held by such Eligible Member that was in force on January 27, 2016. SMIC’s bylaws provide that any number of Eligible Members entitled to vote, present either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting. Approval and adoption of the Proposed Transaction requires the affirmative vote of at least two-thirds of the votes cast by the Eligible Members voting, in person or by proxy, at the Special Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO SMIC IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. IF YOU RECEIVE MULTIPLE PROXY STATEMENTS/PROSPECTUSES BECAUSE YOU ARE AN ELIGIBLE MEMBER WITH MULTIPLE POLICIES, PLEASE MARK, SIGN, DATE AND RETURN EACH PROXY CARD TO MAXIMIZE YOUR VOTE. EACH PROXY CARD ONLY REPRESENTS ONE VOTE.

FOR INFORMATION REGARDING THE PROPOSED TRANSACTION, CONTACT:

Representatives

of National General and SMIC

at (610) 478-2090 or

standardmutual@griffinfingroup.com.

Proxies are valid only if the proxy card is properly executed and received by SMIC prior to 5:00 p.m. Central time on [●], 2016. If you attend the Special Meeting, you may vote personally whether or not you have previously submitted a proxy card and such vote shall be in lieu of your previously submitted proxy card.

By Order of the Board of Directors

James W. Theis
Secretary

[●], 2016

Springfield, Illinois

ADDITIONAL INFORMATION

Voting Methods

Eligible Members may vote using one of the following methods:

Mail. You may vote by mail by completing, signing, dating and mailing the enclosed proxy card using the enclosed postage-paid reply envelope.

In Person. You may come to the Special Meeting and cast your vote there. SMIC’s board of directors recommends that you vote by proxy even if you plan to attend the Special Meeting. For directions to attend the meeting and vote in person, please contact representatives of SMIC at the telephone number provided below.

To Subscribe for Shares of National General Common Stock in the Offering

To subscribe for shares of National General common stock at a discount, you must complete, sign and return the stock order form and Form W-9 provided with this proxy statement/prospectus.

Return the stock order form, the Form W-9 and your check, bank draft, or wire transfer for full payment of your Subscription Amount (as defined in section “Summary — The Offering” below) to American Stock Transfer & Trust Company, LLC (the “Subscription Agent”), at the address shown on the form, so that it is received no later than 4:00 p.m. Eastern time on [●], 2016, the business day before the SMIC Special Meeting, which we refer to as the “Pricing Date.”

Please Note: A subscription accompanied by an uncertified check will not be accepted if the check has not cleared, for any reason, by 4:00 p.m. Eastern time on the Pricing Date. If you are paying by uncertified check, please note that it could take five or more business days for the check to clear. Therefore, you are advised to send a bank draft, a certified personal check or a wire transfer with your subscription.

About this Proxy Statement/Prospectus

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by National General, constitutes a prospectus of National General under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of National General common stock to be offered to Eligible Members, Officers and Directors pursuant to the Offering. This proxy statement/prospectus also constitutes a proxy statement and a notice of meeting with respect to the Special Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [●], 2016. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this proxy statement/prospectus to Eligible Members and Officers and Directors nor the issuance by National General of shares of common stock pursuant to the offering will create any implication to the contrary.

Unless otherwise indicated or the context otherwise requires, as used in this proxy statement/prospectus:

(i)	references to the “Conversion” are to the conversion of SMIC to, and the amendment of the articles of incorporation of SMIC to conform to the requirements of, an Illinois-domiciled stock property and casualty insurance company under the laws of the state of Illinois named “Standard Property and Casualty Insurance Company”;

(ii)	references to the “Proposed Transaction” are to the Conversion and the other transactions contemplated by the Plan, including, without limitation: (i) the formation of SPCI Holdings, which will own all of the authorized shares of capital stock of SPCIC; (ii) the sale of all of the authorized shares of SPCI Holdings to National General pursuant to the Stock Purchase Agreement; and (iii) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of common stock of National General at a discount;

(iii)	references to “SPCI Holdings” are to SPCI Holdings, Inc., a Delaware corporation;

(iv)	references to “SMIC” are to Standard Mutual Insurance Company, an Illinois mutual insurance company, prior to the Conversion, and/or to SPCIC, after the Conversion, as applicable;

(v)	references to “SPCIC” are to Standard Property and Casualty Insurance Company, which is the name of SMIC after the Conversion;

(vi)	references to “National General” are to National General Holdings Corp., a Delaware corporation;

(vii)	“we” refers to SMIC and National General together;

(viii)	references to the “Plan of Conversion” or the “Plan” are to the Plan of Conversion that was adopted by SMIC’s board of directors on January 27, 2016, pursuant to which, among other things, SMIC will convert from an Illinois mutual insurance company to an Illinois stock insurance Company;

(ix)	references to the “Stock Purchase Agreement” are to that certain Stock Purchase Agreement, dated as of January 27, 2016, by and between SMIC and National General;

(x)	references to the “Amended and Restated Articles” are to the proposed amended and restated articles of incorporation of SPCIC;

(xi)	references to the “Bylaws” are to the proposed bylaws of SPCIC;

(xii)	references to the “Offering” are to the offering of shares of National General’s common stock described herein;

(xiii)	references to the “IL DOI” are to the Illinois Director of Insurance;

(xiv)	references to “Eligible Members” are to those SMIC members who held an in-force SMIC policy on January 27, 2016 (the Eligibility Record Date for the Special Meeting), whether or not it has since expired, and otherwise satisfied the requirements set forth in “The SMIC Special Meeting — Qualification of Eligible Members” on page 50 of this proxy statement/prospectus. Eligible Members are entitled to vote on the Plan and the transaction described therein and the Amended and Restated Articles at the Special Meeting. An Eligible Member who holds two or more such in-force SMIC policies will be entitled to a vote for each policy; however, such Eligible Member shall only be entitled to a single subscription right, as described herein, even if such Eligible Member has multiple policies.

(xv)	references to “Officers” are to executive officers of SMIC on the Eligibility Record Date and the Effective Date (as defined below);

(xvi)	references to “Directors” are to directors of SMIC on the Eligibility Record Date or the Effective Date, as the context dictates;

(xvii)	references to “Effective Date” are to the date when the IL DOI approved the Plan, the Eligible Members approved the Plan and the Amended and Restated Articles and the Bylaws are adopted by SMIC’s board of directors;

(xviii)	references to the “Closing” are to the date when the transactions contemplated in the Stock Purchase Agreement are consummated;

(xix)	references to the “Closing Date” are to the date on which the Closing occurs;

(xx)	references to the “Act” are to Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1, et. seq., which provides for the conversion of an Illinois domestic mutual insurer to an Illinois-domiciled stock insurance company;

(xxi)	references to the “Form A Statement” are to the statement regarding the acquisition of control of an Illinois domestic insurer, filed with the IL DOI in support of National General’s request for approval to acquire control of SMIC;

(xxii)	references to “GAAP” are to generally accepted accounting principles applied on a consistent basis;

(xxiii)	references to “SAP” are to the statutory accounting practices which are prescribed or permitted by the IL DOI and the National Association of Insurance Commissioners, as applied thereby on a consistent basis;

(xxiv)	references to the “Eligibility Record Date” are to January 27, 2016; and

(xxv)	references to “Participants” are to Eligible Members, Officers and Directors.

Copies of the Plan, the Stock Purchase Agreement, and the proposed Amended and Restated Articles are included as Appendices A, B, and C, respectively, to this proxy statement/prospectus. Copies of the current amended articles of incorporation of SMIC, the first amended and restated by-laws of SMIC and the amended and restated by-laws of SPCIC are available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

National General’s common stock is listed on the NASDAQ Global Market under the symbol “NGHC.”

Investing in National General’s common stock involves risk. See “Risk Factors” beginning on page 18 of this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about National General from other documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 72 of this proxy statement/prospectus.

You may obtain documents incorporated by reference into this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from National General at the following address or telephone number:

Jeffrey Weissmann

General Counsel and Secretary

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, NY 10038

Telephone Number: (212) 380-9500

If you would like to request any documents, you must do so by [●], 2016 in order to receive them before the expiration of the Offering.

FOR MORE INFORMATION

You can reach representatives of SMIC by telephone at (610) 478-2090 with questions about the Special Meeting.

-i-

(continued)

-ii-

QUESTIONS & ANSWERS ABOUT THE PROPOSED TRANSACTION AND THE SPECIAL MEETING

The following is intended to address briefly some questions that you may have about the transactions described in this proxy statement/prospectus or the Special Meeting. It may not address all questions that may be important to you. To better understand these matters, and for a description of the applicable legal terms, you should carefully read this entire proxy statement/prospectus, including the appendices.

Who is SMIC?

SMIC is an Illinois mutual insurance company that is engaged in the personal lines insurance business in the states of Illinois and Indiana. You may find more information about SMIC in “Information about SMIC” on page 65 of this proxy statement/prospectus, as well as in the sources referred to in “Where You Can Find More Information” on page 72 of this proxy statement/prospectus.

Who are SMIC’s members?

Because SMIC is a mutual company, it does not have stockholders. SMIC “members” are those persons who, at any given time, hold an in-force insurance policy issued by SMIC and satisfy the other requirements set forth in SMIC’s bylaws. The rights of members, as such, are described in “Summary of Rights of Policyholders of SMIC in their Capacity as Such” on page 71 of this proxy statement/prospectus.

Who is National General?

National General is a Delaware stock insurance holding company whose stock is publicly traded and listed on the NASDAQ Global Market. National General underwrites and provides a variety of personal lines insurance products across the United States.

Where can I go to find out information about National General?

You may find more information about National General in “Information about National General” on page 63 of this proxy statement/prospectus, as well as in the sources referred to in “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 72 of this proxy statement/prospectus.

What is the purpose of this proxy statement/prospectus?

This proxy statement/prospectus:

•	tells you about the special vote of Eligible Members to approve or disapprove the Plan and the transactions contemplated therein and the Amended and Restated Articles;

•	gives you information to help you decide how to vote;

•	reviews the highlights of the Plan, the document governing SMIC’s conversion to a stock insurance company in a process known as a “demutualization”;

•	reviews the highlights of the Stock Purchase Agreement, the document governing National General’s purchase of all the newly issued shares of SPCI Holdings, which will own all of the authorized shares of capital stock of SPCIC;

•	provides a summary of the principal terms of the agreements with and payments to certain executives and directors of SMIC in connection with the Proposed Transaction;

•	reviews the highlights of the Amended and Restated Articles, the document which will serve as the amended and restated articles of incorporation of SPCIC as of the Effective Date;

•	explains certain federal income tax consequences that may result from the Proposed Transaction;

•	assures you that the Proposed Transaction will not affect the validity of your policy and explains that the contractual benefits of existing policies issued by SMIC will not be reduced in any way; and

•	provides a summary of the Offering and how Eligible Members may subscribe for and purchase shares of National General common stock at a discount pursuant to the Plan.

Why has this proxy statement/prospectus been sent to you?

This proxy statement/prospectus has been sent to you because you are an Eligible Member of SMIC.

As an Eligible Member, meeting the requirements set forth in “The SMIC Special Meeting — Qualification of Eligible Members” on page 50 of this proxy statement/prospectus:

•	you are entitled to vote on the proposal to approve and adopt: (i) the Plan and the transactions contemplated therein, including, without limitation, (a) the formation of SPCI Holdings, which will own all of the authorized shares of capital stock of SPCIC, (b) the sale of all of the authorized shares of SPCI Holdings to National General pursuant to the Stock Purchase Agreement and (c) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of common stock of National General at a discount pursuant to the Plan; and (ii) the Amended and Restated Articles; and

•	you will receive, without payment, the right to subscribe for and purchase shares of common stock of National General at a discount.

What does it mean to demutualize?

SMIC is a mutual insurance company. Mutual insurance companies have no stockholders. When an insurance company demutualizes, it converts its organizational form from a mutual insurance company to a stock insurance company with one or more stockholders. If the demutualization becomes effective, SMIC will become a stock insurance company, and all of its newly issued shares of common stock will be indirectly owned by National General.

Why is SMIC converting from a mutual insurance company to a stock insurance company?

SMIC’s board of directors believes the Proposed Transaction will benefit SMIC’s members — who are policyholders of SMIC — in a number of ways. In addition to the opportunity Eligible Members have to buy shares of National General common stock at a discount, these benefits include, but are not limited to, remaining a policyholder of a company with:

•	the ability to compete more effectively in the current and future marketplace;

•	access to a significant amount of additional capital;

•	the potential ability to avail itself of National General’s stable A.M. Best “A-” financial strength rating and National General’s larger A.M. Best financial size category, which opens additional markets and better stabilizes its agency force and policyholder renewals; and

•	decreased operating and administrative costs due to economies of scale.

What will be the effect upon member rights of SMIC members?

Policyholders of SMIC currently have member rights in SMIC, including the right to vote in the elections of SMIC’s board of directors and the right to share in the surplus, if any, of a solvent liquidation of SMIC. Following the consummation of the Proposed Transaction, all member rights in SMIC will be extinguished.

Will the Proposed Transaction have any impact on my in-force insurance policy issued by SMIC?

No. Following the consummation of the Proposed Transaction, all SMIC policies will remain policies issued and backed by SMIC and policyholders of SMIC will continue to enjoy all contract rights under their respective SMIC insurance contracts.

What are the differences between mutual insurance companies and stock insurance companies and my corresponding rights?

The chart below outlines the differences between the two types of entity structures, as well as the differences in the current rights of the members of SMIC and the rights of SPCIC policyholders following the Proposed Transaction.

	Mutual Insurance Companies/Member Rights Before The Proposed Transaction	Stock Insurance Companies/ Policyholder Rights After The Proposed Transaction

Policy Benefits	As provided in the policy.	The insurance terms of the policy do not change as a result of the conversion to a stock insurance company.

Who Controls the Insurance Company	Policyholders of the mutual insurance company who are members of the mutual insurance company will, as its members, control the company through the election of the board of directors.	The stock insurance company will be an indirect, wholly-owned subsidiary of National General. National General will control SPCIC through the election of the board of directors of SPCI Holdings, which will be the sole stockholder of SPCIC.

Membership/Ownership Interests-Voting	Policyholders of the mutual insurance company who are members of the mutual insurance company may vote on director elections, demutualizations, mergers, dissolutions, dividend distributions and other material matters coming before members for a vote.	Policyholders may not vote on the election of directors of the insurance company or any other matters relating to the insurance company.

Liquidation Rights	Upon a liquidation, the members of the mutual insurance company share in any assets of the mutual insurance company left over after payment of all of its liabilities.	Upon a liquidation, policyholders do not have the right to share in the surplus of the stock insurance company.

What will happen regarding the management and operations of SMIC after the consummation of the Proposed Transaction?

Pursuant to the Stock Purchase Agreement, National General will continue to operate SMIC as a free-standing operation from its current offices in Springfield, Illinois for a period of at least six years after the consummation of the Proposed Transaction. In addition, National General intends to continue to operate SMIC under the leadership of its current management team. Mark O. Roberts, Jr., the current president and chief executive officer of SMIC, will continue to direct the management of SMIC subject to the direction of the new board of directors. The directors of SMIC immediately prior to the consummation of the Proposed Transaction will resign from SMIC’s board of directors on the Effective Date and new directors will be elected by National General. The officers of SMIC immediately prior to the consummation of the Proposed Transaction will continue as officers of SMIC after the Effective Date until such time as the new board of directors elects their successors.

Are Officers or Directors receiving shares of capital stock of SPCIC or SPCI Holdings?

No. Officers and Directors will not receive shares of capital stock of SPCIC or SPCI Holdings in connection with the Proposed Transaction. However, Officers and Directors are permitted to subscribe in the Offering. The maximum subscription amount in the Offering by any subscribing Participant, including any Officer or Director, will be limited to $400,000; provided, that such amount will apply separately with respect to each capacity of any subscribing Participant (i.e., as an Eligible Member, Officer or Director).

In addition, you should be aware that Officers and Directors have certain interests in the Proposed Transaction that may differ from, or be in addition to, the interest of any particular policyholder and/or member generally. For further information with respect to benefits and payments to be made to certain Officers and Directors as a result of the Proposed Transaction, see “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” on page 38 of this proxy statement/prospectus.

What steps must take place for the Proposed Transaction to occur?

For the Proposed Transaction to occur, a number of steps must be taken, including the following key steps:

•	The Plan and the transactions contemplated therein were required to be adopted by SMIC’s board of directors. This adoption occurred on January 27, 2016;

•	SMIC’s board of directors is required to receive an opinion from its financial advisor, Griffin Financial Group, LLC (“Griffin”), that the proposed acquisition of SPCI Holdings by National General in connection with the Proposed Transaction, was fair, from a financial point of view, to SMIC. SMIC’s board of directors has received this opinion, a copy of which is included as Appendix D hereto and a summary of which is set forth in “The Plan of Conversion — Opinion of Financial Advisor to SMIC’s Board of Directors” on page 25 of this proxy statement/prospectus;

•	The IL DOI was required to approve the Plan and the transactions contemplated therein and the Amended and Restated Articles. This approval occurred on August 5, 2016;

•	The IL DOI was required to approve National General’s application to acquire control of SMIC pursuant to the transactions contemplated by the Stock Purchase Agreement and the Plan. This approval occurred on August 5, 2016; and

•	The Proposed Transaction must be submitted to a vote of Eligible Members. At least two-thirds of the Eligible Members that cast a vote at the Special Meeting (either in person or by proxy) must vote “FOR” the Proposed Transaction in order for it to be effective.

In addition, in order to consummate the Proposed Transaction, the conditions to the closing of the Stock Purchase Agreement must be satisfied. See “The Stock Purchase Agreement — Conditions to Closing” on page 44 of this proxy statement/prospectus.

When will the Proposed Transaction occur?

The Proposed Transaction will occur when all the conditions to closing are satisfied or waived. If approved by Eligible Members at the Special Meeting, SMIC expects the Proposed Transaction to occur on or about [●],

2016, the day following the Special Meeting. See “The Stock Purchase Agreement — Conditions to Closing” on page 44 of this proxy statement/prospectus.

What will happen to SMIC as a result of the Proposed Transaction?

If all conditions set forth in the Plan and the Stock Purchase Agreement are met, including receipt of the approval by the Eligible Members at the Special Meeting, (i) SMIC will convert from mutual to stock form, (ii) SMIC will issue all of its authorized shares of capital stock to SPCI Holdings and become a wholly-owned subsidiary of SPCI Holdings and (iii) SPCI Holdings will issue all of its authorized shares of capital stock to National General for an aggregate purchase price (the “SPA Purchase Price”) of between $20,400,000 and $27,600,000, becoming a wholly-owned subsidiary of National General. This will have no impact on the organizational functioning of SMIC. If the Offering proceeds are less than $20,400,000, National General expects to fund the remainder of the SPA Purchase Price from its other resources.

The name of the company will be modified in order to meet legal requirements since it will no longer be a mutual insurance company. The new name will be “Standard Property and Casualty Insurance Company.”

What happens if the Proposed Transaction is not completed?

If the Proposed Transaction is not adopted by the Eligible Members, or if the Proposed Transaction is not completed for any other reason, the demutualization will not occur, and SMIC will remain a mutual insurance company.

What are anticipated to be the material federal income tax consequences of the Proposed Transaction to Eligible Members?

See “United States Federal Income Tax Consequences” on page 60 of this proxy statement/prospectus for a discussion of such consequences.

When and where will the Special Meeting take place?

The Special Meeting will be held at the corporate headquarters of SMIC located at 1028 South Grand Avenue West, Springfield, Illinois 62704, on [●], 2016, at 10:00 a.m., Central time.

What matters will be considered at the Special Meeting?

At the Special Meeting, the Eligible Members will be asked to consider and vote on proposals to (1) adopt and approve the Plan and the other transactions contemplated therein, a copy of which is attached as Appendix A to this proxy statement/prospectus, (2) adopt the Amended and Restated Articles, a copy of which is included as Appendix C to this proxy statement/prospectus, (3) approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above, and (4) consider and vote upon all other matters as may properly come before the meeting. SMIC’s board of directors does not intend to bring any other matters before the Special Meeting, and SMIC does not know of any additional matters to be brought before the Special Meeting by others. If any other matters properly come before the Special Meeting and authorization is given on an Eligible Member’s proxy, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

Why is there a special vote of Eligible Members?

In order for the Plan to become effective, Illinois law requires that it be submitted to a vote of Eligible Members.

Who is entitled to vote at the Special Meeting?

Members of SMIC who held an insurance policy issued by SMIC that was in force on January 27, 2016, whether or not it has since expired, and otherwise satisfied the requirements set forth in “The SMIC Special Meeting — Qualification of Eligible Members” on page 50 of this proxy statement/prospectus, are entitled to notice of, and to vote at, the Special Meeting.

What should I do now if I am an Eligible Member?

After carefully reading this proxy statement/prospectus, including all attachments, you should mail your completed, signed and dated, proxy card to SMIC in the enclosed postage-paid return envelope as soon as possible so that you will be represented in the vote at the Special Meeting.

What constitutes a quorum for purposes of the Special Meeting?

SMIC’s bylaws provide that any number of Eligible Members entitled to vote, present either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting.

How many votes will I have at the Special Meeting?

The voting rights of SMIC members with respect to the adoption of the Plan, and the other transactions contemplated therein, are governed by applicable Illinois law and SMIC’s articles of incorporation and bylaws. Each Eligible Member is entitled, in accordance with SMIC’s bylaws, to one vote for each of the policies held by the Eligible Member that was in force on January 27, 2016. Each Eligible Member will retain such voting rights regardless of any change in status of any policy between January 27, 2016 and the date of the Special Meeting.

What vote is required to adopt the Plan at the Special Meeting?

The adoption of the Plan requires the affirmative vote of not less than two-thirds of the votes cast by Eligible Members. This means that as long as a quorum is achieved, only the votes of those Eligible Members who vote will be counted to determine if the Plan is adopted. If you do not attend the meeting, or you attend and do not vote, your abstention will not have an impact on whether or not the Plan is adopted. Approval of the Amended and Restated Articles is a condition to the effectiveness of the Plan.

What vote is required to adopt the Amended and Restated Articles at the Special Meeting?

The adoption of the Amended and Restated Articles requires the affirmative vote of not less than two-thirds of the votes cast by Eligible Members. This means that as long as a quorum is achieved, only the votes of those Eligible Members who vote will be counted to determine if the Amended and Restated Articles is adopted. If you do not attend the meeting or you attend and do not vote, your abstention will not have an impact on whether or not the Amended and Restated Articles are adopted.

Can I cast my votes at the Special Meeting by submitting a proxy?

Yes. An Eligible Member can participate in the Special Meeting by proxy — by filling out and returning to SMIC the proxy card in the enclosed postage-paid return envelope. Any properly executed proxy cards received before 5:00 p.m., Central time, on [●], 2016, and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are given on properly executed proxies received by SMIC, such proxies will be voted at the Special Meeting “FOR” the adoption of the Plan and the other transactions contemplated therein. If conflicting instructions are given on a proxy, such proxy will not be counted as a vote cast “FOR” or “AGAINST” such approval and adoption.

What other ways can I vote?

You can attend the Special Meeting in person and cast your vote by ballot.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Any proxy may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of SMIC, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and delivering a later dated proxy by mail (delivering it to the Secretary of SMIC before the Special Meeting, or any adjournments, postponements, rescheduling or continuations thereof); or (iii) attending the Special Meeting and voting in person (attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy must be sent to and received by SMIC at 1028 West South Grand Avenue West, Springfield, Illinois 62704, Attention: James W. Theis, Secretary, or hand delivered to the Secretary of SMIC before the Special Meeting. Eligible Members may obtain a new proxy by submitting a request to the Secretary of SMIC at the address above or by contacting representatives of SMIC at the telephone number provided below.

How does SMIC’s board of directors recommend I vote?

SMIC’s board of directors recommends that you vote “FOR” the proposals to adopt and approve (i) the Plan and the other transactions contemplated therein and (ii) the Amended and Restated Articles.

May I exercise dissenters’ rights and demand an appraisal of the fair value of my membership interests in SMIC?

No. Dissenters’ rights are not available to Eligible Members in connection with the Proposed Transaction.

How is the per share purchase price for shares of National General common stock calculated in the Offering?

National General will sell up to approximately 1,660,000 shares offered hereby at a discount to the volume-weighted average trading price of a share of its common stock (such price per share of National General common stock, the “Per Share Purchase Price”), as reported on the NASDAQ Global Market, for the 10 trading-day period ending on the trading day before the date of the Special Meeting (the “10-day VWAP”). The size of the discount per share and the number of shares purchased in the Offering will depend on the amount subscribed and the market price of National General’s common stock during the relevant period. The discount per share will be fixed between approximately 15.34% and 20% of the 10-day VWAP. The aggregate discount for all shares sold will not exceed $5,000,000. An Eligible Member shall only be entitled to subscribe for up to $400,000 of National General common stock in his or her capacity as an Eligible Member (subject to the oversubscription provisions set forth in the Plan) even if such Eligible Member has multiple policies.

When will the Per Share Purchase Price be calculated?

The Per Share Purchase Price will be calculated one hour after National General posts the final 10-day VWAP on the website at http://standardmutual.com/NGHC, which will occur as soon as practicable after the close of trading on the business day before the day of the Special Meeting. Following the adjournment of the Special Meeting, National General will announce the results of the Offering, including the total amount of subscriptions received, the 10-day VWAP, the discount, the Per Share Purchase Price, and the number of shares issued in the Offering.

How can I find out more information about the Special Meeting and the Offering?

You can contact representatives of National General and SMIC by telephone at (610) 478-2090 or Standardmutual@griffinfingroup.com. Representatives of SMIC will respond to telephone inquiries from members regarding their vote in connection with the Special Meeting. Representatives of National General will also respond to telephone inquiries from members regarding the Offering.

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to read this proxy statement/prospectus carefully and in its entirety, as well as the appendices. For additional important information regarding SMIC and National General, see “Where You Can Find More Information” beginning on page 72 of this proxy statement/prospectus.

The Companies

SMIC

SMIC is an Illinois multiple line mutual insurance company that writes insurance through professional and independent agents in the states of Illinois and Indiana. SMIC is primarily a writer of homeowner and personal automobile policies. See “Information about SMIC” on page 65 of this proxy statement/prospectus for more information.

SMIC’s principal executive office is located at 1028 South Grand Avenue West, Springfield, Illinois 62704, and its telephone number at that address is (217) 546-2894.

National General and its Subsidiaries

National General is a specialty personal lines insurance holding company. Through its subsidiaries, National General provides a variety of insurance products, including personal and commercial automobile, homeowners, umbrella, recreational vehicle, supplemental health, lender-placed and other niche insurance products.

National General is licensed to operate in 50 states and the District of Columbia, but focuses on underserved niche markets. National General’s wholly-owned subsidiaries include 14 regulated domestic insurance companies, of which 13 write primarily property and casualty insurance and one writes solely accident and health insurance. National General’s insurance subsidiaries have been assigned an “A-” group rating by A.M. Best. See “Information about National General” on page 63 of this proxy statement/prospectus for more information.

National General’s principal executive office is located at 59 Maiden Lane, 38th Floor, New York, New York 10038, and its telephone number at that address is (212) 380-9500.

National General Selected Historical Financial Data

The following tables set forth selected historical consolidated financial data and operating information of National General for the periods ended and as of the dates indicated. The summary consolidated statement of operations data for the full fiscal years shown and the summary consolidated balance sheet data as of the end of each such year have been derived from National General’s audited consolidated financial statements. The summary consolidated statement of operations data for the six-month periods ended June 30, 2015 and June 30, 2016 and the balance sheet data as of such dates were derived from our unaudited consolidated financial statements. These historical data provide only a summary and are not necessarily indicative of results to be expected from any future period. You should read them together with the audited consolidated financial statements and notes thereto, interim condensed consolidated financial statements (unaudited), other financial information and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in National General’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the six-month period ended June 30, 2016, and other information that National General has filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 72.

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Amounts in Thousands)
Selected Income Statement Data (1)
Gross premium written	$1,666,701	$1,219,136	$2,589,748	$2,135,107	$1,338,755	$1,351,925	$1,178,891
Ceded premiums (2)	(184,665)	(209,701)	(403,502)	(265,083)	(659,439)	(719,431)	(640,655)

Net premium written	$1,482,036	$1,009,435	$2,186,246	$1,870,024	$679,316	$632,494	$538,236
Change in unearned premium	(114,176)	(61,454)	(56,436)	(236,804)	8,750	(58,242)	(40,026)

Net earned premium	$1,367,860	$947,981	$2,129,810	$1,633,220	$688,066	$574,252	$498,210
Ceding commission income	9,809	15,050	43,790	12,430	87,100	89,360	77,475
Service and fee income	186,961	112,428	273,548	168,571	127,541	93,739	66,116
Net investment income	49,198	34,483	75,340	52,426	30,808	30,550	28,355
Net realized gain (loss) on investments	7,999	1,576	(10,307)	(2,892)	(1,669)	16,612	4,775
Bargain purchase gain and other revenue (expense)	314	(170)	(788)	(1,660)	16	3,728	—

Total revenues	$1,622,141	$1,111,348	$2,511,393	$1,862,095	$931,862	$808,241	$674,931
Loss and loss adjustment expense	881,408	593,515	1,381,641	1,053,065	462,124	402,686	340,152
Acquisition costs and other underwriting expenses (3)	221,773	186,387	405,930	315,089	134,887	110,771	75,191
General and administrative expenses (4)	367,747	224,845	530,347	348,762	280,552	246,644	208,939
Interest expense	18,080	17,681	28,885	17,736	2,042	1,787	1,994

Total expenses	$1,489,008	$1,022,428	$2,346,803	$1,734,652	$879,605	$761,888	$626,276

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$133,133	$88,920	$164,590	$127,443	$52,257	$46,353	$48,655
Provision for income taxes	32,634	16,278	18,956	23,876	11,140	12,309	28,301

Income before equity in earnings (losses) of unconsolidated subsidiaries	$100,499	$72,642	$145,634	$103,567	$41,117	$34,044	$20,354
Equity in earnings (losses) of unconsolidated subsidiaries	14,038	6,612	10,643	1,180	1,274	(1,338)	23,760

Net income	$114,537	$79,254	$156,277	$104,747	$42,391	$32,706	$44,114
Less: Net (income) loss attributable to non-controlling interest	(9,240)	2,041	(14,025)	(2,504)	(82)	—	(14)

Net income attributable to National General Holdings Corp.	$105,297	$81,295	$142,252	$102,243	$42,309	$32,706	$44,100
Dividends on preferred stock	$(8,250)	$(5,775)	$(14,025)	$(2,291)	$(2,158)	$(4,674)	$(4,328)

Net income attributable to National General Holdings Corp. common stockholders	$97,047	$75,520	$128,227	$99,952	$40,151	$28,032	$39,772

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Amounts in Thousands, Except Percentages and per Share Data)
Per Share Data
Basic Income Per Share:
Basic earnings per share (5)	$0.92	$0.81	$1.31	$1.09	$0.62	$0.62	$0.87

Weighted average shares outstanding - basic	105,701	93,528	98,242	91,499	65,018	45,555	45,555
Diluted Income Per Share:
Diluted earnings per share	$0.90	$0.79	$1.27	$1.07	$0.59	$0.56	$0.75

Weighted average shares outstanding - diluted	107,987	96,005	100,724	93,515	71,802	58,287	58,469
Dividend declared per common share	$0.06	$0.04	$0.09	$0.05	$0.01	$—	$—

Selected Insurance Ratios and Operating Information
Net loss ratio (6)	64.4%	62.6%	64.9%	64.5%	67.2%	70.1%	68.3%
Net operating expense ratio (7)	28.7%	29.9%	29.1%	29.6%	29.2%	30.4%	28.2%
Net combined ratio (8)	93.1%	92.5%	94.0%	94.1%	96.4%	100.5%	96.5%
Return on common equity (9)	7.7%	7.8%	12.4%	12.4%	8.5%	9.8%	15.6%

	As of June 30,	As of December 31,
	2016	2015	2014	2013	2012	2011
	(Amounts in Thousands)
Investments	$3,281,749	$2,667,710	$1,866,105	$1,042,884	$951,928	$949,733
Cash and cash equivalents	$271,694	$282,277	$132,615	$73,823	$39,937	$11,695
Premiums and other receivables, net	$893,373	$758,633	$647,443	$449,252	$450,140	$387,558
Reinsurance recoverable on unpaid losses	$853,559	$833,176	$911,798	$950,828	$991,447	$920,719
Goodwill and Intangibles assets, net	$592,671	$461,312	$319,601	$156,915	$112,935	$77,433
Total assets	$6,512,941	$5,563,392	$4,324,716	$2,837,515	$2,713,323	$2,524,891
Unpaid loss and loss adjustment expense reserves	$1,966,752	$1,755,624	$1,562,153	$1,259,241	$1,286,533	$1,218,412
Unearned premiums	$1,425,139	$1,192,499	$864,436	$476,232	$488,598	$449,598
Deferred tax liability	$21,436	$12,247	$67,535	$24,476	$34,393	$17,262
Debt	$678,715	$491,537	$299,082	$81,142	$70,114	$85,550
Common stock and Additional paid-in capital	$909,335	$901,170	$691,670	$437,803	$158,470	$159,940
Preferred stock	$220,000	$220,000	$55,000	$—	$53,054	$53,054
Total stockholders’ equity	$1,707,566	$1,536,640	$1,073,450	$642,867	$413,042	$361,596

(1)	Results for a number of periods were affected by National General’s various acquisitions to December 31, 2015.
(2)	Premiums ceded to related parties were $1,141 and $721, for the six months ended June 30, 2016 and June 30, 2015, $1,578, $44,936, $501,067, $561,434 and $491,689, for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, respectively.
(3)	Acquisition costs and other underwriting expenses. Acquisition costs and other underwriting expenses consist of policy acquisition and marketing expenses, salaries and benefits expenses. Policy acquisition expenses comprise commissions directly attributable to those agents, wholesalers or brokers that produce premiums written on our behalf and promotional fees directly attributable to our affinity relationships. Acquisition costs also include costs that are related to the successful acquisition of new or renewal insurance contracts including comprehensive loss underwriting exchange reports, motor vehicle reports, credit score checks, and policy issuance costs.
(4)	General and administrative expenses. General and administrative expenses is composed of all other operating expenses, including various departmental salaries and benefits expenses for employees that are directly involved in the maintenance of policies, information systems, and accounting for insurance transactions, and other insurance expenses such as federal excise tax, postage, telephones and Internet access charges, as well as legal and auditing fees and board and bureau charges. In addition, general and administrative expenses include those charges that are related to the amortization of tangible and intangible assets and non-insurance activities in which we engage.
(5)	No effect is given to the dilutive effect of outstanding stock options or restricted stock units during the relevant period.

(6)	Net loss ratio is calculated by dividing the loss and loss adjustment expense by net premiums earned.
(7)	Net operating expense ratio is calculated by dividing the net operating expense by net earned premium. Net operating expense consists of the sum of acquisition costs and other underwriting expenses and general and administrative expenses less ceding commission income and service and fee income.
(8)	Net combined ratio is calculated by adding net loss ratio and net operating expense ratio together.
(9)	Return on common equity is calculated by dividing net income attributable to National General Holdings Corp. (excluding the Reciprocal Exchanges) by the average stockholders’ equity for the period.

National General Historical Per Share and Dividend Data

The following table sets forth National General’s historical book value per share as of December 31, 2015 and as of June 30, 2016, and its cash dividends declared per common share, basic earnings per common share and diluted earnings per common share for the year ended December 31, 2015 and the six-month period ended June 30, 2016.

	Historical Book Value Per Share	Cash Dividends Declared	Basic EPS	Diluted EPS
As of and for the year ended December 31, 2015	$12.26	$0.09	$1.31	$1.27
As of and for the six months ended June 30, 2016	$13.75	$0.06	$0.92	$0.90

The Conversion

In accordance with the Plan and pursuant to Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1, et. seq. (the “Act”), SMIC has obtained an appraisal of the pro forma fair market value of SMIC as converted to a stock corporation from Feldman Financial Advisors, Inc. (the “Independent Appraiser”), an independent consulting firm experienced in the valuation of insurance companies. The Independent Appraiser has determined, as of September 25, 2015, that the pro forma fair market value of SMIC, as converted, is between $20,400,000 (the “Minimum of the Valuation Range”) and $27,600,000 (the “Maximum of the Valuation Range”). For more information regarding the appraisal, see “The Plan of Conversion — Appraisal of SMIC” beginning on page 24 of this proxy statement/prospectus.

Pursuant to the Plan, the Stock Purchase Agreement and the Act, after approval by SMIC’s board of directors:

(i)	National General filed the Form A Statement with the IL DOI in support of its request for approval to acquire control of SMIC,

(ii)	SMIC filed an application with the IL DOI, which contained the Plan and other necessary or appropriate documents required by the Act or requested by the IL DOI relating to the Plan,

(iii)	the IL DOI must approve the Plan and the change of control of SMIC,

(iv)	after the applicable approval by the IL DOI and after the SEC declares the registration statement of which this proxy statement/prospectus is a part effective, National General will commence the Offering (see “The Offering” beginning on page 52 of this proxy statement/prospectus),

(v)	after approval of the Plan by the IL DOI, the Eligible Members must approve the Plan by an affirmative vote of not less than two-thirds of the votes cast at the Special Meeting,

(vi)	following approval by the Eligible Members, SMIC will file with the IL DOI (a) the minutes of the Special Meeting at which the Plan was approved, (b) the Amended and Restated Articles and the Bylaws adopted by SMIC’s board of directors and (c) the certificate of incorporation and bylaws of SPCI Holdings, and

(vii)

on the Closing Date, (a) SMIC will convert from a mutual insurance company to a stock insurance company (i.e., SPCIC), (b) SPCIC will issue all of its authorized shares of capital stock to SPCI Holdings and become a wholly-owned subsidiary of SPCI Holdings, and (c) National General will, (I) subject to the terms and conditions of the Plan, issue shares of its common stock to subscribing Participants, and (II) use the gross proceeds from the sale of shares of its common stock and, if applicable, the amount deposited in the Cash Contribution Fund (as defined in section “The Offering — Overview” below) to purchase all of the issued and outstanding shares of capital stock of SPCI Holdings.

The Plan is included as Appendix A to this proxy statement/prospectus and is described under “The Plan of Conversion” on page 21 of this proxy statement/prospectus. Approval of the Plan by the Eligible Members effectively approves all of the transactions contemplated therein. Following effectiveness of the Conversion, which we refer to as the “Effective Date,” SMIC will continue its operations as a separate insurance subsidiary of National General, potentially availing itself of National General’s “A-” rating by A.M. Best, and the policyholders of SMIC will remain policyholders of SPCIC.

Effect Upon Member Rights of SMIC Members and Contract Rights of SMIC Policyholders

Policyholders of SMIC currently enjoy member rights in SMIC, including the right to vote for election of SMIC’s board of directors and, possibly, the right to share in the surplus (if any) of a solvent liquidation of SMIC. Following the consummation of the Conversion, all member rights in SMIC, whether provided by SMIC’s articles of incorporation or bylaws or Illinois law, will be extinguished.

All SMIC policies will remain policies issued and backed by SMIC, and all rights specified in such policies will remain unchanged. See “The Plan of Conversion — Rights as a Member of SMIC Following Conversion” on page 43 of this proxy statement/prospectus.

The Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, National General will use the gross proceeds from the sale of shares of its common stock pursuant to the Offering and, if applicable, the amount deposited in the Cash Contribution Fund to purchase all of the authorized shares of capital stock of SPCI Holdings at a purchase price equal to the greater of the gross proceeds received by National General in the Offering and the Minimum of the Valuation Range. For a detailed description of the terms of the Stock Purchase Agreement, see “The Stock Purchase Agreement” beginning on page 44 of this proxy statement/prospectus.

The Offering

Shares Offered	National General is offering up to approximately 1,660,000 shares of its common stock with aggregate gross sale proceeds of up to $27,600,000 to the Participants. There is no minimum number of shares that National General must sell in the Offering, and the number of shares sold will vary depending on the proceeds received and the Per Share Purchase Price.

Determination of the Per Share Purchase Price	The Per Share Purchase Price of such shares will be at a discount from the volume weighted average trading price of a share of National General common stock, as reported on the NASDAQ Global Market, for the 10 trading-day period ending on the trading day before the Special Meeting (the “Pricing Date”). The size of the discount and the number of shares purchased in the Offering will depend on the amount subscribed and the market price of National General’s common stock during the relevant period. The discount per share will be 20% if the gross proceeds are equal to 12.5% of the Maximum of the Valuation Range ($3,450,000) or less and will decrease in a linear fashion if the gross proceeds are greater than 12.5% of the Maximum of the Valuation Range. The aggregate discount for all shares sold will not exceed $5,000,000. The manner of calculating the discount is described in “The Offering — Per Share Purchase Price” on page 53 of this proxy statement/prospectus.

Limitations on Subscriptions	Unless the minimum amount is reduced, the minimum subscription amount by any subscribing Participant in the offering is $500. The maximum subscription amount in the offering by any subscribing Participant may not exceed $400,000 (the “Maximum Subscription Amount”) even with respect to an Eligible Member with multiple policies; provided, however, such Maximum Subscription Amount shall apply separately with respect to each capacity of any subscribing Participant (i.e., as an Eligible Member, Officer or Director) but not as an Eligible Member as to multiple policies. In addition, for purposes of determining whether the Maximum Subscription Amount has been reached, there shall be no aggregation with respect to spouses, immediate family members or entities controlled by any Participant or controlled by the applicable Participant’s spouse or any member of such Participant’s immediate family. Subscriptions are subject to certain additional limitations as described in “The Offering — Limitations on Subscriptions and Purchases of Common Stock” on page 57 of this proxy statement/prospectus.

Procedure for Subscription	Subscriptions must be made by completing and returning the signed stock order form provided with this proxy statement/prospectus. Payment shall be made by wire, check, bank draft or other means acceptable to National General at the time the order form is delivered to the Subscription Agent, and the subscription funds must have cleared by 4:00 p.m. ET on the Pricing Date. All subscription payments made by wire, check or bank draft shall be payable to American Stock Transfer & Trust Company, LLC, as agent for National General. All subscription payments will be deposited by the Subscription Agent in an escrow account at a bank designated by National General before the Pricing Date. Each subscriber will indicate the aggregate dollar amount that such subscriber would like to subscribe for in the Offering (the “Subscription Amount”). The subscription payment will be such subscriber’s Subscription Amount expressed as a dollar amount and the number of shares of National General common stock that such Subscription Amount purchases will be determined in accordance with the Plan. A Participant may not transfer its right to subscribe in the Offering to any person. A subscription made by a conforming order form with full payment will become irrevocable one hour after National General has posted the final 10-day VWAP on the website at http://standardmutual.com/NGHC. For more information, see “The Offering” on page 52 of this proxy statement/prospectus.

Expiration of the Offering	The Offering will expire at 4:00 p.m. Eastern time on the Pricing Date, which is expected to be [●], 2016 but may be extended without limitation by agreement of National General and SMIC. The Subscription Agent will hold subscription funds until the Offering is consummated or terminated, subject only to the revocation right described under “The Offering — Subscriptions” on page 52. The number of shares to be issued to each person whose subscription is accepted will be determined as soon as practicable after the Pricing Date.

Delivery of Shares; Refunds	Subject to the provisions of the Plan, the number of shares of National General common stock to be sold to each subscribing Participant will be equal to the whole number nearest to but not exceeding the quotient of such subscriber’s Subscription Amount divided by the Per Share Purchase Price. No fractional shares will be issued. Shares purchased in the Offering will be issued in book-entry form in the Direct Registration System as soon as practicable after the closing of the Offering. No physical stock certificates will be issued for shares purchased in the Offering. A refund will be made, as promptly as practicable, to such subscriber equal to the difference, if any, between (i) such subscriber’s Subscription Amount and (ii) the Per Share Purchase Price multiplied by the whole number of shares sold to such subscriber or if the offering is terminated for any reason. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund. See “The Offering — Delivery of Common Stock” and “The Offering — Refunds” on page 58 of this proxy statement/prospectus for more information.

The closing market price of a share of National General common stock on January 26, 2016 (the date preceding public announcement of the Proposed Transaction) was $20.38. The closing market price on [●], 2016 was $[●].

Special Meeting of Members

SMIC will hold its Special Meeting of Members on [●], 2016 at [●] [a.m.][p.m.], Central time, at the offices of SMIC, at 1028 South Grand Avenue West, Springfield, Illinois 62704. At the Special Meeting, Eligible Members will be asked to:

1.	consider and vote upon a proposal to approve and adopt the Plan and the other transactions contemplated therein, including, without limitation: (i) the formation of SPCI Holdings, which will own all of the authorized shares of capital stock of SPCIC; (ii) the sale of all of the authorized shares of SPCI Holdings to National General pursuant to the Stock Purchase Agreement; and (iii) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of common stock of National General at a discount pursuant to the Plan;

2.	consider and vote upon a proposal to adopt the Amended and Restated Articles;

3.	approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above; and

4.	consider and vote upon all other matters as may properly come before the meeting.

If, based on SMIC’s records, you are listed as a policyholder of SMIC as of the close of business on the Eligibility Record Date, and otherwise satisfied the requirements set forth in “The SMIC Special Meeting —

Qualification of Eligible Members” on page 50 of this proxy statement/prospectus, you will be entitled to one vote on each matter properly presented for a vote at the Special Meeting for each SMIC policy owned by you that was in force on January 27, 2016. If an Eligible Member owns multiple policies, such member will receive one proxy card for each policy owned and will be entitled to one vote per policy that was in force on January 27, 2016. Each Eligible Member shall be entitled to vote either in person by ballot at the Special Meeting or by proxy. SMIC’s bylaws provide that any number of Eligible Members entitled to vote, present either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting. The affirmative vote of at least two-thirds of the votes cast by Eligible Members present in person or by valid proxy at the Special Meeting is required to adopt and approve the Plan and the other transactions contemplated therein. Proxies must be received by 5:00 p.m., Central time, on [●], 2016 in order to be counted.

For detailed information about the Special Meeting and the proposals to be voted on, see “The SMIC Special Meeting” beginning on page 50 of this proxy statement/prospectus.

Recommendation of the SMIC Board of Directors

Reasons for the Plan of Conversion

SMIC’s board of directors approved the sponsored subscription rights conversion with National General because it (i) provides SMIC the ability to compete more effectively in the current and future marketplace; (ii) provides SMIC with access to a significant amount of additional capital; (iii) provides Eligible Members an opportunity to acquire shares of National General common stock at a discount to market; (iv) permits SMIC to operate as a wholly-owned subsidiary of National General or one of its operating insurance subsidiaries and serve as a platform for National General’s personal lines insurance business; (v) permits SMIC the potential ability to avail itself of National General’s stable A.M. Best “A-” financial strength rating and National General’s larger A.M. Best financial size category, which SMIC’s board of directors believes may open additional markets and better stabilizes its agency force and policyholder renewals; (vi) decreases SMIC’s administrative costs by utilizing the resources of National General; (vii) significantly reduces the cost of SMIC’s reinsurance program; (viii) permits SMIC to maintain its basic name, headquarters, culture, values and management team; and (ix) provides SMIC’s employees with opportunities for career advancement. You can find more information about SMIC’s reasons for the Conversion in “The Plan of Conversion — Background of the Plan of Conversion” on page 21 of this proxy statement/prospectus.

You should be aware that Officers and Directors have certain interests in the Proposed Transaction that may differ from, or be in addition to, the interest of any particular policyholder and/or member generally. For further information with respect to benefits and payments to be made to certain Officers and Directors as a result of the Proposed Transaction, see “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” on page 38 of this proxy statement/prospectus.

National General’s decision to acquire SMIC is part of National General’s strategy to grow its personal lines franchise. The SMIC acquisition provides National General with entry into the states of Illinois and Indiana for both homeowners and package products, including access to SMIC’s loyal, professional independent agency force in Illinois and Indiana, and adds to its expansion of standard and preferred personal lines products. With National General’s support, National General expects that SMIC will realize substantial benefits from transitioning SMIC to National General’s state-of-the-art technology system, comprehensive reinsurance structure and shared services platform. You can find more information about National General’s reasons for the Conversion in “The Plan of Conversion — National General’s Reasons for the Transaction” on page 36 of this proxy statement/prospectus.

Opinion of Financial Advisor

SMIC’s board of directors, at its meeting on December 17, 2015, received an oral opinion of Griffin Financial Group, LLC (“Griffin”), SMIC’s financial advisor, that, based upon certain analyses and studies Griffin performed and subject to the factors, assumptions and caveats stated in that opinion and in its written opinion, the proposed acquisition of SMIC by National General in connection with the conversion of SMIC from a mutual insurance company to a stock insurance company, was fair, from a financial point of view, to SMIC. Griffin subsequently confirmed the oral opinion by delivery of its written opinion, dated December 17, 2015 and addressed to SMIC’s board of directors, which is attached to this proxy statement/prospectus as Appendix D. The opinion outlines the processes and procedures Griffin followed, the information Griffin reviewed, the analyses it performed, the matters it considered, and the assumptions it made in arriving at its opinion. Eligible Members of SMIC are urged to read the entire opinion, as well as the description of SMIC’s opinion in “The Plan of Conversion — Opinion of Financial Advisor to SMIC’s Board of Directors” beginning on page 25 of this proxy statement/prospectus, carefully before voting on the Plan, including the transactions contemplated therein. Griffin’s opinion was provided for the use and benefit of SMIC’s board of directors in connection with its consideration of the Proposed Transaction. The opinion is not intended to be, and does not constitute, a recommendation to any member of SMIC as to how any such member should vote with respect to the Plan or whether any Eligible Member should participate in the Offering.

Pursuant to its engagement with SMIC, Griffin was entitled to receive for its opinion, and has been paid, a customary fee from SMIC. This fee was payable irrespective of the conclusion expressed in the opinion and whether or not the Proposed Transaction closes. In addition, Griffin will be entitled to receive from SMIC a customary fee for financial advisory services, a portion of which is contingent upon the Closing, and SMIC has agreed to provide Griffin with contractual indemnification for certain liabilities under certain circumstances.

Regulatory Matters

A condition to effectiveness of the Plan is that it and the change of control of SMIC be approved by the IL DOI under the Illinois Insurance Code. SMIC filed the Plan with the IL DOI for review on February 19, 2016. Such approval will be contingent upon satisfaction of certain conditions including, without limitation, adoption and approval of the Plan by the Eligible Members.

No Dissenters’ Rights for Eligible Members

Eligible Members do not have any right to seek an appraisal of their SMIC membership rights whether or not they vote at the Special Meeting or participate in the Offering.

United States Federal Income Tax Considerations

Eligible Members. The United States federal income tax consequences to Eligible Members of the Conversion and Offering are not certain. However, National General believes that, upon consummation of the Conversion, (a) Eligible Members should be treated as transferring their membership interests in SMIC in exchange for subscription rights to purchase the shares of National General common stock offered in the Offering; (b) an Eligible Member should realize gain upon such exchange equal to the amount by which the fair market value of the subscription right received by the Eligible Member exceeds the Eligible Member’s basis in the exchanged membership interest; (c) any gain realized by an Eligible Member as a result of the receipt of a subscription right must be recognized, whether or not the eligible Member exercises that right by subscribing for National General shares; (d) any gain recognized by an Eligible Member as a result of the receipt of a subscription right should constitute a capital gain, which should be long term capital gain if the Eligible Member has held its membership interest for more than one year; (e) if an Eligible Member is required to recognize gain on the receipt of a subscription right and does not exercise such subscription right: (i) the Eligible Member should recognize a corresponding loss upon the lapse of the unexercised subscription right, (ii) the amount of that loss should equal the amount of the gain previously recognized upon receipt of the unexercised subscription right, and (iii) if the common stock that an Eligible Member would have received upon exercise of the lapsed subscription right would have constituted a capital asset in the hands of that Eligible Member, the resulting loss upon lapse of the subscription right should constitute a capital loss that is likely a short-term loss; (f) if an Eligible Member elects to exercise a subscription right, the Eligible Member will have a basis in the shares received through exercise of the subscription right equal to the sum of the price paid under the subscription agreement plus the basis, if any, of the subscription right that is exercised to purchase such shares, taking into account the income and gain, if any, recognized by such Eligible Member on the receipt of the subscription right.

Officers and Directors. The United States federal income tax consequences to the Officers and Directors being granted subscription rights to participate in the Offering are also not certain. However, National General believes and intends to take the position that Officers and Directors who subscribe for National General shares should be treated as realizing compensation income in an amount equal to the excess of the value of the National

General shares received upon such subscription over the purchase price for the shares. See “United States Federal Income Tax Considerations” beginning on page 60 for more information.

The United States federal income tax consequences described above may not apply to all Eligible Members, Officers or Directors. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the Conversion and Offering — including the receipt and the exercise or lapse of subscription rights — based on your particular circumstances.

RISK FACTORS

The Proposed Transaction presents certain risks to SMIC’s current members, and the Offering also involves certain risks as described below, which you should carefully consider. Also, in general, investing in National General securities involves risk. Before subscribing for National General common stock, you should carefully consider the “Risk Factors” discussed in National General’s most recent Annual Report on Form 10-K, as updated by National General’s quarterly reports on Form 10-Q and other filings National General makes with the SEC in the future, as incorporated by reference into this proxy statement/prospectus, as well as other information National General includes or incorporates by reference herein. Additional risks and uncertainties not presently known to National General or that National General currently deems immaterial may also materially affect National General’s business, results of operations and financial condition and may cause the value of National General securities to decline.

Risks Related to the Proposed Transaction

SMIC’s management and board of directors have interests in pursuing the Proposed Transaction that are in addition to the members’ interests.

SMIC’s management and board of directors have interests in the Proposed Transaction that are in addition to the interests of SMIC’s members. See “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” beginning on page 38 of this proxy statement/prospectus for information about these matters and summaries of the agreements that govern these matters.

Consummation of the Conversion extinguishes the rights of the members of SMIC as such.

At present, members of SMIC have certain rights, including, but not limited to, the right to vote in the elections of SMIC’s board of directors and the right to share in the surplus, if any, of a solvent liquidation of SMIC. On the Effective Date, all rights of members, as such, will be extinguished, and the members will no longer have any right to vote in the elections of directors of SMIC, who will be elected by SPCI Holdings (which will be a wholly-owned subsidiary of National General) as the sole stockholder of SMIC. In addition, after the consummation of the Conversion, the policyholders will not have any right to share in the surplus of SMIC following a solvent liquidation.

The Plan and the Conversion may result in litigation.

Although expressly authorized by statute and approved by the IL DOI, there can be no assurance that adoption of the Plan and the transactions contemplated therein will not result in litigation challenging the validity of or arising out of acts taken pursuant to the Conversion. Litigation can be costly and time consuming and could result in a diversion of effort and resources by SMIC’s management.

SMIC may not experience the anticipated improvement in its A.M. Best financial strength rating as a result of the Conversion.

Insurance companies are rated by rating agencies, reflecting their financial strength and ability to pay claims. Financial strength and claims paying ratings are important factors in establishing the competitive position of insurance companies. As previously discussed in this proxy statement/prospectus, as a result of the Conversion, SMIC will become an indirect, wholly-owned subsidiary of National General, which is expected to make it a stronger company than it is as a standalone company. SMIC anticipates that it may receive an upgrade to its rating from A.M. Best based on National General’s A- rating, but there is no guaranty that A.M. Best will upgrade SMIC’s financial strength rating as a result of completing the Conversion.

Risks Related to the Offering

The Offering may cause the price of National General common stock to decline.

The purchase price of the shares of National General common stock in the Offering will be at a discount from the trading price of National General common stock. This, together with the number of shares National General would issue if National General raises the maximum in proceeds permitted by the Offering, may result in a decrease in the trading price of National General common stock. If Eligible Members, Officers and Directors subscribe in the Offering for a substantial subscription amount and purchase a substantial number of shares, and the purchasers of such shares subsequently choose to sell some or all of those shares, the resulting sales also could depress the trading price of National General common stock.

Your ability to resell shares of National General common stock that you purchase in the Offering may be delayed, and you may not be able to sell your shares at a price equal to or greater than the Per Share Purchase Price.

If you subscribe in the Offering, you will have no rights as a stockholder of the shares you purchased in the Offering until National General issues the shares to you. Although National General will endeavor to issue the shares as soon as practicable after the Effective Date, which may be several days after the Pricing Date, there may be a delay between the Effective Date and the time that the shares are issued through the Direct Registration System. In addition, due to market factors, National General cannot assure you that, following the Effective Date, you will be able to sell your common stock at a price equal to or greater than the Per Share Purchase Price.

If you do not act promptly and follow the subscription instructions, your subscription may be rejected.

Eligible Members, Officers and Directors who desire to subscribe in the Offering must act promptly to ensure that all required forms and payments are received by the Subscription Agent before 4:00 p.m. ET on the Pricing Date. Once tendered, subscriptions to purchase shares of National General common stock in the Offering cannot be modified without National General’s consent, and they may only be revoked as described under “The Offering — Subscriptions” on page 52 of this proxy statement/prospectus. If you fail to complete your subscription properly, send an incorrect payment amount or otherwise fail to follow the subscription procedures, depending on the circumstances, your subscription may be rejected or accepted only to the extent of the payment received. Any uncertified personal check used to pay the Subscription Amount must clear by 4:00 p.m. Eastern time, on the Pricing Date, and the clearing process may require five or more business days. If you make payment of the Subscription Amount by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the Offering. (You may eliminate this risk by paying the Subscription Amount by certified check or bank draft drawn on a U.S. bank, or by a wire transfer.) Neither National General nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription. SMIC and National General have the absolute right, in their sole discretion and without liability to any person, to reject any subscription.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements that are intended to be covered by the safe harbors created by The Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating of acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions with our technology, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, are discussed in National General’s Forms 10-K, 10-Q and 8-K incorporated by reference herein.

The projections and statements in or incorporated by reference into this proxy statement/prospectus speak only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE PLAN OF CONVERSION

The following is a discussion of the material terms of, and the context for, the Plan, a copy of which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein. You are urged to read carefully the Plan in its entirety.

Overview

The Plan and the Stock Purchase Agreement provide that, subject to appropriate member and regulatory approvals and other conditions: (i) SMIC will convert from a mutual insurance company to the stock form of organization pursuant to the Act and issue all of its capital stock to SPCI Holdings; (ii) National General will acquire all authorized shares of SPCI Holdings for an amount of cash equal to the SPA Purchase Price, and SMIC will thereby become an indirect subsidiary of National General; (iii) National General will fund its purchase of all such authorized shares of SPCI Holdings with the proceeds of the Offering, plus, to the extent necessary, from the Cash Contribution Fund; (iv) Participants will receive the right to acquire up to $27,600,000 (i.e., the Maximum of the Valuation Range) of National General common stock at a discount to its market price; (v) to the extent the Aggregate Discount Value (as defined in the Plan) does not exceed $5,000,000, National General will contribute the difference to an incentive compensation pool for SMIC’s employees; and (vi) National General will provide certain additional benefits to SMIC’s employees, Officers and Directors as described in this proxy statement/prospectus.

Background of the Plan of Conversion

In 2012, SMIC found itself facing a number of business obstacles in addition to the challenges of remaining competitive and profitable. While SMIC had recorded a profit in 2011, SMIC had posted a loss in two of the five prior years. Subsequently, SMIC did not record a profit in the years 2012 through 2014, primarily due to elevated weather-related losses. Then, in 2015, SMIC’s A.M. Best rating was downgraded to B+ with a negative outlook. During this period, while SMIC’s board of directors believed that SMIC had a strong management team with extensive local knowledge and expertise in the homeowners and personal auto insurance businesses in the Illinois and Indiana markets, a strong culture of customer service and a loyal professional independent agency force, SMIC’s board of directors and management remained concerned about SMIC’s long-term outlook given the marketing, technology and capital needed to compete effectively as well as the lack of regional diversity in its risk portfolio. In addition, SMIC’s board of directors was concerned that further rating downgrades would substantially hinder SMIC’s ability to compete on a long-term basis in its existing markets or to expand geographically.

In the fall of 2014, in consultation with SMIC’s outside counsel, Sidley Austin LLP, regarding potential strategic transactions and strategic partnerships, SMIC’s board of directors tentatively determined that it would explore a standby conversion and a sponsored conversion. It rejected the possibility of a stand-alone conversion because SMIC’s board of directors did not believe SMIC was a viable, independent public company. SMIC’s board of directors did not preclude the possibility of a mutual affiliation, but it was not considered a preferred option because it conferred little or no economic value on SMIC’s policyholders or its other stakeholders. On November 13, 2014, SMIC’s management met with representatives of Griffin and SMIC’s outside counsel Sidley Austin LLP to discuss the process of identifying a counterparty for a standby or sponsored conversion. On January 12, 2015, SMIC engaged Griffin to act as its financial advisor in connection with the Proposed Transaction.

In April 2015, Griffin distributed a summary description of the contemplated transaction and a form of nondisclosure agreement to 51 potential counterparties, including 30 mutual companies, 12 stock companies and nine financial buyers. Of those, 30 executed nondisclosure agreements and received access to an electronic data room and a confidential information memorandum regarding SMIC, which requested that preliminary indications of interest be submitted to Griffin no later than June 1, 2015.

Griffin received 14 indications of interest. 11 were for a standby conversion, of which six were from other mutuals and five were from financial buyers. Two indications of interest were for a sponsored conversion and one was for a mutual affiliation.

A special meeting of SMIC’s board of directors was held on June 5, 2015 to review the preliminary indications of interest. Griffin presented materials concerning the process to date including a review of solicited parties, those who executed nondisclosure agreements, those who submitted preliminary indications of interest and those who did not and the reasons therefor. Griffin then presented materials on each bidder that submitted an indication of interest including financial data concerning the bidder and the terms of its indication of interest. After careful consideration, SMIC’s board of directors elected to permit six of the 14 bidders to conduct additional due diligence and meet with SMIC’s board of directors and its senior management. The six bidders admitted to the second round of bidding represented three different transaction structures – standby conversion, sponsored conversion and mutual affiliation. One of the six admitted bidders was an affiliate of National General.

Griffin notified each of the bidders as to whether they were admitted to the second round and scheduled management meetings with the six bidders that were admitted. During the course of due diligence, Griffin and SMIC responded to requests for additional information from bidders. Meetings between the management and SMIC’s board of directors and each of the bidders were held at an offsite location between June 17 and July 7, 2015.

Through July and August 2015, SMIC completed its GAAP financial statements for the year ended December 31, 2014 and its quarterly GAAP financial statements for the quarters ended March 31, 2015 and June 30, 2015. All such financial statements were posted in the data room in September 2015. The final appraisal also was completed and posted in the data room in September 2015. Bidders then were requested to submit to Griffin final bids on or before October 19, 2015.

Five second round bids were received from six bidders, each of which were summarized by Griffin in advance of a special meeting of SMIC’s board of directors held on October 29, 2015. A bid was received directly from National General. After careful consideration, SMIC’s board of directors eliminated all bidders except two. The remaining bidders were National General and a financial buyer. At the direction of SMIC’s board of directors, management and Griffin negotiated with both parties, and each substantially improved its bid. Griffin prepared a comparative analysis of the two bids, and SMIC’s board of directors concluded that the National General proposal was the superior economic proposal and resulted in greater transaction certainty. At a special meeting of SMIC’s board of directors held on November 17, 2015, SMIC elected to commence exclusive negotiations with National General.

On November 20, 2015, SMIC and National General executed a letter of intent. The letter of intent provided that National General would acquire SMIC through a sponsored demutualization pursuant to which Eligible Members and other Participants would be entitled to purchase shares of National General common stock at an aggregate discount of up to $5,000,000 based upon its 10-day VWAP. National General also agreed, among other things, to the creation of an Advisory Board, the funding of an annual bonus pool for Officers equal to 5% of SMIC’s underwriting profit, the funding of an employee bonus pool in an amount equal to the difference between the Aggregate Discount Value and $5,000,000, if any, the creation of a special severance program covering any SMIC employees terminated within 18 months of the Closing, and the maintenance of SMIC’s corporate headquarters and the use of its name (or some other agreed upon name not containing the word “mutual”) and brand for a period of at least six years following the Closing.

From November 21, 2015 through January 27, 2016, National General and its outside counsel, Locke Lord LLP, and SMIC and its outside counsel, Sidley Austin LLP, discussed and negotiated various provisions of the Stock Purchase Agreement, the Plan and other material transaction agreements.

On December 17, 2015, at a special meeting of SMIC’s board of directors, Griffin provided its opinion to SMIC’s board of directors that, based upon certain analyses and studies Griffin performed and subject to the factors, assumptions and caveats it outlined, the Proposed Transaction was fair to SMIC from a financial point of view. At the December 17, 2015 special meeting, prior to the delivery of Griffin’s opinion, Sidley Austin LLP reviewed certain legal issues relating to the Proposed Transaction. Sidley Austin LLP’s review included a discussion of: (i) the rights of policyholders of SMIC in their capacity as such and as members of SMIC; (ii) the fiduciary duty of SMIC’s board of directors; and (iii) the business judgment rule. Sidley Austin LLP also reviewed and discussed the draft versions of the Plan and the Stock Purchase Agreement (including exhibits thereto and related documents and agreements) with SMIC’s board of directors.

Griffin then reviewed its presentation with SMIC’s board of directors. Griffin’s presentation included a summary of the competitive bidding process undertaken by SMIC and managed by Griffin, an overview of National General and the Proposed Transaction, and an overview of the analyses performed by Griffin in connection with the preparation of its fairness opinion, including: (i) a review of the consideration to be paid by National General; (ii) a review of the Independent Appraiser’s valuation range; (iii) an analysis of the other sponsored demutualization transaction; (iv) a comparable company analysis; and (v) a comparable transaction analysis. Griffin also considered the potential impact on (i) SMIC’s policyholders as creditors; (ii) SMIC’s policyholders in their capacity as members of SMIC; and (iii) other SMIC stakeholders.

At the request of SMIC’s board of directors, Griffin then delivered its oral opinion (which was subsequently confirmed in writing) that the Proposed Transaction was fair to SMIC from a financial point of view. For more information on Griffin’s opinion, see “Plan of Conversion — Opinion of Financial Advisor to SMIC’s Board of Directors” on page 25 of this proxy statement/prospectus.

On January 27, 2016, SMIC’s board of directors held a special meeting to review and consider the final drafts of the transaction documents prepared and negotiated by SMIC, National General and each party’s outside counsel. During the January 27, 2016 special meeting, SMIC’s board of directors asked various questions of SMIC’s management, Griffin and Sidley Austin LLP relating to the terms and conditions of such documents. After engaging in discussion regarding such documents, SMIC’s board of directors unanimously approved and adopted the Plan, Stock Purchase Agreement, the Retention Bonus Plan and the Special Severance Plan (as described in “The Plan of Conversion – Interests of Certain Persons in the Conversion” beginning on page 38), and the other transaction agreements.

On January 27, 2016, following the special meeting of SMIC’s board of directors, SMIC and National General entered into the Stock Purchase Agreement.

SMIC Board of Directors’ Recommendation

Reasons for the Proposed Transaction

After careful deliberation, SMIC’s board of directors reached the conclusion that it is in the best interest of SMIC’s members and other policyholders to enter into a strategic transaction that will provide for the long term stability and viability of SMIC. SMIC’s board of directors considered a variety of alternative approaches including maintaining the status quo, entering into reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights style demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization. Ultimately, after careful deliberation and examining multiple potential transactions and counterparties, SMIC’s board of directors determined that it was in its members’ and other policyholders’ best interests to enter into a subscription rights style demutualization, in a transaction sponsored by National General, as described in this proxy statement/prospectus.

SMIC’s board of directors believes that the Conversion, as described herein, complies with the Act. SMIC’s board of directors further believes that the Proposed Transaction is in the best interests of each of its members and other policyholders, because the Proposed Transaction provides for the following advantages: (i) provides SMIC the ability to compete more effectively in the current and future marketplace; (ii) provides SMIC with access to a significant amount of additional capital; (iii) provides Eligible Members with an opportunity to acquire shares of National General common stock at a discount to market; (iv) permits SMIC to operate as a wholly-owned subsidiary of National General or one of its operating insurance subsidiaries and serve as a platform for National General’s personal lines insurance business; (v) permits SMIC the potential ability to avail itself of National General’s stable A.M. Best “A-” financial strength rating and National General’s larger A.M. Best financial size category, which SMIC’s board of directors believes opens additional markets and better stabilizes its agency force and policyholder renewals; (vi) decreases SMIC’s administrative costs by utilizing the resources of National General; (vii) significantly reduces the cost of SMIC’s reinsurance program; (viii) permits SMIC to maintain its basic name, headquarters, culture, values and management team; and (ix) provides SMIC’s employees with opportunities for career advancement.

SMIC’s board of directors considered, among other things, the following factors prior to determining to proceed with and approve the Proposed Transaction:

•	the challenges facing SMIC as a smaller independent company compared to the benefits associated with completing a transaction with National General;

•	its acquisition by National General will give SMIC the opportunity to be a more effective competitor in most geographic markets than it otherwise would be as a standalone operation;

•	the terms and conditions of the Stock Purchase Agreement and the related transaction documents;

•	due to the thorough nature of the competitive bidding process, SMIC’s board of directors concluded it was unlikely any third party would make an offer superior to the National General offer with equivalent or lower execution risk; and

•	the opinion from Griffin, SMIC’s financial advisor, that the Proposed Transaction with National General was fair to SMIC from a financial standpoint.

The foregoing discussion of factors considered by SMIC’s board of directors is not intended to be exhaustive, but rather, includes material factors considered by it in reaching its decision to proceed with and approve the Proposed Transaction. In reaching this decision, SMIC’s board of directors did not quantify or assign relative weights to the factors considered, and individual Directors may have given different weights to different factors.

Recommendation of SMIC’s Board of Directors

On January 27, 2016, SMIC’s board of directors adopted and approved the Plan and the other transactions contemplated therein. SMIC’s board of directors unanimously recommends that the Eligible Members vote “FOR” adoption and approval of the Plan and the other transactions contemplated therein at the Special Meeting.

Appraisal of SMIC

The Plan provides that the aggregate purchase price of all of the authorized common stock of SPCI Holdings to be purchased by National General will be based on the appraised estimated consolidated pro forma market value of SMIC by the Independent Appraiser. The pro forma market valuation of such stock by the Independent Appraiser is, in turn, based on the Independent Appraiser’s pro forma market valuation of SPCI Holdings’ sole asset, SMIC. Under the Act, the pro forma market value may be stated as a range of values. The pro forma market valuation determined by the Independent Appraiser is stated as a range of pro forma market values set at 15% above and 15% below a midpoint valuation of SMIC.

The Act requires that the valuation to be included in a plan of conversion be based upon an independent evaluation by a qualified expert. On April 10, 2015, SMIC retained the Independent Appraiser to prepare this valuation. The Independent Appraiser is engaged regularly in the valuation of insurance companies and other financial institutions. There is no pre-existing relationship between the Independent Appraiser and SMIC.

For this engagement, the Independent Appraiser has been paid fees of $55,000. These fees are not contingent on the consummation of the Proposed Transaction. SMIC agreed, among other things, to indemnify the Independent Appraiser from and against any and all loss or expenses, including reasonable attorney’s fees, in connection with its appraisal and other services, unless such loss or expenses are the result of a lack of good faith or gross negligence on the part of the Independent Appraiser.

The Independent Appraiser made its appraisal in reliance upon information provided by management of SMIC, including the financial statements of SMIC, and other publicly available information. The Independent Appraiser considered and analyzed the following factors, among others: (i) financial and operating information with respect to the business, operations, and prospects of SMIC furnished to the Independent Appraiser by SMIC; (ii)

publicly available information concerning SMIC that the Independent Appraiser believed to be relevant to its analysis; (iii) a comparison of the historical financial results and present financial condition of SMIC with selected publicly-traded insurance companies that the Independent Appraiser believed to be relevant to its analysis; and (iv) financial performance and market valuation data of certain publicly-traded insurance industry aggregates as provided by industry sources.

In preparing the appraisal, the Independent Appraiser visited SMIC’s corporate headquarters and conducted discussions with its management concerning its business and future prospects. The Independent Appraiser reviewed and discussed with SMIC’s management the unaudited internally prepared GAAP financial statements of SMIC as of and for the six months ended June 30, 2015 and SMIC’s audited GAAP financial statements as of and for the years ended December 31, 2013 and December 31, 2014.

The Independent Appraiser’s appraisal of SMIC’s estimated consolidated pro forma market value was prepared as of September 25, 2015. On the basis of the foregoing, the Independent Appraiser gave its opinion, dated September 25, 2015, that the estimated consolidated pro forma market value of SMIC’s aggregate common stock to be issued ranged from a minimum of $20,400,000 to a maximum of $27,600,000 with a midpoint of $24,000,000. This appraisal report does not modify the Plan, the aggregate purchase price of all of the authorized shares of common stock of SPCI Holdings to be purchased by National General, or any of the respective terms of the Plan or the Offering, including the amount of shares of National General common stock being offered for subscription or discount in the Offering.

The appraisal report of the Independent Appraiser, which is incorporated by reference herein, is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, and is available for inspection in the manner set forth under “Where You Can Find More Information.”

The valuation of the Independent Appraiser is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing National General common stock in the Offering. In preparing the valuation, the Independent Appraiser relied upon and assumed the accuracy and completeness of financial, statistical and other information provided to it by SMIC. The Independent Appraiser did not independently verify the financial statements and other information provided to it by SMIC, nor did the Independent Appraiser value independently SMIC’s assets and liabilities. The valuation of the Independent Appraiser considers SMIC only as a going concern and should not be considered as an indication of its liquidation value. Such valuation is necessarily based upon estimates of a number of matters, all of which are subject to change from time to time.

Opinion of Financial Advisor to SMIC’s Board of Directors

SMIC engaged Griffin on January 12, 2015 to act as its financial advisor. Griffin is an investment banking firm that is regularly engaged in the representation of financial institutions, including mutual insurance companies and mutual holding companies, in connection with conversions, mergers and acquisitions, affiliations, and other strategic transactions. Griffin helped SMIC’s board of directors and management identify potential partners and solicited indications of interest from them. That process resulted in the execution of a letter of intent on November 17, 2015 between SMIC and National General. By letter dated December 3, 2015, the January 12, 2015 Griffin’s engagement letter with SMIC was amended pursuant to which SMIC requested Griffin to provide its opinion as to whether the Proposed Transaction is fair, from a financial point of view, to SMIC.

On December 17, 2015, Griffin provided its oral opinion to SMIC’s board of directors that, based upon certain analyses and studies Griffin performed and subject to the factors, assumptions and caveats it outlined, the Proposed Transaction was fair, from a financial point of view, to SMIC as of the date thereof. Griffin subsequently confirmed its oral opinion by delivery of the written opinion, addressed to SMIC’s board of directors.

The full text of Griffin’s December 17, 2015 opinion is attached as Appendix D to this proxy statement/prospectus and is incorporated herein by reference. The opinion outlines the processes and procedures followed, the information Griffin reviewed, the analyses it performed, the matters it considered, and the assumptions it made in arriving at its opinion. The description of the opinion set forth below is a summary of the opinion. Eligible Members are urged to read the entire opinion carefully prior to voting on the Plan and the transactions contemplated therein.

Griffin’s opinion was provided for the use and benefit of SMIC’s board of directors in connection with its consideration of the Proposed Transaction. The opinion is not intended to be, and does not constitute, a recommendation to any member of SMIC as to how any such member should vote with respect to the Plan or whether any Eligible Member should participate in the Offering.

Griffin was not requested to opine as to, and its opinion does not in any manner address, any particular step or aspect of the Proposed Transaction or the relative merits of the Proposed Transaction compared to any other transactional opportunity that has been or might be available to SMIC or on the effect of any alternative structure that is or could be available to SMIC with National General or any other party. Similarly, Griffin was not requested to, and its opinion does not in any manner address, (i) the fairness of the amount or nature of compensation or other consideration that may inure to the benefit of any Director, Officer or SMIC employee in connection with the Proposed Transaction or otherwise; (ii) the fairness of the Proposed Transaction to any particular constituent of SMIC; (iii) the fair market value of the shares of National General common stock to be offered to Eligible Members in the Offering or the price at which such shares will trade after public announcement or completion of the Proposed Transaction; (iv) the fair market value of SMIC or the pro forma value of SMIC required by the Act; (v) the determination as to which of SMIC’s members are to be included among the Eligible Members; (vi) the maximum dollar amount of National General common stock which any Eligible Member can purchase in the Proposed Transaction; (viii) the value delivered by National General to Stancorp, Inc., a holding company controlled by Mark O. Roberts, Jr. and certain Roberts family members, that provides certain services directly and indirectly to SMIC; or (ix) the tax or financial accounting aspects of the Proposed Transaction.

In connection with arriving at its opinion, Griffin, among other things:

•	reviewed a draft of the Plan;

•	reviewed a draft of the Stock Purchase Agreement;

•	reviewed certain historical financial information for SMIC for the years ended December 31, 2013 and 2014 on a statutory and GAAP basis and the nine months ended September 30, 2015 and September 30, 2015 on a statutory and GAAP basis;

•	reviewed a management forecast and related assumptions for the five year period from December 31, 2015 to December 31, 2020 and discussed such financial statements, forecast and SMIC’s prospects with SMIC’s management;

•	reviewed the articles of incorporation and bylaws of SMIC;

•	reviewed certain actuarial reports and related loss data for SMIC for 2014 (SMIC advised Griffin that it does not seek an actuarial review of its reserves at any interim date);

•	reviewed the A.M. Best reports and related information with respect to each of SMIC and National General;

•	discussed with the management of SMIC and SMIC’s board of directors Griffin’s belief that a return to an A.M. Best rating of “A-” stable outlook, if SMIC continues to operate as a standalone entity, would be a multi-year process that would be dependent on sustained profitability during such period;

•	discussed with management and SMIC’s board of directors and with National General management the possibility that the Proposed Transaction with National General, which holds an A.M. Best rating of “A-”, stable outlook, will result in SMIC being upgraded to the same A.M. Best rating as National General and the positive impact such a rating upgrade would have on SMIC and its business and prospects;

•	held discussions with National General’s management regarding National General’s financial condition, results of operation and business strategy and National General’s post-Closing integration and operations plans for SMIC with management of both SMIC and National General;

•	compared the Proposed Transaction with publicly available information relating to certain sponsored conversions;

•	compared the consideration paid to SMIC and its members to the consideration paid for companies Griffin believed to be somewhat similar to SMIC;

•	prepared discounted cash flow analyses based on management’s projections;

•	compared the financial condition and operating performance of National General and SMIC to publicly available information concerning certain other companies Griffin deemed relevant;

•	reviewed National General’s stock price history, investor composition, volume and liquidity data, analyst reports, and dividend payment history;

•	reviewed financial statements and other information filed by National General with the SEC since January 1, 2013; and

•	performed such other studies and analyses and reviewed such other information as Griffin deemed appropriate for the purposes of rendering its opinion.

In its review, Griffin also considered: (i) the statutorily required appraisal performed by the Independent Appraiser, noting that it was prepared using June 30, 2015 data and that SMIC had a loss in the third quarter of 2015; (ii) SMIC’S history and estimates of future losses; (iii) the vibrancy of the process by which National General was selected to sponsor the Conversion; (iv) the impact of the Proposed Transaction on SMIC’s constituents and stakeholders, including policyholders in their capacity both as creditors and members, management and employees, agents, and the communities that SMIC serves; and (v) the fact that certain covenants contained in the Stock Purchase Agreement can be enforced for six years by the Advisory Board.

In addition, Griffin had discussions with certain members of the management of each of SMIC and National General with respect to the economic and regulatory environments in which each company operates, the Proposed Transaction structure, post-Closing integration, ratings issues, capital adequacy, past and current business operations and the financial condition of each company, and National General’s future plans and expected prospects for SMIC after its integration following the Closing. Griffin also discussed with members of SMIC’s management and its board of directors the background and reasons for the Proposed Transaction, losses and potential losses, liquidity, investment and operating performance, as well as the future plans and prospects for SMIC with and without a conversion (on a standalone or sponsored basis), as well as the pro forma effects of the Proposed Transaction on the financial condition, performance and future prospects of SMIC.

In providing its opinion, Griffin relied upon and assumed the accuracy and completeness of all information which was publicly available or which was furnished to Griffin or which it discussed with the management of SMIC or National General or otherwise reviewed with each of them. Griffin did not independently verify (nor did Griffin assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. Griffin further assumed that the fiduciary duty of the Directors under Illinois law is to members of SMIC but that SMIC members do not own SMIC and have no legal right to any distribution of SMIC’s surplus in connection with the Proposed Transaction. Griffin did not conduct and, except as otherwise specified herein, has not been provided with, any valuation or appraisal of assets or liabilities (including any off-balance sheet liabilities) or surplus or projected income or cash flow derived therefrom of either SMIC or National General, nor did it examine the solvency of SMIC or National General under any state or federal laws relating to receivership, bankruptcy, insolvency or similar matters. In relying on financial information and analyses provided to Griffin or derived therefrom, Griffin assumed that such financial information and analyses were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments and that SMIC’s management was not aware of any facts that would make such information or analyses inaccurate, incomplete or misleading. Griffin did not perform due diligence on SMIC or National General’s physical properties and facilities, sales, marketing, distribution, or service organizations or products.

Griffin is not an actuary and its services did not include any actuarial determinations or evaluations, or any attempt to evaluate any third party or management-prepared actuarial estimates provided to Griffin or any assumptions on which they were based. Griffin’s opinion assumed the accuracy of SMIC’s independent actuary. Griffin did not independently verify the accuracy of any actuarial reports. Griffin is not a law firm or accounting firm and relied on the expertise of SMIC’s counsel and external accountants for matters within their expertise.

In providing its opinion, Griffin assumed that the final Stock Purchase Agreement and the final Plan would be identical, in all material respects, to the draft Stock Purchase Agreement and the draft Plan reviewed by Griffin and that the Proposed Transaction would be completed on the terms and conditions described in the Stock Purchase Agreement, without any waiver or modification of any terms or conditions material to the opinion. Griffin expressed no view as to any analyses, forecasts or estimates prepared by third parties or the assumptions on which they were based. Griffin further assumed that the representations and warranties made by SMIC and National General in the Stock Purchase Agreement and the related agreements and certificates were true and correct, in all respects material to Griffin’s analysis. Griffin is not an actuarial, legal, regulatory or tax expert and relied on the assessments made by relevant advisors to SMIC with respect to such issues. Griffin further assumed that all member, material governmental, regulatory or other consents and approvals necessary for the completion of the Proposed Transaction would be obtained without any adverse effect on SMIC, National General or the contemplated benefits of the Proposed Transaction.

Griffin’s opinion is necessarily based on financial, economic, market and other facts, circumstances, and conditions as in effect on, and the information made available to it as of, December 17, 2015. Changes in such conditions and information and events occurring after December 17, 2015 could materially affect Griffin’s opinion. Griffin has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after December 17, 2015.

Valuation Analyses and Inputs

In providing its December 17, 2015 opinion, Griffin performed a variety of financial and other analyses. The following is a summary of both Griffin’s process and approach and the material analyses performed by Griffin that underlie its opinion, but such summary is not a complete description thereof. This summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a description of the financial analyses.

In determining whether the Proposed Transaction is fair, from a financial point of view, to SMIC, Griffin considered the impact of the Proposed Transaction on SMIC and each of its constituents, including its members, other policyholders, employees, agents and the communities served by SMIC as well as the vibrancy of the competitive processes used to identify partners or acquirers of SMIC (see “The Plan of Conversion – Background of the Plan of Conversion” beginning at page 21 of this proxy statement/prospectus), the results of such competitive processes, and other factors and information deemed relevant by it, and Griffin performed various analyses and studies, including, among other things, comparable transaction analyses.

The process, approach and methodologies used in connection with the preparation of a fairness opinion are complex and involve subjective judgments as to which approach and methodology is most appropriate and, once determined, which analyses and studies are most relevant under the particular circumstances to arrive at the opinion. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Griffin believes that its analyses and studies must be viewed as a whole and that considering one analysis or study or a portion thereof without considering all studies and analyses, or attempting to ascribe relative weights to some or all such analyses, could create an incomplete or flawed view of the process underlying its opinion.

Under the draft Plan and the draft Stock Purchase Agreement, provided to Griffin on December 17, 2015, subject to appropriate member and regulatory approvals and other conditions: (i) SMIC will convert from a mutual insurance company to the stock form of organization under the Act and issue all of its capital stock to SPCI

Holdings; (ii) National General will acquire all of the authorized common stock of SPCI Holdings for $20,400,000 in cash, the minimum of the valuation range established by the statutorily required and independently determined appraised value; (iii) National General will fund the purchase of such stock from the proceeds of the Offering, plus, to the extent necessary, additional cash; (iv) Eligible Members will receive the right to acquire up to $27,600,000 of National General common stock at a discount to the 10-day VWAP and can receive an Aggregate Discount Value of up to $5,000,000; (v) to the extent subscriptions do not result in participating Subscribers realizing $5,000,000 in Aggregate Discount Value, the difference between $5,000,000 and the Aggregate Discount Value actually realized by participating Subscribers will be contributed to the Employee Bonus Pool Fund (as defined in the Plan); and (vi) as a result of all of the foregoing, SMIC will become an indirect wholly-owned subsidiary of National General.

Approach

Griffin’s approach to determining whether the Proposed Transaction is fair, from a financial point of view, to SMIC was dictated by a number of circumstances, including SMIC’s mutual structure, financial history, and business model. Griffin determined that there is no public property and casualty insurance company with a market for its stock with SMIC’s history of losses and B+ rating. In addition, Griffin determined that a sponsored conversion transaction is not structurally comparable to a sale of a stock company. In order to establish a valuation range, Griffin used six valuation strategies: (i) Consideration Paid by National General; (ii) Preliminary Appraised Value; (iii) Comparable Sponsored Conversion; (iv) Public Company Inputs; (v) Sale of Stock Company Inputs; and (vi) Discounted Cash Flow, each of which is described below.

Consideration Paid by National General

In connection with its opinion, Griffin considered the total consideration paid by National General. Griffin identified the following five components of the total consideration paid by National General:

•	In order to complete the transaction, National General must contribute cash equal to the minimum independently appraised value of SMIC of $20,400,000.

•	National General will offer its stock to Eligible Members, Directors and Officers at a discount to market. National General must offer shares of its common stock equal in value after discount to the maximum appraised value of SMIC of $27,600,000. Value available via the discount but not realized by subscribing Participants will be captured by SMIC’s employees in an incentive compensation plan such that the aggregate value via and related to the stock discount will be $5,000,000.

•	National General will permit SMIC to pay retention bonuses to certain of its employees equal in the aggregate to $2,750,000; 50% of the retention bonuses will be paid on or about the six month anniversary of Closing and the remainder will be paid on or about the one year anniversary.

•	In addition, the three Non-Employee Directors will receive periodic payments over the three year period following the Effective Date aggregating $50,000 per Non-Employee Director for a total payment to the Non-Employee Directors of $150,000.

•	Finally, National General will cause SPCI Holdings to create the Advisory Board for the purpose of monitoring compliance with National General’s post-closing covenants and maintain the Advisory Board for six years following the Closing. The Advisory Board Members will each receive annual compensation of $8,000 over the first three years of the Advisory Board Term for a total of $24,000 during such period.

The sum of these five elements of aggregate consideration paid by National General equals $28,370,000. In determining this value, Griffin did not consider any value paid by National General to Stancorp, Inc. Excluding payments to Directors, Officers and SMIC employees, aggregate consideration paid by National General equals $25,400,000.

Preliminary Appraised Value

SMIC engaged the Independent Appraiser to provide an independent appraisal. The appraisal was largely based on public company valuations followed by certain discounts (such as size). According to the Independent Appraiser, as of September 30, 2015, SMIC’s independently appraised preliminary valuation range is as follows:

SMIC Preliminary Independent Appraised Value
Minimum of the Valuation Range ($000)	$20,400
Midpoint of the Valuation Range ($000)	$24,000
Maximum of the Valuation Range ($000)	$27,600

Comparable Sponsored Conversion

The AmTrust/First Nonprofit sponsored conversion completed in 2013 and the AmTrust/ARI sponsored conversion completed in 2016 are the most comparable to the Proposed Transaction.

Sponsored Conversion Inputs
			GAAP Financials of Target at Announcement Date (9/30/2015 LTM for SMIC) ($000’s)
Target	Sponsor	Announce Date	Total Assets	Total Equity	Net Premium Earned	Net Income	Return on Equity (%)	Contribution	Discount	Total Consideration to Policyholders	Total Consideration/ GAAP Book Value (x)
ARI Mutual	AmTrust	3/18/2015	$127,895	$24,995	$38,371	($8,533)	(34.14)	$23,800	$3,750	$27,550	1.10
First Nonprofit	AmTrust	1/2/2013	$203,985	$60,495	$44,753	$1,841	3.04	$48,400	$8,000	$56,400	0.93

		Average	$165,940	$42,745	$41,562	($3,346)	(15.55)	$36,100	$5,875	$41,975	1.02

SMIC	National General	—	$65,067	$20,992	$43,388	($1,988)	(9.47)	$20,400	$5,000	$25,400	1.21

First Nonprofit (i) was a true niche commercial insurer; (ii) operated nationally; (iii) possessed more product line diversification than SMIC; (iv) possessed more size and scale than SMIC; and (v) demonstrated better operating results than SMIC.

ARI was also a niche commercial insurer. Griffin noted that SMIC is a personal lines carrier and smaller than ARI and First Nonprofit in terms of assets and direct written premium.

Griffin noted that the effective consideration paid to SMIC’s members, consisting of the $20,400,000 minimum appraised value and the $5,000,000 available discount, totals $25,400,000, or 1.21x GAAP book value, which compares favorably to the 1.10x GAAP book value paid in the AmTrust/ARI transaction and the 0.93x GAAP book value paid in the AmTrust/First Nonprofit transaction. (NB: For all three companies, GAAP book value equaled tangible book value.)

Public Company Inputs

Griffin first noted that there is no public P&C insurance company with a market for its stock at SMIC’s size and with SMIC’s history of losses and B+ rating. Griffin analyzed the publicly traded P&C companies listed below, each of which had between $100,000,000 to $500,000,000 in total equity and average daily trading volume of 15,000 or more at September 30, 2015. Griffin further segmented this data to focus on companies with return on average equity of less than 10%. None of these companies had negative return on average equity. Griffin noted that the value paid to SMIC members of 1.21x book value compares favorably to the .855x mean book value of companies with return on average equity of less than 10%.

Institution Name	Ticker	Net Premiums Earned	Net Income	ROAE (%)	Combined Ratio (%)	Total Equity	Tangible Common Equity	NPE/ Equity (x)	Reserves/ Equity (x)	Avg Daily Volume	Price/ Earnings (x)	Price/ Book (%)	Change of Control Premium Adj.	Adj. Price/ Book (%)
Atlas Financial Holdings, Inc.	AFH	137,426	19,593	16.95	90.70	128,185	112,688	1.27	1.81	59,494	14.5	186.8	1.3	242.9
Baldwin & Lyons, Inc.	BWINB	266,273	27,987	6.98	93.00	392,885	392,885	0.66	1.38	22,862	10.4	83.0	1.3	107.9
Donegal Group Inc.	DGICA	594,295	23,492	5.50	101.70	441,567	434,984	1.42	2.29	21,076	17.5	89.2	1.3	116.0
Federated National Holding Co.	FNHC	197,249	41,223	19.25	83.90	241,482	223,367	1.21	1.46	115,129	7.9	148.1	1.3	192.5
First Acceptance Corporation	FAC	253,767	19,751	18.97	96.60	103,770	64,825	2.70	1.95	22,844	NM	106.4	1.3	138.3
Hallmark Financial Services Inc.	HALL	347,025	22,184	8.61	95.90	260,792	200,521	1.32	2.57	32,213	8.2	84.3	1.3	109.6

Min		137,426	19,593	5.50	83.90	103,770	64,825	0.66	1.38	21,076	7.9	83.0	1.3	107.9
Mean		299,339	25,705	12.71	93.63	261,447	238,212	1.43	1.91	45,603	11.7	116.3	1.3	151.2
Median		260,020	22,838	12.78	94.45	251,137	211,944	1.30	1.88	27,538	10.4	97.8	1.3	127.1
Max		594,295	41,223	19.25	101.70	441,567	434,984	2.70	2.57	115,129	17.5	186.8	1.3	242.9

Standard Mutual (GAAP)	NA	43,388	(1,988)	(9.1)	118.00	20,992	20,992	2.07	0.80		(12.8)	121.0

All Companies with ROE below 10%
Baldwin & Lyons, Inc.	BWINB	266,273	27,987	7.12	93.00	392,885	NA	0.68	1.38	22,834	10.4	83.0	1.3	107.9
Donegal Group Inc.	DGICA	594,295	23,492	5.32	101.70	441,567	434,984	1.35	2.29	21,072	17.5	89.2	1.3	116.0
Hallmark Financial Services Inc.	HALL	347,025	22,184	8.51	95.90	260,792	200,521	1.33	2.57	32,243	8.2	84.3	1.3	109.6

Min (of companies below 10% ROE)		266,273	22,184	5.32	93.00	260,792	200,521	0.68	1.38	21,072	8.2	83.0	1.3	107.9
Mean (of companies below 10%ROE)		402,531	24,554	6.98	96.87	365,081	317,753	1.12	2.08	25,383	12.0	85.5	1.3	111.2
Median (of companies below 10% ROE)		347,025	23,492	7.12	95.90	392,885	317,753	1.33	2.29	22,834	10.4	84.3	1.3	109.6
Max (of companies below 10% ROE)		594,295	27,987	8.51	101.70	441,567	434,984	1.35	2.57	32,243	17.5	89.2	1.3	116.0

Sale of Stock Company Inputs

Griffin analyzed transactions between $15-30 million in deal value since January 1, 2014 involving stock-based P&C insurance companies. Griffin focused on three companies that had negative net income and negative return on average equity, Ashmere Insurance Company, Mt. McKinley Insurance Company and Agent Alliance Insurance Company.

Select P&C Transactions $15- $30 Million in Deal Value				Target Stat at Announcement							Deal Metric
Target	Buyer	Deal Value ($M)	Announce Date	Surplus ($000)	Net Total Assets ($000)	Net Income ($000)	Return on Equity (%)	DPW ($000)	NPW ($000)	Combined Ratio (%)	STAT DV/ BV (%)
Ashmere Insurance Co.	Agency Bonding Captives Inc.	18.40	2/27/2015	12,402	37,017	-222	-1.75	0	5	NM	148.4
Anchor Holdings Group Inc.	Atlas Financial Holdings Inc.	25.69	10/17/2014	14,737	54,810	79	0.54	39,360	33,077	101.89	174.3
AmFed National Insurance Co.	Builders & Contractors	15.97	6/11/2014	12,968	24,469	224	NA	12,506	-743	NA	123.1
Mt. McKinley Insurance Co.	Fairfax Financial Holdings	20.00	4/29/2015	20,179	21,511	-149	-0.73	0	0	NA	99.1
Agent Alliance Insurance Co.	National General Holdings Corp	17.00	7/1/2014	16,256	18,426	9	0.06	7,777	0	NA	104.6
Personal Express Insurance Co.	National General Holdings Corp	20.00	1/31/2014	14,138	28,123	1,323	9.93	15,815	2,024	161.33	141.5
Accredited Holding Corp.	Randall & Quilter Invst Hldg	25.00	7/4/2014	20,543	23,891	1,336	7.19	9,384	9,332	85.98	121.7
WRM America Indemnity Co.	Validus Holdings Ltd.	18.25	11/25/2015	14,503	14,509	2,240	15.46	0	912	134.31	125.9

Min		15.97		12,402	14,509	-222	-1.75	0	-743	85.98	99.1
Mean		20.04		15,716	27,845	605	4.39	10,605	5,576	120.88	129.8
Median		19.20		14,620	24,180	151	0.54	8,580	458	118.10	124.5
Max		25.69		20,543	54,810	2,240	15.46	39,360	33,077	161.33	174.3

Standard Mutual (Statutory) as of LTM ending 9/30/2015		25.4		21,965	58,950	-365	-3.91	49,410	43,351	103.60	115.6

Select P&C Companies from Above with Low or Negative Earnings and Near Negative ROE
Ashmere Insurance Co.	Agency Bonding Captives Inc.	18.40	2/27/2015	12,402	37,017	-222	-1.75	0	5	NM	148.4
Mt. McKinley Insurance Co.	Fairfax Financial Holdings	20.00	4/29/2015	20,179	21,511	-149	-0.73	0	0	NA	99.1
Agent Alliance Insurance Co.	National General Holdings Corp	17.00	7/1/2014	16,256	18,426	9	0.06	7,777	0	NA	104.6

									Mean		117.4
									Median		104.6

Griffin noted that the price paid to SMIC members of 115.6% of statutory book value was comparable to the mean and median multiples of 117.4% and 104.6% of statutory book value paid for Ashmere Insurance Company, Mt. McKinley Insurance Company and Agent Alliance Insurance Company, the three companies that had negative net income and negative return on average equity. (NB: statutory book value multiples were used because GAAP book value was not available for all companies because not all stock companies included report on a GAAP basis.)

Griffin concluded that a subscription rights style sponsored conversion like the Proposed Transaction is not necessarily comparable to a merger or other acquisition of a stock company. However, Griffin analyzed the selected transactions involving stock companies and attempted to compare such transactions to the Proposed Transaction using customary metrics often used in comparable transactions analyses of stock companies.

Discounted Cash Flow

In order to determine a discounted cash flow Griffin used certain assumptions and a forecast provided by management. The assumptions are as set forth below.

Earnings Assumptions

Earnings (loss) are based on the assumptions set forth in the second table below. Earnings (loss) are based on management forecasts and related assumptions. The assumptions are inherently judgmental.

SMIC has a recent history of losses and has been challenged by significant weather-related losses, primarily in its homeowners book. In addition, SMIC has confronted increases in the severity and frequency of weather-related losses with respect to new business.

Management assumptions and forecast included the following:

•	0% premium growth in exposures because SMIC is capital constrained;

•	0% change in rate from the last 12 months ending September 30, 2015 based on an average 10 year premium earned of $40,000,000 and an average five year premium earned of $42,800,000;

•	loss and LAE ratio of 72% in future periods because over the last five years SMIC’s loss and LAE ratio has averaged 72%;

•	expense ratio of 34% based upon SMIC’s five year average expense ratio of 35% and an expected decrease in technological expenditures going forward;

•	investment yield equal to SMIC’s average five year yield of approximately 2%; and

•	0% effective tax rate based on SMIC’s average five year effective tax rate of 0%.

Standard Mutual Projection based on assumptions below $000			Projected ($000)
	Pro Forma		Year 1	Year 2	Year 3	Year 4	Year 5
(1)(2) Premiums Earned	$43,388	(1)(2)	$43,388	$43,388	$43,388	$43,388	$43,388

(3) Incurred Loss & LAE (3)	$31,239	(3)	$31,239	$31,239	$31,239	$31,239	$31,239
(4) Underwriting Expenses	$14,752	(4)	$14,752	$14,752	$14,752	$14,752	$14,752

Underwriting Income (Loss)	$(2,603)		$(2,603)	$(2,603)	$(2,603)	$(2,603)	$(2,603)

Underwriting Assumptions:
	Assumption Factor		Year 1	Year 2	Year 3	Year 4	Year 5
Premium Assumptions:
(1) Exposure Growth (g) (%)	0.00%	(1)	0.00%	0.00%	0.00%	0.00%	0.00%
(2) Premium Rate Increase (Decrease) (%) (r)	0.00%	(2)	0.00%	0.00%	0.00%	0.00%	0.00%

(3) Loss & LAE Ratio (%)	72.00%	(3)	72.00%	72.00%	72.00%	72.00%	72.00%
Expense Ratio Assumptions:
(4) Expense Ratio	34.00%	(4)	34.00%	34.00%	34.00%	34.00%	34.00%

Combined Ratio (%)	106.00%		106.00%	106.00%	106.00%	106.00%	106.00%

Calculation of Adj After Tax Earnings at Terminal Value ($000)			Year 1	Year 2	Year 3	Year 4	Year 5
Net U/W Income (Loss) ($000)			(2,603)	(2,603)	(2,603)	(2,603)	(2,603)
(5) Investment Income (yield times premium deposits)		(5)	868	868	868	868	868

		(6)
Adjusted Pre Tax Earnings			(1,736)	(1,736)	(1,736)	(1,736)	(1,736)
(6) Effective Tax Expense		(6)	—	—	—	—	—

Adjusted After Tax Earnings			$(1,736)	$(1,736)	$(1,736)	$(1,736)	$(1,736)

			Year 1	Year 2	Year 3	Year 4	Year 5
Assumptions:
Assumed Investment Yield (%)	2.00%	(5)	2.00%	2.00%	2.00%	2.00%	2.00%
Effective Tax Rate (%)	0.00%	(6)	0.00%	0.00%	0.00%	0.00%	0.00%

Discount Rate Assumptions

A discount rate was derived based on the following assumptions:

•	The latest published Duff & Phelps U.S. Equity Risk premium recommendation of 5%, multiplied by an assumed beta of 1.00 (U.S. Insurance Underwriters Index assumption);

•	A normalized risk free interest rate of 4%, which is the yield on a 20 year Treasury as recommended by Duff & Phelps in its 2014 Valuation Handbook; and

•	A size premium of 6% for companies with low or no market capitalization.

Discount Rate Assumptions
Using the following parameters and assumptions a discount rate was assumed

2014 D&P Equity Risk Premium	5.00%	(Duff & Phelps 2014 Valuation Handbook)
Equity Beta Assumption	1.00	(U.S. Insurance Underwriters Index Assumption)

	5.00%
Normalized 20 year risk free rate	4.00%	(Duff & Phelps 2014 Valuation Handbook)
Co. Specific Risk/Size Discount (%) +	6.00%	(Average Insurance Industry ROE 6% assumption)
Discount Rate	15.00%

Based on the computed weighted average cost of capital of 15%, Griffin applied a range of discount rates of 11% to 19%.

Exit Multiple Assumptions

To establish the terminal book value, Griffin calculated the sum of SMIC management’s estimated annual negative net income over a five year period and adjusted SMIC’s present book value downward by that amount to derive a terminal book value at the end of the fifth year of $12,300,000. Griffin then applied multiples of 80%, 90%, 100% and 120% to this terminal book value.

Terminal Book Value Calculation	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Book Value	$20,992	$19,256	$17,521	$15,785	$14,050

Adjusted After Tax Earnings (Terminal - Yr 5)	$(1,736)	$(1,736)	$(1,736)	$(1,736)	$(1,736)

Ending Book Value	$19,256	$17,521	$15,785	$14,050	$12,314

Terminal Book Value					$12,314

Valuation Range based on Terminal Book Value and Price/BV Multiple
		Price/BV Multiple
		80%	90%	100%	120%

Discount Rate	11.00%	$6,489.4	$7,300.5	$8,111.7	$9,734.0
	13.00%	$6,042.0	$6,797.2	$7,552.5	$9,063.0
	15.00%	$5,632.5	$6,336.6	$7,040.6	$8,448.8
	17.00%	$5,257.1	$5,914.3	$6,571.4	$7,885.7
	19.00%	$4,912.5	$5,526.6	$6,140.7	$7,368.8

Based on this discounted book value based approach, SMIC’s illustrative values ranges from $4,900,000 to $9,700,000.

Competitive Process

In connection with providing its opinion, Griffin considered and accorded substantial weight to the completeness, vibrancy and results of the competitive process SMIC, with the assistance of Griffin, conducted to identify the right strategic partner. Griffin believes the results of such competitive processes are an important, if not the most important, determinant of fairness under the circumstances. Please see the sections of this proxy statement/prospectus entitled “The Plan of Conversion – Background of the Plan of Conversion” and “The Plan of Conversion – SMIC’s Board of Directors’ Recommendation.”

Impact of Proposed Transaction

Griffin discussed with SMIC’s board of directors and considered the following impacts of the Proposed Transaction on SMIC, which SMIC’s board of directors determined to be critical to SMIC’s future success and its ability to continue to serve its members: (i) avoidance of a rating downgrade by A.M. Best and the corresponding benefits for SMIC, its members and other policyholders, and its agents; (ii) improved size and scale should permit improved enterprise risk management; and (iii) access to National General’s broker network. Griffin noted its expectation that the financial condition, operating results, and A.M. Best ratings of National General would be important to SMIC, its members and other policyholders, and certain other constituents if the Proposed Transaction is consummated.

Policyholder Rights

Griffin considered the following effects on policyholders’ rights:

•	Griffin was advised by SMIC’s counsel that, as a general matter, policyholders of an Illinois mutual insurer possess both contractual rights to insurance coverage and membership rights consisting principally of the right to elect directors, the right to vote on certain fundamental transactions, and the right to share in surplus in the event of a solvent liquidation;

•	Griffin was advised by SMIC’s counsel that membership rights of policyholders are not equivalent to an ownership interest in the applicable mutual insurer and that, in connection with the mutual to stock conversion of a mutual insurer, the grant to policyholders of a first priority right to purchase stock in the converting company or a holding company for such converting company is adequate compensation for the relinquishment of the membership rights of a policyholder;

•	Griffin was advised by SMIC’s counsel that Illinois mutual policyholders have no claim on surplus, absent a solvent liquidation, which is very rare, and therefore, surplus is relevant only from a claims paying and loss absorption perspective;

•	As a consequence of the Proposed Transaction, SMIC’s policyholders will relinquish their voting rights in exchange for the receipt of subscription rights but will acquire voting rights in National General to the extent they purchase its common stock in the Offering;

•	SMIC’s policyholders have a right to dividends as, if and when declared by SMIC’s board of directors. As a stock company, National General does not pay dividends to policyholders. Griffin was advised by management that SMIC has never paid or declared a policyholder dividend;

•	SMIC’s policyholders have an interest in continued insurance coverage. Pursuant to the Stock Purchase Agreement, policies in force will continue to be insured by SMIC. Furthermore, renewal and premium levels will be subject to the market conditions and the determination, policies and procedures of SMIC’s management (as a wholly-owned subsidiary of National General), and such levels are not guaranteed, similar to the current arrangement at SMIC;

•	SMIC’s policyholders would benefit from an improved A- rating that may be extended to SMIC following its acquisition by National General;

•	SMIC’s policyholders may benefit from SMIC’s access to additional capital;

•	SMIC’s policyholders should benefit from SMIC’s enhanced ability to generate surplus, which will, in turn, enhance its claims-paying ability; and

•	SMIC’s policyholders should have the opportunity to purchase National General common stock at a substantial discount to market value.

Other Stakeholder Impacts

Griffin also considered the anticipated impact of the Proposed Transaction on other stakeholders. Because SMIC will maintain its headquarters in Springfield, Illinois for a period of six years post-Closing, employees of SMIC will continue to have career advancement opportunities. Like SMIC, National General produces business through an independent agent channel. National General’s A.M. Best rating with “Stable” outlook will provide SMIC’s agents with an opportunity for increased commissions due to increased sales. The Proposed Transaction also should provide significant opportunities for SMIC’s agents to cross-sell National General’s products and services through their respective customer bases. Griffin also noted that there was little overlap between SMIC’s current agency force and National General’s existing agency force.

Based on the foregoing, in Griffin’s view, the Proposed Transaction appears to be materially positive to SMIC’s members and other policyholders and its employees, Officers and agents as well as the communities in which SMIC operates.

Pursuant to its engagement with SMIC, Griffin was entitled to receive for its opinion, and has been paid, a customary fee from SMIC in the amount of $175,000. This opinion fee was payable notwithstanding the conclusion expressed in the opinion and whether or not the Proposed Transaction is consummated. In addition, Griffin is entitled to receive from SMIC a customary fee for financial advisory services equal to 2% of SMIC’s GAAP book value as of the fiscal quarter ended December 31, 2015 and 1.5% of the fair market value of National General’s common stock sold in the Offering, of which $50,000 was paid upon execution of the engagement letter and $100,000 of which was paid by SMIC to Griffin in connection with the execution of the Stock Purchase Agreement. The balance of the financial advisory fee is contingent upon the Closing. SMIC has also agreed to provide Griffin with contractual indemnification for certain liabilities under certain circumstances. Griffin will not receive any compensation for services in connection with assisting SMIC to respond to inquiries from SMIC’S members concerning the Special Meeting or the Offering.

Griffin notes that: (i) during the three years preceding the date of its opinion, Griffin had no investment banking relationship with SMIC, except in connection with assisting it in evaluating its strategic alternatives, exploring alternative transactions and executing the Proposed Transaction; (ii) during the three years preceding the date of its opinion Griffin had no investment banking relationship with National General, except that in 2013 and 2014, Griffin acted as an independent financial advisor to a special committee of the board of directors of National General and a special committee of the board of directors of an affiliate of National General in connection with transactions unrelated to the Proposed Transaction and provided fairness opinions in connection therewith; (iii) Griffin’s law firm affiliate, Stevens & Lee, also represented a special committee of the board of directors of National General in connection with one of these unrelated transactions; and (iv) Griffin reviewed the terms of the transactions with Stancorp, Inc. but did not assign any value to such transaction in determining if the Proposed Transaction is fair to SMIC from a financial point of view.

Griffin’s opinion was approved by Griffin’s fairness opinion committee.

National General’s Reasons for the Transaction

National General’s decision to acquire SMIC is part of National General’s strategy to grow its personal lines franchise. The SMIC acquisition provides National General with entry into the states of Illinois and Indiana for both homeowners and package products, including access to SMIC’s loyal, professional independent agency force in Illinois and Indiana, and adds to its expansion of standard and preferred personal lines products. With National General’s support, National General expects that SMIC will realize substantial benefits from transitioning

SMIC to National General’s state-of-the-art technology system, comprehensive reinsurance structure, and shared services platform.

Regulatory Matters

A condition to effectiveness of the Plan is that it must be approved by the IL DOI under the Act, and the change of control of SMIC upon becoming an indirect subsidiary of National General be approved by the IL DOI under the Holding Company Systems Act of the Illinois Insurance Code. On February 19, 2016, SMIC filed the Plan with the IL DOI for review. On February 18, 2016, National General filed the Form A Statement with the IL DOI for review. The decision by the IL DOI whether to approve the Plan and the Form A Statement will be based on a variety of factors and the approval of the IL DOI will be contingent upon the satisfaction of certain conditions, including, without limitation, adoption and approval of the Plan by the Eligible Members.

Conditions to Closing of the Proposed Transaction

The consummation of the Proposed Transaction contemplated by the Plan is subject to the satisfaction of several conditions, including, without limitation, (i) adoption and approval by the Eligible Members of the Plan and the other transactions contemplated therein; (ii) receipt of all required regulatory approvals for the Proposed Transaction and the other transactions contemplated in the Plan; and (iii)  the satisfaction or waiver of all conditions to closing under the Stock Purchase Agreement.

Effects of the Proposed Transaction

The Proposed Transaction will have the effects upon SMIC and its policyholders described below.

Operations and Business of SMIC

It is anticipated that the Proposed Transaction will not result in any immediate or material changes in SMIC’s operations. After the Effective Date, SMIC will continue its corporate existence under the laws of the State of Illinois. It will be a wholly-owned subsidiary of SPCI Holdings, doing business under the name “Standard Property and Casualty Insurance Company.” SMIC will continue to be subject to the Illinois Insurance Code and to regulation and examination by the IL DOI and insurance regulators in those states and foreign jurisdictions in which SMIC is authorized to transact business.

In addition, the Proposed Transaction will not annul, modify or change any of SMIC’s existing rights, assets, franchises and interests in any property, or any of its obligations or liabilities. SMIC will exercise all of the rights and powers and perform all of the duties conferred or imposed by law upon insurers writing the classes of insurance written by SMIC before the Effective Date, and will retain the rights and contracts existing before the Effective Date.

Effect Upon Member Rights of SMIC Members and Contract Rights of SMIC Policyholders

Policyholders of SMIC currently have certain rights as members of SMIC, including the right to vote for election of SMIC’s board of directors. See “Summary of Rights of Policyholders of SMIC in their Capacity As Such,” on page 71. Following the consummation of the Proposed Transaction, all member rights in SMIC will be extinguished, whether provided by SMIC’s articles of incorporation or bylaws or the laws of Illinois.

All SMIC insurance policies will remain insurance policies issued and backed by SMIC, which may receive National General’s “A-” rating from A.M. Best, and all contractual rights specified in such policies will remain unchanged as they existed immediately before the Effective Date.

Directors and Executive Officers

Following the Proposed Transaction, the following persons will serve as the directors of SMIC:

Barry Karfunkel

Michael Weiner

Jeffrey Weissmann

Andrew McGuire

Aaron Kuluk

Samuel Rea

Following the Proposed Transaction, the following persons will serve as officers of SMIC:

Mark O. Roberts, Jr.	President
James W. Theis	Chief Financial Officer, Treasurer and Assistant Secretary
William M. Gibbons	Vice President, Claims
Joseph E. Summerson	Assistant Vice President, Claims
Martin R. Dempsey	Vice President, Underwriting
Peter Rendall	Executive Vice President and Chief Operating Officer
Michael Weiner	Executive Vice President
Jeffrey Weissmann	General Counsel and Secretary
Donald J. Bolar	Chief Accounting Officer
Brad Schock	Vice President, Tax

Interests of Certain Persons in the Conversion

Eligible Members should be aware that, in connection with the Proposed Transaction, Officers and/or Directors will be receiving certain benefits, including benefits outside of their capacities as Officers and/or Directors. Accordingly, those Officers and Directors may have interests that differ from those of SMIC’s members and policyholders. At the time it approved the Plan and the Stock Purchase Agreement, SMIC’s board of directors was aware of these benefits and conflicting interests and considered them, among other matters, in approving the Plan and the Stock Purchase Agreement, and in deciding to recommend that Eligible Members vote for the adoption and approval of the Plan and the other transactions contemplated therein. Such benefits to, and potential conflicts of interest of, the Officers and Directors are summarized below.

The following are only summaries of certain material terms relating to the arrangements and agreements described below and do not purport to be complete. All Eligible Members should carefully review the terms of the relevant documents. In the event of any inconsistency between the summaries below and the terms of the relevant documents, the latter will control.

Director Cash Retention Payments

Pursuant to the Plan, National General has agreed to pay to each of SMIC’s non-employee directors (each, a “Non-Employee Director”) a retention bonus of $50,000 over the three years following the Effective Date. Such Non-Employee Directors are Hugh Graham, James Schultz and Mark O. Roberts, III. In the event that a Non-Employee Director dies prior to the payment of any amounts due pursuant to the Plan, such payment will be made to the estate of such Non-Employee Director.

For a full description of the Non-Employee Director retention payments, see Section 9.5(f) of the Plan, attached hereto as Appendix A.

Employee Bonus Pool Fund

Pursuant to the Plan, in the event that the Aggregate Discount Value is less than $5,000,000, National General will pay the difference into the Employee Bonus Pool Fund as an incentive compensation to certain employees as of the Effective Date (the “Designated Company Employees”). Such fund will be allocated among the Designated Company Employees as determined by Mark O. Roberts, Jr., or, in his absence, by the board of directors of SMIC pursuant to a written schedule delivered to National General on or prior to the Effective Date. The Employee Bonus Pool Fund will be paid to the Designated Company Employees in three equal annual cash installments, each equal in aggregate to one-third of the amount due, commencing on the first anniversary of the Effective Date.

In the event that, on any such payment date, any Designated Company Employee is not employed by SPCI Holdings or any of its affiliates because such employment is terminated (i) for cause by SPCI Holdings or its affiliates, or (ii) voluntarily by such Designated Company Employee without good reason, such payment otherwise due to such Designated Company Employee will be forfeited to all of the other eligible Designated Company Employees in the proportion that each such Designated Company Employee’s payments bears to the aggregate payments of all eligible Designated Company Employees on such payment date. In the event that an eligible Designated Company Employee dies prior to the payment of any amounts due pursuant to the foregoing, such payment will be made to the estate of such Designated Company Employee.

For a full description of the Employee Bonus Pool Fund, see Section 9.5(d) of the Plan, attached hereto as Appendix A.

Annual Bonus Pool

Following the Closing and commencing with the year ending December 31, 2016, National General will cause SMIC to fund (or if, in the case of National General’s restricted stock or common equity, make available) an annual bonus pool equal to five percent of the Company’s Underwriting Profit (as defined in the Stock Purchase Agreement) to be allocated among members of SMIC’s management at the discretion of Mark O. Roberts, Jr. , or his duly appointed successor. Such annual bonus pool fund will be payable to management within thirty days following the receipt of the Statutory Statements (as defined in the Stock Purchase Agreement) for each applicable calendar year and will be funded in the form of cash, restricted stock units or other form of common equity of National General, or a combination thereof, as determined by the recipient and in such recipient’s sole discretion (subject to certain exceptions).

For a full description of the annual bonus pool, please refer to Section 4.4(e) of the Stock Purchase Agreement, which is attached hereto as Appendix B.

Retention Bonus Plan

SMIC has adopted the Retention Bonus Plan, which will become effective upon the Closing, the purpose of which is to secure the continued services of certain individuals currently employed by SMIC, including certain Officers and employee-Directors (each such individual for purposes of this “Retention Bonus Plan” summary, a “Retention Bonus Participant”). Pursuant to the Retention Bonus Plan, each Retention Bonus Participant who remains continuously employed by SMIC or any of its subsidiaries from the date of the Closing through the six-month anniversary of the Closing will be entitled to receive a cash payment in an amount designated for such Retention Bonus Participant in the Retention Bonus Plan. Each Retention Bonus Participant who remains continuously employed by SMIC or any of its subsidiaries from the Closing through the first anniversary of the Closing will be entitled to receive a cash payment in the amount designated for such Retention Bonus Participant in the Retention Bonus Plan. The total payments that will be made under the Retention Bonus Plan will equal $2,750,000.

If SMIC or any of its affiliates terminates a Retention Bonus Participant’s employment without cause, or if a Retention Bonus Participant terminates his or her employment for good reason, SMIC will still make the payments under the Retention Bonus Plan. However, any Retention Bonus Participant whose employment with SMIC is terminated prior to the first anniversary of the Closing by SMIC for cause or by the Retention Bonus Participant for any reason other than good reason, will forfeit all unpaid amounts and will not be entitled to any subsequent payments (including compensation in lieu of forfeited amounts) under the Retention Bonus Plan. Any retention bonus amounts so forfeited will be reallocated to all of the other eligible Retention Bonus Participants in the proportion that the retention bonuses payable to each such Retention Bonus Participant bears to the aggregate retention bonus payments of all eligible Retention Bonus Participants on such payment date. In the event that termination results from death or disability, unpaid retention bonuses will be paid to such Retention Bonus Participant’s beneficiary, heirs, executor, administrator or successors in interest. A copy of the Retention Bonus Plan is available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

Special Severance Plan

SMIC has adopted the Special Severance Plan, which will become effective upon the Closing and which will apply to certain employees of SMIC, including certain Officers and employee-Directors.

Subject to certain conditions, qualifying employees will be covered by the Special Severance Plan if their employment is terminated within 18 months after the Closing either (i) by SMIC and its subsidiaries, including any successor in interest thereto other than for cause or (ii) by the participant for good reason. An employee who is eligible to receive benefits under the Special Severance Plan will receive a cash severance benefit, payable as salary continuation in accordance with SMIC’s normal payroll practices equal to two weeks’ base pay for each full year of continuous service with SMIC prior to such participant’s termination. Such salary continuation will be subject to (i) a minimum of six weeks for all participants; (ii) a maximum of 26 weeks for participants who were not officers of SMIC as of January 27, 2016; or (iii) a maximum of 52 weeks for participants who were officers of SMIC as of January 27, 2016. Severance benefits will be calculated and paid pursuant to the terms and conditions of the Special Severance Plan.

Qualifying participants will also be entitled to receive subsidized continued coverage for themselves and their eligible dependents under SMIC’s medical plans if such participant timely elects to receive continued coverage under SMIC’s group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, in accordance with the terms and conditions of the Special Severance Plan. A copy of the Special Severance Plan is available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

Master Services Agreement

On or prior to the Closing, SMIC and Easy Life, LLC d/b/a GoWeb1 (“Consultant”) will enter into a Master Services Agreement pursuant to which SMIC will engage Consultant to perform certain services set forth therein (the “Services”) for SMIC or its affiliates upon request, including services related to branding and marketing, website design, development, testing and support and certain consulting services. Consultant is owned by Mark O. Roberts III, a member of SMIC’s board of directors. Consultant will perform all of the Services contemplated by the Master Services Agreement as an independent consultant.

Pursuant to the Master Services Agreement, SMIC will pay Consultant a monthly fee of $12,500 for up to 70 hours of Services per month as a reasonable estimate of the Services to be provided under the Master Services Agreement. Such payments will be made regardless of whether or not SMIC chooses to utilize such Services. The parties will review the actual utilization of the Services by SMIC and its affiliates on a quarterly basis and make reasonable adjustments to the Services and the fees as they may mutually agree, following good faith negotiations. SMIC will reimburse Consultant for certain expenses incurred by Consultant in performing the Services, including (i) travel expenses, to the extent Consultant’s personnel are required to travel to perform the Services, and (ii) license fees for the licensing of third party software approved by SMIC. All such expenses must be preapproved by SMIC in writing and will be limited to Consultant’s reasonable out-of-pocket expenses.

The term of the Master Services Agreement will commence from the date of the Closing and will continue for a period of five years unless terminated pursuant to the Master Services Agreement. The Master Services Agreement will not create an exclusive relationship between the parties thereto, and will not prevent either SMIC or Consultant from entering into similar arrangements with third parties. A copy of the Master Services Agreement is available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

Executive Employment Agreements

On or prior to the Closing, SMIC will enter into Executive Employment Agreements with the following SMIC executives: Mark O. Roberts III (also a member of the board of directors of SMIC), Mark O. Roberts, Jr. (also a member of the board of directors of SMIC), James W. Theis, William M. Gibbons, William K. Keip, Martin R. Dempsey and Lori M. Johnson (each, an “Executive”). Under the terms of the Executive Employment Agreements, each Executive will have substantially the same responsibilities and duties that such Executive had prior to the Closing, and will be entitled to:

(i)	a base salary;

(ii)	an annual bonus, paid at the sole discretion of SMIC based on the attainment of reasonable performance metrics established by SMIC’s board of directors, provided that such Executive is in good standing at the time such discretionary bonus is paid; and

(iii)	participate in the Retention Bonus Plan and the Employee Bonus Pool Fund.

The period of each Executive’s employment under the terms of each applicable Executive Employment Agreement will continue for approximately three years, and will be renewed for additional one-year terms unless either party provides written notice to the other terminating the agreement within 30 days prior to the end of the applicable term, or as otherwise pursuant to the terms of the applicable Executive Employment Agreement. Under the terms of each Executive Employment Agreement, each Executive may be eligible to receive separation payments and other benefits upon the termination of such Executive’s employment with SMIC, depending on the circumstances surrounding such termination and in accordance with the terms and conditions of the applicable Executive Employment Agreement. In exchange for the benefits granted to the Executives, each Executive Employment Agreement will restrict the applicable Executive from (i) competing with SMIC in Illinois, Iowa and Indiana and (ii) soliciting SMIC’s clients, among other restrictions and obligations. Pursuant to each Executive Employment Agreement, each of SMIC and the applicable Executive will retain the right to terminate the Executive’s employment with SMIC for any reason, or for no reason at all, at any time. A copy of the form of Executive Agreement is available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

Asset Transfer

Under historical arrangements, Standard Investment Co., GRST LLC and RT Partners, Springfield purchased office equipment, networking equipment, software licenses and vehicles that were subsequently leased to SMIC. These lease arrangements will be terminated on or prior to the Closing, and SMIC will purchase all leased assets in exchange for a purchase amount equal to $500,000 in cash in the aggregate. Standard Investment Co. is a wholly-owned subsidiary of Stancorp, Inc., which is owned by Mark O. Roberts, Jr., Nancy Herndon (Mark O. Roberts, Jr.’s sister), Mark O. Roberts, III and the Mark O. Roberts 2012 Irrevocable Trust. GRST LLC is owned by William M. Gibbons, Mark O. Roberts, Jr. and James W. Theis. RT Partners, Springfield is owned by Mark O. Roberts, Jr. and James W. Theis.

For a full description of the asset transfer, see Section 4.20 of the Stock Purchase Agreement, which is attached hereto as Appendix B.

Standard Underwriters Stock Purchase Agreement

Historically, Standard Underwriters Co. (“Standard Underwriters”), an Illinois corporation, has been engaged by SMIC to develop, service and generally supervise SMIC’s agency plant, and to attract desirable agents to represent SMIC. Standard Underwriters is a wholly-owned subsidiary of Stancorp, Inc., which is owned by Mark O. Roberts, Jr., Nancy Herndon (Mark O. Roberts, Jr.’s sister), Mark O. Roberts, III and the Mark O. Roberts 2012 Irrevocable Trust. Pursuant to the Standard Underwriters Stock Purchase Agreement, on or prior to the Closing, Stancorp will sell to National General, and National General will purchase, all of the outstanding and authorized capital stock of Standard Underwriters, in exchange for $3,000,000. A copy of the Standard Underwriters Stock Purchase Agreement is available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

Tenant Building Lease

On or prior to the Closing, SMIC will enter into the Tenant Building Lease with Standard Investment Co., whereby SMIC leases office building space from Standard Investment Co. The Tenant Building Lease will replace the current lease for SMIC’s home office in Springfield, Illinois between SMIC as lessee and Standard Investment Co. as lessor. Standard Investment Co. is a wholly-owned subsidiary of Stancorp, Inc., which is owned by Mark O. Roberts, Jr. , Nancy Herndon (Mark O. Roberts, Jr.’s sister), Mark O. Roberts, III and the Mark O. Roberts 2012 Irrevocable Trust.

Pursuant to the Tenant Building Lease, Standard Investment Co. will lease to SMIC approximately 24,262 square feet of floor area at 1028 South Grand Avenue West, Springfield, Illinois. The term of the lease will be six years from the date of its execution, with an option to extend for an additional five-year term. SMIC will pay

$32,269 per month in rent, with an option to extend the lease (i) at $34,500 in monthly rent for the first four years of any renewal and (ii) at $35,500 in monthly rent for years five through eight of any renewal, until the eight-year anniversary of the Tenant Building Lease. Under the terms of the lease, SMIC will also pay certain operating expenses. A copy of the Tenant Building Lease is available upon request to SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

Establishment of Advisory Board and Payment of Advisory Board Fees

Pursuant to the Stock Purchase Agreement, an Advisory Board will be established immediately prior to the Closing, which will initially consist of no less than three members (each an “Advisory Board Member”), and which will meet at such times as it deems necessary. Each of Mark O. Roberts, Jr., Mark O. Roberts, III and Joseph Summerson, who are currently officers and/or directors of SMIC, will serve on the Advisory Board. National General has agreed to maintain the Advisory Board for a period of six years (the “Advisory Board Term”), and to pay each Advisory Board Member a fee of $8,000 during the initial three years of the Advisory Board Term, payable in three equal annual installments on each of the first three anniversaries of the Closing, so long as such Advisory Board Member continues to serve in such capacity. The aggregate amount that SPCI Holdings will be obligated to pay to the Advisory Board Members for their services during the first three years of the Advisory Board Term will be $24,000.

The Advisory Board will have the right to enforce certain provisions of the Stock Purchase Agreement and the Plan. For a full description of the Advisory Board’s enforcement rights, see Section 4.16 of the Stock Purchase Agreement, which is attached hereto as Appendix B.

Continued Director and Officer Liability Coverage; Indemnification

Pursuant to the Stock Purchase Agreement, National General has agreed, following the Effective Date, not to cancel, and to not allow any of its affiliates to cancel, SMIC’s director and officer liability policy with Indian Harbor Insurance Company. National General has also agreed to cause SMIC to indemnify and hold harmless, to the fullest extent permitted by applicable law (and to advance expenses as incurred, to the fullest extent permitted by applicable law), each current and former director, officer and employee of SMIC and the Acquired Companies (as defined in the Stock Purchase Agreement) or fiduciaries of any of the Acquired Companies under SMIC benefit plans or profit sharing/401(k) retirement plan, and the Advisory Board Members against any costs or expenses, fines, claims, damages or liabilities arising out of or pertaining to matters existing or occurring at or before the Effective Date. However, other than National General’s obligation with respect to insurance coverage, National General will have no obligation to provide capital or funding to SMIC to permit it to fulfill its respective indemnification obligations.

For a full description of National General’s indemnification obligations and director and officer liability coverage, see Section 4.11 of the Stock Purchase Agreement, which is attached hereto as Appendix B.

Certain Other Rights of SMIC Employees

Pursuant to the Stock Purchase Agreement, National General has agreed, for a period of at least six years after the Closing, to permit each Acquired Company Employee (as defined in the Stock Purchase Agreement) who remains employed by SMIC after the Closing Date to (i) work at the headquarters of SMIC in Springfield, Illinois and (ii) to maintain any remote/telecommuting working arrangement existing as of the Closing Date. In addition, for a period of at least five years after the Closing Date, National General has agreed that it will not make any general reduction in force with respect to any Acquired Company Employees or, without first consulting with management of SMIC and the Advisory Board, terminate any Acquired Company Employees other than for cause, subject to certain conditions set forth in the Stock Purchase Agreement.

For more information relating to the home office of SMIC, see Section 4.4(f) of the Stock Purchase Agreement, which is attached hereto as Appendix B.

Participation of Directors and Officers in the Offering

Pursuant to, and subject to certain limitations set forth in, the Plan, Directors and Officers are permitted to subscribe in the Offering. The maximum subscription amount in the Offering by any subscribing Participant, including any Officer or Director, will be limited to $400,000 even with respect to an Eligible Member with multiple policies; provided, that such amount will apply separately with respect to each capacity of any subscribing Participant (i.e., as an Eligible Member, Officer or Director) but not as an Eligible Member as to multiple policies.

For a full description of the Offering, see “The Offering” on page 52 of this proxy statement/prospectus.

Rights as a Member of SMIC Following the Proposed Transaction

Following the Proposed Transaction, you will cease to have any rights as a member of SMIC, which will become an indirect, wholly-owned subsidiary of National General. Although you will cease to be a member of SMIC, the Proposed Transaction will not have any effect on your insurance policy issued by SMIC, which will continue to be the issuer of your insurance policy. Your insurance coverage under your insurance policy will continue in accordance with its terms and provisions. The Proposed Transaction will not impact your premium or coverage and will not result in any cancellation or termination of your insurance policy.

No Dissenters’ Rights for Eligible Members

Eligible Members do not have any right to seek an appraisal of their SMIC membership rights whether or not they vote at the Special Meeting or participate in the Offering.

THE STOCK PURCHASE AGREEMENT

A copy of the Stock Purchase Agreement is attached hereto as Appendix B and is incorporated herein by reference. Capitalized terms used but not defined in this section shall have the meaning assigned to them in the Stock Purchase Agreement.

Structure of the Sponsored Demutualization

Pursuant to the Stock Purchase Agreement and the Plan, SMIC will convert from an Illinois mutual insurance company to an Illinois stock insurance company in accordance with the Act and will simultaneously issue and sell all of its authorized shares of common stock to SPCI Holdings, a newly formed holding company. As a result of such sale, SMIC will become a wholly-owned Subsidiary of SPCI Holdings. As part of the demutualization, National General will grant to each Eligible Member, without payment, the right to subscribe for and to purchase shares of National General common stock at a discount to the then-current market price of such stock, pursuant to the Plan. National General will use the proceeds from the sale of its common stock to Eligible Members as well as other funds to purchase all of the capital stock of SPCI Holdings pursuant to the Stock Purchase Agreement described below.

National General’s obligation to purchase the capital stock of SPCI Holdings is conditioned upon the completion of the Offering, the consummation of the Conversion, and certain closing conditions set forth in the Stock Purchase Agreement and approval of the IL DOI of the Conversion and the Change of Control.

SPA Purchase Price

Pursuant to the Stock Purchase Agreement, National General will purchase all of SPIC Holding’s issued and outstanding common stock at a purchase price (i.e., the SPA Purchase Price) equal to the aggregate dollar amount of subscriptions for shares of stock tendered by Eligible Members in the Offering, plus an amount equal to the Cash Contribution Fund, if any.

Representations and Warranties

Both SMIC and National General have made representations and warranties in the Stock Purchase Agreement that are customary for a transaction of this nature.

Conditions to Closing

There are a number of conditions that must be satisfied before SMIC and National General can complete the transactions contemplated by the Stock Purchase Agreement, including, among others, the following:

•	the consummation of the transactions contemplated by the Stock Purchase Agreement shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable law;

•	the parties shall have received the necessary regulatory approvals to effectuate the Stock Purchase Agreement and the Plan;

•	the Conversion shall have been effected in accordance with the Plan and applicable law;

•	the Offering shall have been consummated in accordance with the terms of the Plan;

•	no litigation, action or proceeding shall be pending or, to the actual knowledge of National General, threatened by the SEC to suspend the effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•

(i) the representations and warranties of SMIC contained in the Stock Purchase Agreement and certificates delivered by SMIC pursuant to the Stock Purchase Agreement shall be true and correct at and as of the Closing, with the same effect as though made at and as of such time, (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date and without giving effect to any supplement to the SMIC’s disclosure letter delivered pursuant to the Stock Purchase Agreement), except where the failure of such representations and warranties and such certificates to be true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any supplement to such disclosure letter after the date of the Stock Purchase Agreement) would not have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of SMIC contained in the Stock Purchase Agreement related to the organization and existence of SMIC, the power and authority of SMIC to enter into the Stock Purchase Agreement and to perform its obligations thereunder, the enforceability of the Stock Purchase Agreement, any conflict with the organization documents of SMIC and the capitalization of SPCI Holdings shall be true and correct at and as of the Closing (without giving effect to any supplement to such disclosure letter delivered pursuant to the Stock Purchase Agreement), and (iii) SMIC shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by the Stock Purchase Agreement to be performed or complied with by it at or before the Closing;

•	(i) the representations and warranties of National General contained in the Stock Purchase Agreement and certificates delivered by National General pursuant to the Stock Purchase Agreement shall be true and correct at and as of the Closing, with the same effect as though made at and as of such time, (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date and without giving effect to any supplement National General’s disclosure letter delivered pursuant to the Stock Purchase Agreement), except where the failure of such representations and warranties and such certificates to be true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any supplement to such disclosure letter after the date of the Stock Purchase Agreement) would not have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of National General contained in the Stock Purchase Agreement related to the organization and existence of National General, the power and authority of National General to enter into the Stock Purchase Agreement and to perform its obligations thereunder, the enforceability of the Stock Purchase Agreement, and any conflict with the organization documents of National General shall be true and correct at and as of the Closing (and without giving effect to any supplement to such disclosure letter, and (iii) National General shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by the Stock Purchase Agreement to be performed or complied with by it at or before the Closing;

•	since the date of the Stock Purchase Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect;

•	SMIC’s 401(k) plan shall have been terminated on or prior to the Closing;

•	National General shall have paid to SMIC an amount equal to the SPA Purchase Price; and

•	SMIC and National General shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by the Stock Purchase Agreement to be performed or complied with by them at or before the Closing (including entering into or establishing certain agreements and arrangements set forth in “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” beginning on page 38 of this proxy statement/prospectus).

Certain Obligations of the Parties

Indemnification

National General has agreed to cause SMIC to indemnify each present and former director, officer and employee of SPCI Holdings and SMIC or fiduciaries of such companies under any benefit or pension plan of such companies to the fullest extent permitted by law (and will also advance expenses as incurred to the fullest extent permitted under applicable law) against any costs and expenses incurred as a result of any claim made against such Person for matters arising out of or pertaining to matters existing or occurring at or before the Closing, except to the extent such liability relates to any liability which such company may not provide indemnity under applicable law.

National General Intercompany Reinsurance Arrangements

Upon the Closing, National General will amend its intercompany quota share reinsurance arrangement to include SMIC in such arrangement on the same basis as National General’s other insurance company Subsidiaries. Following the Closing, National General will use commercially reasonable efforts to cause SMIC to receive the same A.M. Best rating assigned to National General’s other insurance company subsidiaries.

Use of Trade Name

National General has agreed, for a period of at least five years after the Closing, to cause SMIC to maintain and use the “Standard Property and Casualty Insurance Company” name and trademark in its insurance business activities, to the extent permitted by applicable laws.

Termination

National General and SMIC can mutually agree at any time to terminate the Stock Purchase Agreement without completing the transaction. The Stock Purchase Agreement may be terminated at any time prior to the Closing by either SMIC or National General if:

•	the transaction is not completed on or before September 30, 2016, or if the only unfulfilled conditions are those to be satisfied at Closing, December 31, 2016;

•	there is an applicable law that makes consummation of the Closing illegal or otherwise prohibited;

•	any governmental authority issues any final and nonappealable judgment, order, decree or injunction or takes any other final and nonappealable action restraining, enjoining or prohibiting any of the transactions contemplated by the Stock Purchase Agreement;

•	the IL DOI shall have issued a final disapproval or otherwise indicated in writing that it will not approve the Conversion or the change of control of SMIC contemplated by the Stock Purchase Agreement; or

•	subject to adjournment of no more than 120 days following the date of the Special Meeting, if the members of SMIC have not adopted and approved the Plan and the transactions contemplated therein.

National General may terminate the Stock Purchase Agreement prior to the Closing:

•	in the event of an uncured breach of any representation or warranty or failure to perform any covenant on the part of SMIC that would cause a closing condition not to be satisfied.

SMIC may terminate the Stock Purchase Agreement prior to the Closing:

•	in the event of an uncured breach of any representation or warranty or failure to perform any covenant on the part of National General that would cause a closing condition not to be satisfied.

Other Acquisition Proposals; Termination Fee

SMIC has agreed not to, and to prevent any of its affiliates, agents or representatives from, indirectly soliciting, encouraging, initiating, engaging in discussions or negotiations with, or responding favorably to requests for information, inquiries or other communications from, any Person other than National General concerning a sponsored conversion of SMIC, any acquisition of SMIC, any Acquired Company (as defined in the Stock Purchase Agreement), or any assets or business thereof. However, Officers and Directors may respond to inquiries from its members in the ordinary course of business.

Up until filing of the Plan or the Form A Statement with the IL DOI, the Stock Purchase Agreement permitted SMIC’s board of directors, in good faith and after consultation with outside counsel, to consider acquisition proposals it received from third parties.

The Stock Purchase Agreement provides for the payment of a termination fee by SMIC to National General in the event SMIC terminates the Stock Purchase Agreement to accept an acquisition proposal or National General terminates the Stock Purchase Agreement following acceptance or consummation by SMIC of an acquisition proposal. However, no such acquisition proposal was received before filing of the Form A Statement with the IL DOI on February 18, 2016 and as a result the terms of the Stock Purchase Agreement do not permit SMIC to accept any acquisition proposal received after that filing. Therefore, no termination fee will be payable by SMIC under the Stock Purchase Agreement.

Conduct of SMIC’s Business Pending the Purchase

During the period between the date of the Stock Purchase Agreement and the Closing, except as expressly contemplated or permitted by the Stock Purchase Agreement, SMIC has agreed to conduct its business in all material respects in the ordinary course of business and consistently with past practices. Among other restrictions, SMIC has agreed that from the date of the Stock Purchase Agreement until the Closing, and except as otherwise requested or consented to in writing by National General or as set forth in the SMIC’s disclosure letter, it will not, among other things:

•	incur certain debts or obligations other than in the ordinary course of business;

•	amend its organizational documents except as required by applicable laws, or take or authorize any action to wind up its affairs or dissolve (other than as contemplated by the Plan or as necessary to implement the provisions of the Stock Purchase Agreement);

•	amend or terminate, or increase the coverage or benefits available under, any SMIC benefit plan in any material respect or establish any new arrangement that would constitute a SMIC benefit plan other than, in each case, in the ordinary course of business;

•	sell, assign, transfer, pledge or encumber, or grant any lien, other than certain permitted liens, on any of its assets, except in the ordinary course of business;

•	make any material change to its accounting policies or practices, except as required by GAAP, SAP or applicable laws;

•	other than as required by SAP, generally accepted actuarial standards or applicable laws, change any of its reserving practices and policies;

•	merge or consolidate with any other person, enter into a business combination with or acquire the business of any other person or, other than the acquisition or licensing of any intellectual property right in the ordinary course of business, acquire, lease or license any material right or other material property or assets of any other Person;

•	sell, pledge, lease, license or dispose of a material portion of any of its assets, other than in connection with the management of the Acquired Companies’ investment portfolio in the ordinary course of business;

•	enter into, assume, amend or terminate any material contract or any agreement that would be a material contract, other than material contracts assumed, amended, terminated or entered into in the ordinary course of business;

•	make or change any material tax election, enter into, amend, terminate or otherwise restructure any agreement with any of its affiliates relating to taxes, change an annual accounting period, adopt or change any material accounting method, or file any amended tax return or any claim for any tax refund;

•	settle or compromise any litigation other than (i) settlements or compromises of claims-related litigation within policy limits and in the ordinary course of business or (ii) such other settlements or compromises not in excess of $100,000 in the aggregate;

•	enter into any employment agreement or, unless in the ordinary course of business, otherwise hire any employee;

•	engage in any transaction or enter into, modify or amend any arrangement or contract with any officer, director, stockholder or other insider or affiliate, and other than in the ordinary course of business; or

•	make any investments other than in the ordinary course of business.

Establishment of the Advisory Board

Prior to the Closing, SMIC will cause SPCI Holdings to establish the Advisory Board, which will initially consist of Mark O. Roberts, Jr., Mark O. Roberts III and Joseph E. Summerson, all of whom are currently officers and/or directors of SMIC. The purpose of the Advisory Board is to enforce certain of National General’s obligations under the Stock Purchase Agreement against National General, including some of the obligations of National General discussed above.

The Advisory Board will exist for a period of at least six years following the Closing. Upon expiration of such initial term, the Advisory Board’s term may be extended by the board of directors of National General at its discretion. National General has agreed to pay to each Advisory Board Member an $8,000 annual fee during the first three years of the Advisory Board term.

For additional information regarding the establishment of, and the rights granted to, the Advisory Board, see “Interests of Certain Persons in the Conversion – Establishment of Advisory Board and Payment of Advisory Board Fees” on page 42 of this proxy statement/prospectus.

Other Provisions and Covenants

The descriptions of the terms and conditions of the Stock Purchase Agreement provided herein are summaries, do not purport to be a complete description of all such terms and conditions and are qualified in their entirety by reference to the Stock Purchase Agreement itself. The representations, warranties and covenants made in the Stock Purchase Agreement by National General and SMIC were made only for purposes of, except for the provisions of the Stock Purchase Agreement enforceable by the Advisory Board, the Stock Purchase Agreement and may be subject to limitations agreed upon by the parties thereto (including the making of certain representations and warranties for the purposes of allocating contractual risk instead of establishing such matters as fact), and may be subject to materiality standards applicable to the parties that differ from those applicable to Eligible Members. In addition, such representations and warranties (i) will not survive the consummation of the Conversion and may not be the basis of any claim under the Stock Purchase Agreement by the other party after the Stock Purchase Agreement is terminated, except as a result of fraud or a knowing breach as of the date thereof, and (ii) were made only as of the date of the Stock Purchase Agreement, the Closing and/or such other date as is specified in the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement. Accordingly, the Stock Purchase Agreement is described herein only to provide Eligible Members with information regarding the terms thereof, and not to provide any other factual information regarding SMIC or National General, their respective Affiliates, or their respective businesses.

The Stock Purchase Agreement also includes other covenants generally customary for a transaction of this nature with respect to, among other matters:

•	the use by each party of its respective reasonable best efforts to take all steps proper or advisable under applicable laws to consummate the transactions contemplated by the Stock Purchase Agreement; and

•	the parties’ agreement to cooperate to obtain all required governmental approvals and to resolve any investigations or other inquiries concerning the Proposed Transaction initiated by any governmental authority.

Accounting Treatment

National General will account for the acquisition of the common stock of SPCI Holdings under the acquisition method of accounting within GAAP. Under the acquisition method of accounting, National General will record the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of SMIC at their respective fair values as of the Effective Date and add them to those of National General. If the fair value of the assets acquired and liabilities assumed exceeds the SPA Purchase Price, National General will record a gain with respect to the acquisition. On the other hand, National General will record any excess of the SPA Purchase Price over the fair value of assets acquired and liabilities assumed as goodwill. In accordance with ASC Topic 805, “Business Combinations,” National General will not amortize any goodwill resulting from the acquisition to expense, but instead will review the goodwill for impairment at least annually, and to the extent goodwill is impaired, National General will write down its carrying value to its implied fair value and make a charge to earnings. National General will reflect these fair values in its consolidated financial statements issued after the acquisition and will not restate retroactively its consolidated financial statements to reflect the historical financial position or results of the operations of SMIC before the date of the acquisition.

THE SMIC SPECIAL MEETING

Date, Time and Place

This proxy statement/prospectus is being furnished to Eligible Members in connection with the solicitation of proxies by SMIC’s board of directors for use at the Special Meeting to be held on [●], 2016 at [●] [a.m.][p.m.], Central time, at the offices of SMIC, 1028 South Grand Avenue West, Springfield, Illinois.

Matters to be Considered

At the Special Meeting, Eligible Members will be asked to consider and vote upon: (i) a proposal to adopt and approve the Plan and the transactions contemplated therein, including, without limitation, (a) the formation of SPCI Holdings, which will own all of the authorized shares of capital stock of SPCIC, (b) the sale of all of the authorized shares of SPCI Holdings to National General pursuant to the Stock Purchase Agreement and (c) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of common stock of National General at a discount pursuant to the Plan; (ii) a proposal to adopt and approve the Amended and Restated Articles, (iii) a proposal to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above, and (iv) to consider and vote upon all other matters as they may properly come before the meeting. A vote in favor of the Plan effectively approves all of the transactions contemplated therein.

Qualification of Eligible Members

An Eligible Member will be entitled to (i) vote on the Plan and the transactions contemplated therein and any other matters that may properly come before the meeting and (ii) participate in the Offering by virtue of being listed on the records of SMIC as a named insured under of one or more insurance policies in force on the Eligibility Record Date (a “Qualifying Policy”). An Eligible Member who is a natural person must be living and not incapacitated on the Eligibility Record Date. Notwithstanding anything to the contrary express or implied in the Plan or SMIC’s articles of incorporation or bylaws: (i) there shall be only one Eligible Member for each Qualifying Policy; (ii) with respect to each Qualifying Policy for which there is more than one named insured, the first named insured shall be deemed the Eligible Member of such Qualifying Policy; and (iii) with respect to each Qualifying Policy for which the named insured is a person other than a natural person, the person shall be deemed the Eligible Member of such Qualifying Policy. An insurance policy will be deemed to be in force on a given day if it has been issued and has not been cancelled or otherwise terminated. Whether or not an insurance policy is in force will be determined based upon SMIC’s records.

Vote Required

The affirmative vote of at least two-thirds of the votes cast by Eligible Members present in person or by valid proxy at the Special Meeting is required to (i) adopt and approve the Plan and the other transactions contemplated therein, and (ii) adopt and approve the Amended and Restated Articles. SMIC’s bylaws provide that any number of Eligible Members entitled to vote, present either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting. Adoption of the Plan and the transactions contemplated therein and the Amended and Restated Articles by the requisite votes of the Eligible Members are conditions to, and are required for, consummation of the Conversion.

Voting; Revocation of Proxies

Each Eligible Member is entitled to one vote on the proposals submitted for a vote at the Special Meeting, for each of the policies owned by such Eligible Member that was in force on January 27, 2016. Votes can be cast either by ballot cast in person at the Special Meeting or by using the enclosed proxy. See “Notice of Special Meeting of Members” accompanying this proxy statement/prospectus.

The proxy, among other things, enables Eligible Members to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, the adoption of the proposed Plan and the transactions contemplated therein. Only the

Special Meeting proxy will be used in connection with approval of the matters considered at the Special Meeting. Eligible Members may use the proxy if they are unable to attend the Special Meeting in person. A proxy properly signed and received by SMIC will be voted at the Special Meeting in accordance with the instructions thereon, unless properly revoked before such vote. Proxies must be received by 5:00 p.m., Central time, on [●], 2016 in order to be counted. If a proxy is properly signed and received, and the manner of voting is not indicated on the proxy, the proxy will be voted “FOR” the matters being considered at the Special Meeting. If a proxy is marked to vote both “FOR” and “AGAINST,” the proxy will not be counted and will not be regarded as a vote cast at the Special Meeting. A replacement proxy may be obtained by submitting a request to 1028 South Grand Avenue West, Springfield, Illinois 62704, Attention: James W. Theis, Secretary.

Any proxy given pursuant to this solicitation may be revoked by the Eligible Member at any time before the voting thereof on the matters to be considered at the Special Meeting by filing with the Secretary of SMIC a written revocation or a duly executed proxy bearing a later date. Attendance at the Special Meeting will not constitute a revocation of the proxy, unless such Eligible Member affirmatively revokes the proxy.

THE OFFERING

Overview

National General is offering up to $27,600,000 (equal to the Maximum of the Valuation Range) of shares of its common stock (approximately 1,660,000 shares) for cash on a subscription basis to Eligible Members, Officers and Directors.

The number of shares of common stock that will be issued in the Offering and the Per Share Purchase Price will be calculated at the end of the Offering and will depend on the aggregate amount subscribed and the market price of National General’s common stock during the 10 trading-day period ending on the trading day immediately preceding the Special Meeting (which we refer to as the Pricing Date). See “Per Share Purchase Price” below for detailed information on how these will be calculated.

There is no minimum number of shares that must be sold, nor any minimum amount that must be raised in the Offering. SMIC has 46,245 Eligible Members, but National General is unable to predict the number of persons that may subscribe to purchase shares in the Offering or the extent of any such subscription. The Offering may raise less than the maximum $27,600,000 in gross proceeds offered by this proxy statement/prospectus.

National General will use the gross proceeds from the Offering to fund the purchase price under the Stock Purchase Agreement for the acquisition of the stock of SPCI Holdings, subject to the adoption and approval of the Plan by Eligible Members. If the Offering proceeds are less than $20,400,000, National General expects to fund the remainder of the SPA Purchase Price from its other resources by establishing a fund (the “Cash Contribution Fund”) and contributing cash equal to such difference. National General will pay the expenses of the Offering from its other resources.

National General has appointed American Stock Transfer & Trust Company, LLC as subscription agent in connection with the Offering. See “The Offering — The Subscription Agent” below for more information.

Subscriptions

To subscribe, you must sign and complete the stock order form and IRS Form W-9 provided with this proxy statement/prospectus and return it, together with payment in full for your Subscription Amount, to the Subscription Agent at the address given below so that it is received no later than 4:00 p.m. Eastern time on the Pricing Date, which is expected to be [●], 2016 but may be extended without limitation by agreement of National General and SMIC. The Subscription Agent will hold subscription funds until the Offering is consummated or terminated, subject only to the revocation right described below.

Delivery of subscriptions other than to the address given below or in the manner described in the stock order form will not constitute valid delivery. The method of delivery of the stock order form and payment of the Subscription Amount to the Subscription Agent will be at your risk. If you are sending the stock order form and/or payment by mail, we recommend that you send the form and payment by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent before the Pricing Date.

Your payment of the Subscription Amount must be made in U.S. dollars and in one of the following forms:

•	Wire, check or bank draft drawn upon a U.S. bank or other means acceptable to National General at the time the order form is delivered to the Subscription Agent, payable to American Stock Transfer & Trust Company, LLC, as agent for National General.

Subscriptions or payments that do not include the unique identifying code found on your stock order form or that are received after 4:00 p.m. ET on the Pricing Date will not be accepted.

Checks will be deposited upon receipt by the Subscription Agent. A subscription accompanied by an uncertified check will not be accepted if the check has not cleared, for any reason, by 4:00 p.m. Eastern time on the Pricing Date. If you are paying by uncertified check, please note that it could take five or more business days for the check to clear. Therefore, you are advised to send a bank draft, certified personal check, or a wire transfer with your subscription, rather than an uncertified personal check. Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), will be considered your Subscription Amount. If a subscription is not accepted, the Subscription Agent will return the payment to the subscriber, without interest or penalty, as soon as practicable after the termination of the Offering.

All subscriptions received will be subject to the availability of the shares offered in light of provisions concerning oversubscription and the right to reject and in compliance with the minimum and maximum purchase limitations described below. Once tendered, subscriptions cannot be modified or revoked without National General’s consent. SMIC and National General have the absolute right, in their sole discretion and without liability to any person, to reject any subscriptions that are: (i) not timely received, (ii) improperly completed or executed, (iii) not accompanied by the proper payment, (iv) accompanied by payment by check that is dishonored, or (v) submitted by a person that National General believes is making false representations or that National General believes may be violating, evading or circumventing the terms of the Offering. SMIC and National General may, but will not be required to, waive any incomplete subscription or may require the submission of a corrected subscription or the remittance of full payment for the shares subscribed for by any date that they may specify. The interpretation of the Subscription Agent, SMIC and National General of the terms and conditions of the order forms shall be final and conclusive, and National General and SMIC shall be free from liability to any person on account of such action. National General and SMIC will not be required to make uniform determinations in all cases.

As described under “Per Share Purchase Price” below, National General will post the final 10-day VWAP on the website at http://standardmutual.com/NGHC as soon after 4:00 p.m. on the Pricing Date as practicable. Subscribers will be entitled to revoke their subscriptions during the 10 trading-day period ending on the Pricing Date and ending one (1) hour after that posting (the “Revocation Period”). A subscription may be revoked only by notifying the Subscription Agent in the manner described in the instructions to the stock order form. After the Revocation Period, all complying subscriptions will be irrevocable.

National General’s ability to complete the Offering is contingent upon the conversion of SMIC from mutual to stock form of organization, the adoption of the Amended and Restated Articles and the issuance of all of the shares of authorized capital stock of SPCIC to SPCI Holdings, which are subject to approval by the Eligible Members. See “The Offering — Offering Closing Conditions” below for a description of additional conditions to completion of the Offering. Until such time as the Offering conditions are satisfied, all funds submitted to purchase shares will be held in a segregated account with the Subscription Agent.

If the Offering is terminated at any time (including if either the Stock Purchase Agreement or the Plan is terminated), all subscriptions would be cancelled and subscribers’ funds returned without interest promptly after any such termination. If the Offering is not terminated, the Subscription Agent shall be under no obligation to refund any funds submitted for the purchase of shares other than as described below under “Refunds.”

Per Share Purchase Price

National General will sell the shares offered hereby at a discount to the 10-day VWAP. Each day during the 10-day period ending on the business day before the SMIC Special Meeting, National General will calculate and post the trailing 10-day VWAP, for illustrative purposes only, on the website at http://standardmutual.com/NGHC. It will then post the final 10-day VWAP as soon after 4:00 p.m. on the Pricing Date as practicable.

The size of the discount per share and the number of shares purchased in the Offering will depend on the amount subscribed and the market price of the National General common stock during the relevant period. The discount per share will be fixed between approximately 15.34% (if subscriptions reach the $27,600,000 maximum offering amount) and 20% (if the total subscriptions are $3,450,000 or less) of the 10-day VWAP, as described below. The aggregate discount for all shares sold will not exceed $5,000,000. The discount and the resulting Per Share Purchase Price will be determined by National General’s calculation agent after the end of the Revocation Period. Accordingly, a subscription will become irrevocable before the Per Share Purchase Price is finally determined.

The aggregate value of the per share discounts, as finally determined, will be the product of (i) the final 10-day VWAP less the Per Share Purchase Price, multiplied by (ii) the aggregate number of shares of National General common stock acquired by Participants in the Offering, as determined below. If the Offering raises $3,450,000 or less, the per share discount will be fixed at 20%. If the Offering raises $3,450,000 (the “collar” for the discount), the aggregate value of the per share discounts will be $862,500 (the “minimum collar discount value”). If the Offering raises the $27,600,000 maximum proceeds, the aggregate value of the per share discounts will be $5,000,000, which we refer to as the “maximum discount value.” If the Offering raises more than $3,450,000, the aggregate value of the per share discounts will increase in a linear fashion with the gross offering proceeds, and will — at any particular amount of offering proceeds — equal the sum of (a) the $862,500 minimum collar discount value plus (b) the product of (x) $4,137,500 (which is the difference between the $5,000,000 maximum discount value and the $862,500 minimum collar discount value) multiplied by (y) the quotient of (A) the difference between the gross offering proceeds and the $3,450,000 collar, divided by (B) $24,150,000 (which is the difference between the $27,600,000 maximum proceeds and the $3,450,000 collar).

For example:

•	If the Offering raises $8,280,000 in proceeds, the aggregate discount will be $1,690,261. Assuming a 10-day VWAP of $19.64, which was National General’s 10-day VWAP on February 25, 2016, and a per share discount of 16.95%, 507,586 shares would be sold at a purchase price of $16.31 per share, reflecting a discount of approximately $3.33 per share from the 10-day VWAP.

•	If the Offering raises the maximum $27,600,000 and assuming the maximum aggregate discount of $5,000,000, the per share discount will be 15.34%. Assuming the same 10-day VWAP of $19.64, 1,659,709 shares would be sold at a purchase price of $16.63 per share, reflecting a discount of approximately $3.01 per share.

•	If the gross offering proceeds are no more than the discount collar of $3,450,000, assuming the same 10-day VWAP of $19.64, the aggregate number of shares sold would be 219,555 shares at a 20% per share discount, or a discount of $3.93 per share and a purchase price of $15.71 per share, for an aggregate discount of $862,500, the minimum collar discount value.

Illustrations of the Calculation of the Discount Used to Determine the Per Share Purchase Price

The following tables provide examples of the calculation of the discount and the number of shares issuable based on various aggregate offering proceeds and assuming that the 10-day VWAP is $19.33 (calculated based on the closing price of National General’s common stock on January 20, 2016) and $21.11 (calculated based on the closing price of National General’s common stock on August 5, 2016), respectively.

Assuming National General 10-day VWAP of $19.33

(In thousands, except for share and per share data) (1)

Aggregate Subscription Amount	NGHC 10-Day VWAP	Stock Discount %	Stock Discount Per share	Purchase Price	Number of NGHC Shares Issued	Aggregate Discount Value
$—	$19.33	20.00%	$3.87	$15.46	—	$—
$276	$19.33	20.00%	$3.87	$15.46	17,849	$69
$552	$19.33	20.00%	$3.87	$15.46	35,699	$138
$828	$19.33	20.00%	$3.87	$15.46	53,548	$207
$1,104	$19.33	20.00%	$3.87	$15.46	71,397	$276
$1,380	$19.33	20.00%	$3.87	$15.46	89,246	$345
$1,656	$19.33	20.00%	$3.87	$15.46	107,096	$414
$1,932	$19.33	20.00%	$3.87	$15.46	124,945	$483
$2,208	$19.33	20.00%	$3.87	$15.46	142,794	$552
$2,484	$19.33	20.00%	$3.87	$15.46	160,644	$621
$2,760	$19.33	20.00%	$3.87	$15.46	178,493	$690
$3,036	$19.33	20.00%	$3.87	$15.46	196,342	$759
$3,312	$19.33	20.00%	$3.87	$15.46	214,191	$828
$3,450	$19.33	20.00%	$3.87	$15.46	223,116	$863
$3,588	$19.33	19.81%	$3.83	$15.50	231,479	$886
$3,864	$19.33	19.46%	$3.76	$15.57	248,205	$933
$4,140	$19.33	19.15%	$3.70	$15.63	264,931	$981
$5,520	$19.33	18.07%	$3.49	$15.84	348,560	$1,217
$6,900	$19.33	17.40%	$3.36	$15.97	432,189	$1,454
$8,280	$19.33	16.95%	$3.28	$16.05	515,819	$1,690
$9,660	$19.33	16.63%	$3.21	$16.11	599,448	$1,926
$11,040	$19.33	16.38%	$3.17	$16.16	683,077	$2,163
$12,420	$19.33	16.19%	$3.13	$16.20	766,706	$2,399
$13,800	$19.33	16.04%	$3.10	$16.23	850,336	$2,636
$16,560	$19.33	15.80%	$3.05	$16.27	1,017,594	$3,109
$19,320	$19.33	15.64%	$3.02	$16.31	1,184,853	$3,581
$22,080	$19.33	15.51%	$3.00	$16.33	1,352,111	$4,054
$24,840	$19.33	15.42%	$2.98	$16.35	1,519,370	$4,527
$27,600	$19.33	15.34%	$2.96	$16.36	1,686,629	$5,000

(1)	Shading indicates proceeds of $3,450,000, at and below which the discount is fixed at 20%.

Assuming National General 10-day VWAP of $21.11

(In thousands, except for share and per share data) (1)

Aggregate Subscription Amount	NGHC 10-Day VWAP	Stock Discount %	Stock Discount Per share	Purchase Price	Number of NGHC Shares Issued	Aggregate Discount Value
$—	$21.11	20.00%	$4.22	$16.88	—	$—
$276	$21.11	20.00%	$4.22	$16.88	16,346	$69
$552	$21.11	20.00%	$4.22	$16.88	32,692	$138
$828	$21.11	20.00%	$4.22	$16.88	49,038	$207
$1,104	$21.11	20.00%	$4.22	$16.88	65,384	$276
$1,380	$21.11	20.00%	$4.22	$16.88	81,730	$345
$1,656	$21.11	20.00%	$4.22	$16.88	98,076	$414
$1,932	$21.11	20.00%	$4.22	$16.88	114,422	$483
$2,208	$21.11	20.00%	$4.22	$16.88	130,768	$552
$2,484	$21.11	20.00%	$4.22	$16.88	147,114	$621
$2,760	$21.11	20.00%	$4.22	$16.88	163,460	$690
$3,036	$21.11	20.00%	$4.22	$16.88	179,806	$759
$3,312	$21.11	20.00%	$4.22	$16.88	196,152	$828
$3,450	$21.11	20.00%	$4.22	$16.88	204,325	$863
$3,588	$21.11	19.81%	$4.18	$16.93	211,983	$886
$3,864	$21.11	19.46%	$4.11	$17.00	227,301	$933
$4,140	$21.11	19.15%	$4.04	$17.06	242,618	$981
$5,520	$21.11	18.07%	$3.81	$17.29	319,204	$1,217
$6,900	$21.11	17.40%	$3.67	$17.43	395,789	$1,454
$8,280	$21.11	16.95%	$3.58	$17.53	472,375	$1,690
$9,660	$21.11	16.63%	$3.51	$17.60	548,961	$1,926
$11,040	$21.11	16.38%	$3.46	$17.65	625,547	$2,163
$12,420	$21.11	16.19%	$3.42	$17.69	702,133	$2,399
$13,800	$21.11	16.04%	$3.38	$17.72	778,719	$2,636
$16,560	$21.11	15.80%	$3.34	$17.77	931,890	$3,109
$19,320	$21.11	15.64%	$3.30	$17.81	1,085,062	$3,581
$22,080	$21.11	15.51%	$3.27	$17.83	1,238,234	$4,054
$24,840	$21.11	15.42%	$3.25	$17.85	1,391,405	$4,527
$27,600	$21.11	15.34%	$3.24	$17.87	1,544,577	$5,000

(1)	Shading indicates proceeds of $3,450,000, at and below which the discount is fixed at 20%.

Following the Special Meeting, National General will issue a press release and file a report on Form 8-K with the SEC to announce the results of the Special Meeting and of the Offering, including the total amount of subscriptions received, National General’s final 10-day VWAP, the discount, the Per Share Purchase Price, and the number of shares issued in the Offering.

Limitations on Subscriptions and Purchases of Common Stock

The minimum amount for which any person may subscribe is $500 unless the minimum amount is reduced pursuant to the oversubscription provisions set forth in the Plan. The maximum subscription amount in the Offering by any Participant may not exceed $400,000 (i.e., the Maximum Subscription Amount) even with respect to an Eligible Member with multiple policies; provided, however, that such Maximum Subscription Amount shall apply separately with respect to each capacity of any subscribing Participant (i.e., as an Eligible Member, Officer or Director) but not as an Eligible Member as to multiple policies. In addition, for purposes of determining whether the Maximum Subscription Amount has been reached, there shall be no aggregation with respect to spouses, immediate family members or entities controlled by any Participant or controlled by the applicable Participant’s spouse or any member of such Participant’s immediate family.

Any person purchasing shares of National General common stock pursuant to the Offering will be deemed to represent and affirm to SMIC and National General that such person is purchasing for his or her own account and not on behalf of any other person or with a view to further distribution.

In the event of an oversubscription, the subscriptions of each Participant (including Officers and Directors) will be reduced pro rata, as set forth in the Plan. SMIC may increase or decrease any of the purchase limitations set forth herein at any time with the written consent of National General. In the event that either an individual or aggregate purchase limitation is increased after commencement of the Offering, any person who ordered the Maximum Subscription Amount will be permitted to purchase an additional number of shares of National General common stock such that such person may subscribe for or order the revised Maximum Subscription Amount. In the event that the Maximum Subscription Amount is decreased after commencement of the Offering, the orders of any person who subscribed for an amount in excess of the revised Maximum Subscription Amount will be decreased by the minimum amount necessary so that such person will be in compliance with the then Maximum Subscription Amount.

Subscription Rights Not Transferable

The right of Participants to purchase shares in the Offering cannot be transferred to any other person.

Offering Deadline

No subscriptions will be accepted, after 4:00 p.m., Eastern time on the Pricing Date, which will be [●], 2016, unless on or before that date National General and SMIC agree to extend the Offering. The Offering may be extended without limitation. The Subscription Agent will hold subscription funds until the Offering is consummated or terminated, subject only to the revocation right described under “Subscriptions” above. No shares will be sold hereby other than through the Offering. Subscriptions not received before the Pricing Date will not be accepted. The Offering may be terminated at any time and for any reason by agreement of the boards of directors of National General and SMIC, in which case all subscriptions would be cancelled and subscribers’ funds returned without interest. If the Offering is not terminated, the Subscription Agent shall be under no obligation to refund any funds submitted for the purchase of shares other than as described below under “Refunds.”

Offering Closing Conditions

The completion of the Offering is subject to closing conditions set forth in the Plan, including the adoption and approval of the Plan and the other transactions contemplated therein. If the Eligible Members do not adopt and approve the Plan and the Amended and Restated Articles at the Special Meeting, SMIC may resolicit its members to obtain the required approval, which would delay completion of the Offering. If such action is necessary, National General and SMIC may, but need not, agree to extend the Pricing Date. In addition, all conditions precedent to closing under the Stock Purchase Agreement for National General’s acquisition of the stock of SPCI Holdings must have been satisfied or waived before the completion of the Offering. Furthermore, if the Offering proceeds are insufficient to fund the SPA Purchase Price, National General must fund the remainder from its other resources. Until such time as these offering conditions are satisfied, all subscribers’ funds tendered to purchase shares will be held without earning interest in a segregated account by the Subscription Agent.

Delivery of Common Stock

As soon as practicable after the Effective Date and after all allocations have been completed, National General’s transfer agent, American Stock Transfer and Trust Company, LLC (“American Stock Transfer”) will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Offering in the Direct Registration System (“DRS”). No physical stock certificates will be issued for shares purchased in the Offering. No interest will be paid on any portion of your Subscription Amount. You will have no rights as a stockholder of National General common stock until your DRS account is credited with the shares of National General common stock purchased in the Offering.

Once your DRS account has been credited with the newly–issued shares, you may take any of the following courses of action:

•	Remain a holder of record with your ownership recorded in the DRS book-entry records maintained by American Stock Transfer.	American Stock Transfer will send you periodic statements reflecting your shareholding and any transactions in your account.

•	Request a physical certificate at no cost, with mailing made within 48 hours after instructions are received by American Stock Transfer, and remain a holder of record.	Your DRS account with American Stock Transfer would then be closed.

•	Transfer the shares out of DRS to “street name” (i.e., your account with a broker or bank).	With your DRS statement, you will receive information about the procedures for your broker or bank to request a transfer of shares from your DRS account to a street name account, including the applicable fees. The transfer process takes up to 48 hours from the time the broker posts up the request in the electronic transfer system.

Refunds

A refund will be made to each subscriber equal to the difference, if any, between (i) such subscriber’s Subscription Amount and (ii) the Per Share Purchase Price multiplied by the whole number of shares sold to such subscriber. Any refund will be made promptly after the amount has been determined. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund.

Listing of National General Common Stock Issued in the Offering

The shares of common stock issued in the Offering will be listed on the NASDAQ Global Market under the symbol “NGHC.”

The Subscription Agent

American Stock Transfer & Trust Company, LLC will act as Subscription Agent to receive and process subscriptions in the Offering and issue the shares purchased. All stock order forms and payments of subscription amounts must be delivered to the Subscription Agent by 4:00 p.m., Eastern Time on the Pricing Date as follows:

If by overnight delivery or by first class mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

To confirm delivery and receipt of your subscription and payment, to request additional copies of this proxy statement/prospectus or the stock order form, or if you have any questions about how to complete the stock order form or submit your subscription, you may contact representatives of National General at (610) 478-2090 or Standardmutual@griffinfingroup.com.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discusses the material federal income tax considerations related to the receipt and the exercise or lapse of subscription rights to purchase the shares of National General common stock offered in the Offering applicable to (i) Eligible Members and (ii) the Officers and Directors who may also participate in the Offering. We refer to all such persons collectively in this discussion as “offerees.”

Generally, the federal income tax consequences of the receipt and the exercise or lapse of the subscription rights are not clear. The following discussion is based, primarily, on private letter rulings that have been issued by the Internal Revenue Service to certain taxpayers unrelated to National General or SMIC that have engaged in transactions that are in certain respects analogous to the Plan. Under the Internal Revenue Code of 1986, as amended (which we refer to herein as the Code), private letter rulings are directed only to the taxpayer that requested the rulings and they may not be used or cited as precedent by other taxpayers. In addition, some of the discussion below is outside the scope of these private letter rulings, and is based upon an application of general tax principles. The entirety of this discussion is based on the Code, Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any part of the discussion below.

The following discussion is directed solely to (i) Eligible Members that are U.S. Persons and whose membership interests in SMIC through their qualifying policies constitute capital assets within the meaning of Section 1221 of the Code and (ii) Officers and Directors who are U.S. Persons. It does not purport to address all of the United States federal income tax consequences that may be applicable to the individual circumstances of particular categories of offerees, in light of their specific circumstances. For example, if a partnership is an Eligible Member, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that is an Eligible Member, you should consult your tax advisor. In addition, the following discussion does not address aspects of United States federal income taxation that may be applicable to Eligible Members subject to special treatment under the Code, such as financial institutions, insurance companies, pass-through entities, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities, or tax-exempt organizations, or any aspect of the U.S. alternative minimum tax or the state, local or foreign tax consequences of any of the proposed transactions.

For purposes of this discussion, the term “U.S. Person” means (a) a citizen or resident of the United States, (b) a corporation, or entity treated as corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a U.S. Person for United States federal income tax purposes, or (e) any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

This discussion does not constitute tax advice and is not intended to be a substitute for careful tax planning. Each offeree is urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the receipt and the exercise or lapse of subscription rights. Each prospective purchaser of shares of National General common stock in the Offering is also urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the acquisition, ownership and disposition of shares of National General common stock purchased pursuant to this offering.

Treatment of Eligible Members

General

Generally, the federal income tax consequences of the receipt and the exercise or lapse of subscription rights by Eligible Members are not clear. They present novel issues of tax law that are not adequately addressed by any direct authorities. Nevertheless, based primarily upon the analysis contained in certain private letter rulings issued by the Internal Revenue Service to unrelated taxpayers, we believe, and we intend to take the position that, for U.S. federal income tax purposes:

•	the membership interest of an Eligible Member is regarded for U.S. federal income tax purposes as a proprietary interest in SMIC, which the member holds in addition to holding a policy issued by SMIC;

•	upon consummation of the Conversion, Eligible Members should be treated as transferring their membership interests in SMIC in exchange for subscription rights to purchase the shares of National General common stock offered in the Offering;

•	gain should be realized by an Eligible Member upon such exchange equal to the amount by which the fair market value of the subscription right received by the Eligible Member exceeds the Eligible Member’s basis in the exchanged membership interest;

•	any gain realized by an Eligible Member as a result of the receipt of a subscription right must be recognized, whether or not such right is exercised;

•	any gain recognized by an Eligible Member as a result of the receipt of a subscription right should constitute a capital gain, which should be long term capital gain if the Eligible Member has held its membership interest for more than one year;

•	if an Eligible Member is required to recognize gain on the receipt of a subscription right and does not exercise such subscription right, (i) the Eligible Member should recognize a corresponding loss upon the lapse of the unexercised subscription right, (ii) the amount of that loss should equal the gain previously recognized upon receipt of the unexercised subscription right, and (iii) if the common stock that an Eligible Member would have received upon exercise of the lapsed subscription right would have constituted a capital asset in the hands of that Eligible Member, the resulting loss upon lapse of the subscription right should constitute a capital loss (and in all likelihood a short-term loss); and

•	if an Eligible Member elects to exercise a subscription right, the Eligible Member will have basis in the shares received through exercise of the subscription right equal to the sum of the price paid under the subscription agreement plus the basis, if any, of the subscription right that is exercised to purchase such shares, taking into account the income and gain, if any, recognized by such Eligible Member on the receipt of the subscription right.

For purposes of calculating the amount of gain recognized as a result of the receipt of subscription rights, or the amount of offsetting loss upon lapse of such rights, it is unclear how to determine the amount or value of subscription rights that are treated as allocated to each Eligible Member with respect to the Offering. Further, while it appears reasonable to assume that the subscription rights, since they are being offered at a discount from the trading price of National General’s common stock have a fair market value, we have not undertaken to calculate this value, nor have we hired any third party to do so. Eligible Members will need to consult with their tax advisors to determine the aggregate value of their subscription rights, and thus the amount of gain (or offsetting loss) realized by them on the receipt (or lapse) of such subscription rights.

Tax Basis in Membership Interests

The Internal Revenue Service has traditionally asserted that the basis of a taxpayer, such as an Eligible Member, in its membership interest in a mutual company such as SMIC equals zero. The general view of the

Internal Revenue Service in this regard is that the payment by a policyholder of a mutual insurance company of the premiums called for by the underlying insurance policy represents payment for the cost of insurance, rather than for the membership interest aspect of the policyholder’s interest. As a result, the policyholder’s basis in the membership interest is deemed to be zero.

Recent Court decisions, however, have been split on the validity of this position of the Internal Revenue Service. During 2008, the United States Court of Federal Claims in the case of Fisher v. The United States, 102 AFTR 2d 2008-5608 (2008), aff’d 105 AFTR 2d 2010-357 (2009), held that a policyholder of a mutual insurance company that, in the course of a demutualization that constituted a reorganization under the Code, (a) exchanged its membership interest in the insurer for shares of the common stock of a new holding company and (b) later sold such shares, did not realize any income for federal income tax purposes on the sale of such shares, because the amount realized by the policyholder on such sale was less than the policyholder’s cost basis in its insurance policy as a whole. More recently, in December, 2015, the Court of Appeals for the Ninth Circuit in Dorrance v. The United States, 116 AFTR 2d 2015-6992 ruled that a taxpayer owning insurance policies in a mutual insurance company had a zero tax basis in the attendant membership rights which accompanied such policy ownership, affirming the position of the Internal Revenue Service. The Ninth Circuit in Dorrance overturned a taxpayer-friendly district court decision, which had held that the basis in the underlying policies should be equitably apportioned between the insurance aspect of the policy and the membership interest aspect of such policy. The Ninth Circuit decision in Dorrance may be viewed as creating a conflict between appellate courts and may increase the likelihood that the United States Supreme Court ultimately resolves the question.

The plan of conversion and the law considered by the court in each of Fisher and Dorrance were in certain respects substantially different than SMIC’s Plan and the corresponding law of Illinois. Nevertheless, if the principles articulated by the court in Fisher, rather than those articulated by the court in Dorrance (and traditionally by the Internal Revenue Service) were determined to be applicable to the Offering hereunder, Eligible Members would potentially be able to report a basis in their membership interests deemed exchanged for the subscription rights, and accordingly report less gain than would be required under the approach traditionally adopted by the Internal Revenue Service. Eligible Members should consult with their tax advisors regarding their ability to reflect a basis in their membership interests in calculating the amount of their gain or loss on the exchange of such interests for the subscription rights hereunder.

Treatment of Officers and Directors

We believe, and intend to take the position, that the grant of subscription rights to the Officers and Directors does not constitute a taxable event for the recipients of such rights. Instead, we believe that the grant of such rights should be treated as the grant of an option to acquire National General common stock pursuant to Section 83 of the Code, and that such option should not be treated at grant as having a “readily ascertainable fair market value” within the meaning of this provision. As such, Officers and Directors entitled to subscription rights should be treated as realizing income upon the exercise of such rights, in an amount equal to the excess of the value of the National General shares received upon such exercise over the purchase price for such shares. Any income so realized should be treated as compensation income for federal income tax purposes. Officers and Directors should consult with their tax advisors with respect to the potential tax consequences to them of the receipt and exercise or lapse of subscription rights based on their particular circumstances.

* * * * *

DUE TO THE INDIVIDUAL AND SOMETIMES UNCERTAIN NATURE OF THE FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE RECEIPT, EXERCISE, AND LAPSE OF THE SUBSCRIPTION RIGHTS HEREUNDER, EACH ELIGIBLE MEMBER AND EACH DIRECTOR, OFFICER, AND EMPLOYEE IS URGED TO CONSULT HIS, HER, OR ITS TAX AND FINANCIAL ADVISORS REGARDING SUCH TAX CONSEQUENCES.

INFORMATION ABOUT NATIONAL GENERAL

Overview

National General is a specialty personal lines insurance company. Through its subsidiaries, National General provides a variety of insurance products, including personal and commercial automobile, homeowners, umbrella, recreational vehicle, supplemental health, lender-placed and other niche insurance products. National General sells insurance products with a focus on underwriting profitability through a combination of its customized and predictive analytics and its technology driven low cost infrastructure.

Its automobile insurance products protect its customers against losses due to physical damage to its motor vehicles, bodily injury and liability to others for personal injury or property damage arising out of auto accidents. Its homeowners and umbrella insurance products protect its customers against losses to dwellings and contents from a variety of perils, as well as coverage for personal liability. National General offers its property and casualty (“P&C”) insurance products through a network of approximately 22,000 independent agents, a number of affinity partners and through direct-response marketing programs. National General has approximately 2.8 million P&C policyholders.

National General added lender-placed insurance to its P&C platform in 2015 through the acquisition of QBE’s lender-placed insurance business to offer a full suite of lender-placed insurance products, including fire, home and flood products, as well as collateral protection insurance and guaranteed asset protection products for automobiles, to its customers.

National General launched its accident and health (“A&H”) business in 2012 to provide accident and non-major medical health insurance products targeting its existing P&C policyholders and the anticipated emerging market of employed persons who are uninsured or underinsured. In 2015, National General acquired certain business lines from Assurant Health, including small group self-funded and supplemental product lines. National General markets its and other carriers’ A&H insurance products through a multi-pronged distribution platform that includes a network of over 19,800 independent agents, direct-to-consumer marketing, wholesaling and worksite marketing.

National General is licensed to operate in 50 states and the District of Columbia, but focuses on underserved niche markets. Approximately 84% of its P&C premium written is originated in twelve core states: New York, North Carolina, California, Florida, Louisiana, Michigan, Texas, New Jersey, Virginia, Washington, Connecticut, and Massachusetts. For the years ended December 31, 2015, 2014 and 2013, its gross premium written was $2,590 million, $2,135 million and $1,339 million, net premium written was $2,186 million, $1,870 million and $679 million and total consolidated revenues were $2,511 million, $1,862 million and $932 million, respectively.

The company (formerly known as American Capital Acquisition Corporation) was formed in 2009 to acquire the private passenger auto business of the U.S. consumer property and casualty insurance segment of General Motors Acceptance Corporation (now known as Ally Financial), which operations date back to 1939. National General acquired this business on March 1, 2010.

Its wholly owned subsidiaries include 14 regulated domestic insurance companies, of which 13 write primarily P&C insurance and one writes solely A&H insurance. Its insurance subsidiaries have been assigned an “A-” (Excellent) group rating by A.M. Best Company, Inc.

Business Segments

National General is a specialty national carrier with regional focuses. National General manages its business through two segments:

•

Property and Casualty (“P&C”)—The P&C segment operates its business through two primary distribution channels: agency and affinity. The agency channel focuses primarily on writing standard, preferred and nonstandard auto coverage and homeowners and umbrella coverage through our network of over 22,000 independent agents. In the affinity channel, National General partners with a number of affinity groups and membership organizations to deliver insurance products tailored to the needs of our affinity partners’ members or customers under its affinity partners’ brand name or label, which it refers to as selling on a “white label” basis. A primary focus of a number of its affinity relationships is providing recreational vehicle coverage, of which National General believes it is one of the top writers in the U.S. In addition, National General operates its lender-placed services through long-term distribution agreements with certain mortgage lenders.

•	Accident and Health (“A&H”)—The A&H segment was formed in 2012 to provide accident and non-major medical health insurance products targeting its existing insureds and the anticipated emerging market of uninsured or underinsured employees. Through a number of recent acquisitions of both carriers and general agencies, including Velapoint, LLC, the call center general agency, National Health Insurance Company, a life and health insurance carrier established in 1979, Euro Accident Health & Care Insurance Aktiebolag (“EuroAccident”), the European group life and health insurance managing general agent, Healthcare Solutions Team, LLC a healthcare insurance management general agency, and North Star Marketing, a proprietary small group sales channel, National General has assembled a multi-pronged distribution platform that includes direct-to-consumer marketing through its call center agency, selling through independent agents, wholesaling insurance products through large general agencies/program managers and, through out affinity relationships, worksite marketing through employers.

Additional financial information regarding our segments and additional information regarding the products we sell and the distribution channels through which we sell them is presented in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

For more information about National General, see “Where You Can Find More Information” on page 72.

INFORMATION ABOUT SMIC

Overview

SMIC is a mutual insurance company domiciled in the state of Illinois. SMIC is engaged in the personal lines insurance business in the states of Illinois and Indiana. SMIC is also licensed to write insurance in Iowa. Business is produced through approximately 262 independent agents of which 172 are in Illinois and 90 are in Indiana. For the year ended December 31, 2015, SMIC’s total direct premiums written were $49.2 million, net premiums written were $43.5 million and net loss was $0.65 million. At December 31, 2015, its policyholders’ surplus was $20.1 million. SMIC’s current A.M. Best financial strength rating is “B+”. For more information about SMIC, see “Where You Can Find More Information” on page 72 of this proxy statement/prospectus.

Material Contracts and Relationships between SMIC and National General

Stock Purchase Agreement. National General and SMIC are parties to the Stock Purchase Agreement pursuant to which, among other things, following the Conversion, National General will acquire all of the authorized common stock of SPCI Holdings, which will own all of the authorized capital stock of SPCIC. For more information, see “The Stock Purchase Agreement” on page 44 of this proxy statement/prospectus.

DESCRIPTION OF CAPITAL STOCK OF NATIONAL GENERAL AND

RIGHTS OF NATIONAL GENERAL STOCKHOLDERS

National General has summarized below the material terms of National General’s capital stock. This summary is qualified in its entirety by reference to Delaware law and to National General’s amended and restated certificate of incorporation and bylaws, which National General encourages you to read for greater detail on the provisions that may be important to you. The National General charter and bylaws are incorporated by reference. For more information on where to obtain these documents, see “Where You Can Find More Information” beginning on page 72.

Common Stock

Our certificate of incorporation authorizes the issuance of 150,000,000 shares of common stock, $0.01 par value per share, of which, at August 3, 2016, 105,932,281 shares were issued and outstanding.

Dividends

Holders of shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or debt securities. As described below in “Description of Preferred Stock,” holders of our 7.50% Non-Cumulative Preferred Stock, Series A, and 7.50% Non-Cumulative Preferred Stock, Series B, will be entitled to receive dividends in preference to and in priority over dividends on common stock and dividends on any future series of preferred stock may be cumulative or non-cumulative as determined by our board of directors.

Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the voting power of our common stock voted can elect all of the directors then standing for election.

Preemptive or Other Rights

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our outstanding 7.50% Non-Cumulative Preferred Stock, Series A, and 7.50% Non-Cumulative Preferred Stock, Series B, and the holders of shares of any series of preferred stock which we may designate in the future.

Certain Anti-Takeover Effects of Provisions of Our Bylaws and Delaware Law

Special Meetings of Stockholders

Our bylaws generally provide that special meetings of our stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or by resolution of the board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting. At any special meeting of our stockholders, only such business will be conducted as has been specified in the notice of meeting given by or at the direction of our board of directors or otherwise properly brought before the special meeting by or at the direction of our board of directors.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice, including the stockholder’s ownership of the company, synthetic equity transactions engaged in by the stockholder related to National General, any proxies or voting agreements pursuant to which such stockholder has a right to vote shares of National General, any stock borrowing agreements entered into by the stockholder related to National General, any performance related fees the stockholder is entitled to based on changes in the value of the stock of National General and any other information that would be required to be made in connection with a solicitation of proxies by such stockholder pursuant to Section 14(a) of the Exchange Act. Our bylaws also require that such stockholder provide information concerning each item of business proposed by the stockholder and individuals nominated for election as a director, as applicable. Failure to timely comply with these provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-Initiated Bylaw Amendments

Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least a majority of the voting power of all the then outstanding shares of our common stock. Additionally, our bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and can be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers of such corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to such time, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Limitation of Liability and Indemnification of Directors and Officers

As permitted by the DGCL, our certificate of incorporation includes provisions that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under Delaware law.

Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law, and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the DGCL, our certificate of incorporation provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

In addition, we expect to enter into indemnification agreements with each of our executive officers and directors pursuant to which each executive officer and director will be indemnified as described above (or furnished contribution by us if indemnification is unavailable) and will be advanced costs and expenses subject to delivery of an undertaking to repay any advanced amounts if it is ultimately determined that such executive officer or director is not entitled to indemnification for such costs and expenses.

Forum

Our bylaws provide that, subject to certain exceptions, unless we consent in writing to an alternative forum, a state or federal court located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of National General to National General or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. The bylaw further provides that any person or entity purchasing or otherwise acquiring an interest in our shares of capital stock is deemed to have notice of and consented to the foregoing. Although we believe this provision benefits National General by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

Transfer Agent

Our registrar and transfer agent for the shares is American Stock Transfer & Trust Company.

Insurance Regulations Concerning Change of Control

State insurance holding company laws require prior approval by the respective state insurance departments of any change of control of an insurer. “Control” is generally defined as the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the company, whether through the ownership of voting securities, by contract or otherwise. Control is generally presumed to exist through the direct or indirect ownership of 10% or more of the voting securities of a domestic insurance company or any entity that controls a domestic insurance company. In addition, two of our insurance subsidiaries are currently deemed to be commercially domiciled in Florida and, as such, are subject to regulation by the Florida Office of Insurance Regulation (“OIR”). Florida insurance law prohibits any person from acquiring 5% or more of our outstanding voting securities or those of any of our insurance subsidiaries without the prior approval of the Florida OIR. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

Preferred Stock

Our certificate of incorporation authorizes, subject to any limitations prescribed by law, the issuance of 10,000,000 preferred stock, $0.01 par value per share, in one or more series without shareholder approval. As of May 16, 2016, 2,200,000 shares of our 7.50% Non-Cumulative Preferred Stock, Series A, and 6,000,000 depositary shares (equivalent to 150,000 shares of our 7.50% Non-Cumulative Preferred Stock, Series B), were issued and outstanding.

Each such series of preferred stock will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting shares. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock. There are no current agreements or understandings for the issuance of preferred stock and our board of directors has no present intention to issue any preferred stock.

The preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our common stock.

Dividend Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of our preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of our preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

If the applicable prospectus supplement so provides, as long as any preferred stock is outstanding, no dividends will be declared or paid or any distributions will be made on our common stock unless the accrued dividends on each series of preferred stock have been declared and paid.

Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Preference

Upon our dissolution, liquidation or “winding up”, the holders of each series of preferred stock will be entitled to receive out of our assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on common stock, the amount per share fixed by the board of directors for that series of preferred stock, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the preferred stock into our common stock or other securities prior to the date fixed for redemption.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock or, if applicable, other securities.

Voting Rights

Under ordinary circumstances, the holders of preferred stock have no voting rights except as required by law. The applicable prospectus supplement may provide voting rights for holders of our preferred stock.

Transfer Agent and Registrar

We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of our preferred stock have the right to vote on any matter.

SUMMARY OF RIGHTS OF POLICYHOLDERS OF SMIC IN THEIR CAPACITY AS SUCH

The rights of policyholders in their capacity as such are entirely contractual and based upon the terms of their respective in-force insurance policies issued by SMIC.

In his, her or its capacity as a member of SMIC, a person who holds an in-force insurance policy issued by SMIC has only the rights specified in the Illinois Insurance Code, SMIC’s articles of incorporation and bylaws and as specified by applicable law. The Illinois Insurance Code, including Section 59.1 of the Illinois Insurance Code, governs SMIC, including rights of members.

Consistent with SMIC’s organizational documents, policyholders of SMIC are members of SMIC by reason of being issued an in-force insurance policy by SMIC. If the underlying policy expires, is terminated or cancelled, such policyholder automatically ceases to be a member of SMIC. Thus, the “membership” relationship between the policyholder and SMIC is based solely upon such policyholder’s status as an SMIC policyholder and no other fact or circumstance.

The organizational documents also provide authority for rights of policyholders in their capacity as members of SMIC. Together with rights provided under the Illinois Insurance Code, the policyholders, as members of SMIC, have the following rights:

•	right to elect directors of SMIC;

•	right to one vote on each matter submitted for a vote of members;

•	right to remove directors;

•	right to vote on certain fundamental transactions, including the adoption of a plan of conversion, undertaken by SMIC;

•	except as provided in a plan of conversion, the right to receive dividends as provided in any participating policies (SMIC has no outstanding participating policies);

•	right of certain members to subscribe for stock in a conversion (unless the IL DOI finds otherwise); and

•	right of members whose insurance policies were issued after adoption of a plan of conversion to rescind such policies and receive a full refund of premiums paid, provided that they have not filed a claim under such policy.

No policyholder, as a member of SMIC, is entitled to vote on any matter, including without limitation any merger, except as expressly set forth in or pursuant to the Illinois Insurance Code or SMIC’s organizational documents.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Jeffrey Weissmann, National General’s General Counsel and Secretary. As of August 8, 2016, Mr. Weissmann owned 16,053 shares of National General common stock.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

SMIC is a mutual insurance company domiciled in the state of Illinois. SMIC is engaged in the personal lines insurance business in the states of Illinois and Indiana.

SMIC is subject to the laws and regulations of the state of Illinois applicable to insurance companies and, accordingly, files annual and quarterly financial reports prepared on a statutory accounting basis and other information with the IL DOI as well as other state insurance departments.

In connection with obtaining approval of the Plan from the IL DOI, SMIC has filed the Plan and other required documents (collectively, the “Filing”) with the IL DOI pursuant to the Act. Members of SMIC may inspect and obtain copies of the Filing, as well as the financial reports and other information filed by SMIC with the IL DOI during normal business hours and upon prior appointment at the offices of SMIC located at 1028 South Grand Avenue West, Springfield, Illinois 62704. Members of SMIC may also inspect and make copies of the Filing, as well as the financial reports and other information filed by SMIC with the IL DOI, during normal business hours at the offices of the IL DOI at its Springfield office at 320 W. Washington Street, Springfield, Illinois 62767 or its Chicago office at 122 S. Michigan Avenue, 19th Floor, Chicago, Illinois 60603. The publicly available financial reports of SMIC can also be inspected and copied during normal business hours at the offices of the insurance regulatory agency in each of the states where SMIC does business. Any member of SMIC who has questions about the Filing may contact representatives of SMIC at (610) 478-2090 or standardmutual@griffinfingroup.com.

National General files annual, quarterly, current and special reports, proxy statements and other information with the SEC. You may read and copy any document National General files with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. National General’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from National General’s website at http://ir.nationalgeneral.com/. National General’s Corporate Governance Guidelines, National General’s Code of Business Conduct and Ethics and National General’s committee charters are also available on National General’s website at http://ir.nationalgeneral.com/ or in print upon written request addressed to National General’s Corporate Secretary, National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038. However, the information on National General’s website is not incorporated by reference into, and does not constitute a part of, this proxy statement/prospectus.

INCORPORATION BY REFERENCE

The SEC allows National General to “incorporate by reference” the information it files with it, which means that National General can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus. The reports and other documents National General files after the date of this proxy statement/prospectus will update, supplement and supersede the information in this proxy statement/prospectus. National General incorporates by reference the documents listed below — and any documents National General files subsequently with the SEC under Sections

13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement/prospectus and before the date of the Special Meeting; provided, however, that National General is not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

•	National General’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016;

•	National General’s Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2016 and three and six month periods ended and June 30, 2016, filed with the SEC on May 10, 2016 and August 5, 2016, respectively;

•	National General’s Current Reports on Form 8-K filed with the SEC on January 26, 2016, April 28, 2016, May 9, 2016, June 1, June 24, July 7 and July 29; and

•	the description of National General common stock contained in National General’s registration statement on Form 8-A, filed with the SEC on February 10, 2014, which description is contained in the prospectus included in National General’s Registration Statement on Form S-1 (File No. 333-190454), including any amendment or reports filed for the purpose of updating such description.

You may request a copy of any of these filings, at no cost, by writing or calling National General at the following phone number or postal address:

Jeffrey Weissmann

General Counsel and Secretary

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, NY 10038

Telephone Number: (212) 380-9500

Appendix A

STANDARD MUTUAL INSURANCE COMPANY

PLAN OF CONVERSION

FROM MUTUAL INSURANCE COMPANY TO STOCK FORM

This Plan of Conversion (this “Plan”) has been approved and adopted by the Board of Directors (the “Board”) of Standard Mutual Insurance Company (“SMIC”) on January 27, 2016. This Plan is being filed with the Illinois Department of Insurance (the “IL DOI”) pursuant to 215 ILCS 5/59.1.

ARTICLE I

GENERAL PROVISIONS

Section 1.1 Definitions. For the purposes of this Plan, the terms set forth in this Section 1.1 have the respective meanings set forth below:

“A.M. Best” means A.M. Best Company, Inc.

“Acquisition” means the purchase by National General of all the authorized shares of HoldCo, which will occur simultaneously with the Conversion pursuant to the Purchase Agreement and this Plan.

“Act” means Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1, et. seq., which provides for the conversion of an Illinois domestic mutual insurer to an Illinois-domiciled stock insurance company.

“Acting in Concert” means: (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any Persons who are also Acting in Concert with such other Person. Notwithstanding anything to the contrary express or implied in this Plan, the Purchase Agreement or the Act, for purposes of this Plan, and with respect to the Transaction, no Designated Person shall be Acting in Concert with, or be deemed to be Acting in Concert with, any other Designated Person.

“Advisory Board” has the meaning set forth in Section 9.7.

“Advisory Board Members” has the meaning set forth in Section 9.7.

“Advisory Board Term” has the meaning set forth in Section 9.7.

“Affiliate” means, with respect to a Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

“Aggregate Discount Value” means and is equal to the product of (a) the National General Ten (10)-day VWAP less the Purchase Price, multiplied by (b) the aggregate number of shares of Common Stock acquired by Participants in the Offering; provided, however, that the amount of the Aggregate Discount Value shall not exceed $5,000,000.

“Aggregate Subscription Amount” has the meaning set forth in Section 5.1(a).

“Application” has the meaning set forth in Section 4.2.

“Board” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday or Sunday that is not a legal holiday or a day on which banks are generally authorized or obligated to close in New York, New York or Springfield, Illinois.

“Calculation Agent” means the Person designated by National General to calculate the Purchase Price as of the date of the Special Meeting.

“Capital Stock” means capital stock or other type of voting or equity interest in a Person, as applicable.

“Cash Contribution Fund” means the fund to be established by National General in the event that the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, and into which National General shall contribute cash equal to the difference between (a) the Minimum of the Valuation Range less (b) the product of (i) the number of shares of Common Stock sold to Participants multiplied by (ii) the Purchase Price.

“Cause” shall mean a reasonable finding by the board of directors of the Converted Company or HoldCo, as applicable, that a Designated Company Employee has (a) acted with gross negligence, gross misconduct or willful misconduct in connection with the performance of his or her material duties; (b) committed a material act of common law fraud against the Converted Company, HoldCo or any of their Affiliates, which act has had an adverse impact on the financial affairs of the Converted Company, HoldCo or any of their Affiliates, as applicable; (c) been convicted of a felony or misdemeanor involving moral turpitude; (d) breached a fiduciary duty owed to the Converted Company, HoldCo or any of their Affiliates, as applicable; (e) not complied in any material respect with any Laws affecting the business of the Converted Company, HoldCo or any of their Affiliates, as applicable, and regulatory counsel advises the Converted Company or HoldCo, as applicable, in writing that the continued service of such Designated Company Employee as an employee or officer, as applicable, of the Converted Company or HoldCo, as applicable, would be reasonably likely to have an adverse effect on the relationship of the Converted Company, HoldCo or any of their Affiliates, as applicable, with any insurance department or that any Law requires that such Designated Company Employee may not serve as an employee or officer, as applicable, of the Converted Company, HoldCo or any of their Affiliates, as applicable; (f) materially violated an express direction or any rule, regulation or policy established by such board of directors or National General that is consistent with the terms of the Purchase Agreement; (g) repeatedly and consistently failed to be present at work during normal business hours except during vacation periods or absences due to temporary illness; (h) abused alcohol or drugs in a manner that interferes with such Designated Company Employee’s job performance; (i) breached any noncompetition, nonsolicitation, confidentiality or nondisclosure covenant or agreement of any applicable employment or other agreement with the Converted Company, HoldCo or any of their Affiliates, as applicable; or (j) committed a dishonest act of a material nature (including theft or embezzlement of funds or assets of the Converted Company, HoldCo or any of their Affiliates).

“Common Stock” means the common stock, par value $0.01 per share, of National General.

“Conversion” means the conversion of SMIC to, and the amendment of the Articles of Incorporation of SMIC to conform to the requirements of, an Illinois-domiciled stock property and casualty insurance company under the Laws of the State of Illinois.

“Converted Company” means SMIC following the Conversion.

“Designated Company Employees” has the meaning set forth in Section 9.5(d).

“Designated Person” means each of SMIC, HoldCo, the Converted Company, National General and each Affiliate, Subsidiary, officer or director of each of the foregoing entities.

“Director” means a director of SMIC on the Eligibility Record Date or the Effective Date, as the context dictates.

“Effective Date” means the date on which the Conversion becomes effective in accordance with Section 9.1.

“Eligibility Record Date” means the close of business on January 27, 2016, the date of the adoption of this Plan by the Board.

“Eligible Member” means a Person who, on the Eligibility Record Date, is a named insured under a Qualifying Policy. An Eligible Member who is a natural person must be living and not incapacitated on the Eligibility Record Date. Notwithstanding anything to the contrary express or implied in this Plan or the Articles of Incorporation or Bylaws of SMIC: (a) there shall be only one Eligible Member for each Qualifying Policy; (b) with respect to each Qualifying Policy for which there is more than one named insured, the first named insured shall be deemed the Eligible Member of such Qualifying Policy; and (c) with respect to each Qualifying Policy for which the named insured is a Person other than a natural person, the Person shall be deemed the Eligible Member of such Qualifying Policy. A Person whose policy of insurance issued by SMIC becomes effective after the Eligibility Record Date but before the Effective Date is not an Eligible Member but shall have those rights established under Section 59.1(10) of the Act.

“Employee” means any natural person who is a full or part-time employee of SMIC.

“Employee Bonus Pool Fund” has the meaning set forth in Section 9.5(d).

“Good Reason” means with respect to any Designated Company Employee (i) a reduction in such Designated Company Employee’s annual base salary (other than any reduction applicable to employees of National General generally or any reduction not exceeding five percent (5%) during any twelve (12)-month period), (ii) a material change in such Designated Company Employee’s position, duties or responsibilities as an employee of the HoldCo Group compared to such position, duties and responsibilities such Designated Company Employee had immediately prior to the Effective Date without such Designated Company Employee’s prior consent, or (iii) a change in such Designated Company Employee’s principal work location from 1028 South Grand Avenue West, Springfield, Illinois.

“HoldCo” means SPCI Holdings, Inc., a Delaware corporation to be established under the Laws of the State of Delaware in connection with the Transaction, of which the Converted Company shall be a one hundred percent (100%) wholly-owned Subsidiary.

“HoldCo Group” has the meaning set forth in Section 9.5(d).

“IL DOI” has the meaning set forth in the preamble.

“Independent Appraiser” means Feldman Financial Advisors, Inc., or any other Person independent of SMIC, reasonably acceptable to National General, experienced and generally considered an expert in the area of corporate appraisals, chosen and retained by SMIC to determine the Pro Forma Market Value and the Valuation Range.

“Law” means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including the Illinois Insurance Code, together with regulations, rules, and the IL DOI interpretations related thereto.

“Mailing Date” means the date that the notice of the Special Meeting is first mailed or otherwise sent to Eligible Members.

“Maximum of the Valuation Range” has the meaning set forth in Section 5.2(a).

“Maximum Shares Issuable” has the meaning set forth in Section 5.2(b).

“Maximum Subscription Amount” has the meaning set forth in Section 6.2(b).

“Minimum of the Valuation Range” has the meaning set forth in Section 5.2(a).

“National General” has the meaning set forth in Section 2.1.

“National General Ten (10)-day VWAP” means the volume-weighted average trading price for the Common Stock on the NASDAQ Stock Market for the ten (10) Trading Day period ending on the Business Day prior to the date of the Special Meeting as reported by Bloomberg through its “VWAP” function.

“Non-Employee Director” has the meaning set forth in Section 9.5(f).

“Offering” means the offering of shares of Common Stock to Participants pursuant to Article V and Article VI.

“Offering Closing Date” means the date upon which the sale of the shares of Common Stock to subscribing Participants in the Offering shall be completed.

“Officer” means an executive officer of SMIC on the Eligibility Record Date and the Effective Date.

“Order Form” means the form provided on behalf of National General to Participants to subscribe for and purchase shares of Common Stock pursuant to this Plan.

“Participant” means an Eligible Member, an Officer or a Director.

“Person” means any natural person, partnership, limited partnership, corporation, limited liability company or partnership, association, joint stock company, trust, joint venture, unincorporated organization or any other business entity.

“Plan” has the meaning set forth in the preamble.

“Policyholder Information Statement” means the policyholder information statement included in the Registration Statement that will be distributed to Eligible Members prior to the Special Meeting. The purpose of the Policyholder Information Statement is to give Eligible Members the relevant information to allow such members to make an informed decision as to whether to vote for or against this Plan.

“Pro Forma Market Value” means the midpoint of the Independent Appraiser’s valuation of the consolidated, pro forma market value of SMIC upon conversion, as may be discounted to attract full subscription of the Offering, as contemplated in Section 59.1(6)(f) of the Act.

“Prospectus” means the prospectus/proxy statement that has been declared effective by the SEC pursuant to relevant Securities Laws relating to the Registration Statement, which is to be used in connection with the Offering and which includes the Policyholder Information Statement.

“Purchase Agreement” means the Stock Purchase Agreement, dated as of January 27, 2016, by and between National General and SMIC, to which this Plan is an exhibit.

“Purchase Price” means the price per share at which the Common Stock shall be sold by National General to subscribing Participants in the Offering in accordance with the terms hereof. The Purchase Price shall be determined after the close of trading on the NASDAQ Stock Market on the Business Day prior to the date of the Special Meeting, based on the following formula:

Purchase Price = National General Ten (10)-day VWAP multiplied by (100% – Stock Discount Percentage)

“Qualifying Policy” means a policy of insurance issued by SMIC prior to or on the Eligibility Record Date and in force as of the Eligibility Record Date.

“Registration Statement” means the registration statement and any amendments thereto filed by National General with the SEC pursuant to the Securities Act in connection with the Offering, including any documents incorporated or deemed to be incorporated by reference therein.

“Retention Bonus Plan” means the retention bonus plan adopted January 27, 2016 by SMIC for the benefit of certain employees of SMIC and its Affiliates, a form of which is attached as Exhibit D.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act, together with other applicable federal or state securities or blue sky Laws.

“SMIC” has the meaning set forth in the preamble.

“Special Meeting” means a special meeting of Eligible Members to be called by the Board, and any adjournments thereof, for the purpose of submitting this Plan and the Transaction to Eligible Members for approval.

“Stock Discount Percentage” means the percentage discount to the National General Ten (10)-day VWAP determined as follows:

(a) If the gross proceeds raised from the sale of the Common Stock in the Offering are equal to or less than 12.5% of the Maximum of the Valuation Range, then the Stock Discount Percentage shall be equal to 20.00%; or

(b) If the gross proceeds raised from the sale of shares of Common Stock in the Offering are greater than 12.5% of the Maximum of the Valuation Range, then the Stock Discount Percentage shall decrease from 20.00% as the Aggregate Subscription Amount received increases in the manner illustrated in Exhibit A so that the Aggregate Discount Value does not exceed $5,000,000.

An illustrative example of the Stock Discount Percentage is set forth on Exhibit A.

“Subscription Agent” means any transfer agent, financial advisor or any other Person retained by National General to serve as agent for processing subscriptions for shares of Common Stock by Participants in the Offering.

“Subscription Amount” means the aggregate dollar amount of a subscription for shares of Common Stock submitted by a Participant in the Offering on an Order Form.

“Subscription Period” has the meaning set forth in Section 5.5(b).

“Subscription Rights” means the non-transferable, non-negotiable, personal rights of Participants to subscribe to purchase shares of Common Stock pursuant to the terms of this Plan.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Trading Day” means a day on which trading in securities is conducted on the NASDAQ Stock Market.

“Transaction” means (a) the granting of Subscription Rights to Participants, (b) the Conversion, (c) the establishment of HoldCo as a Delaware corporation under the Delaware General Corporation Law, (d) the issuance of one hundred percent (100%) of the authorized Capital Stock of the Converted Company to HoldCo, (e) the issuance and sale of one hundred percent (100%) of the authorized Capital Stock of HoldCo to National General pursuant to the Purchase Agreement, and (f) the offer and sale of shares of Common Stock by National General in the Offering.

“United States” or “U.S.” means the United States of America and dependent territories or any part thereof.

“Valuation Range” means the range in between and including the Minimum of the Valuation Range to the Maximum of the Valuation Range, based on the Pro Forma Market Value.

Section 1.2 Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to the preamble, Articles, Sections and Exhibits are to the preamble, Articles, Section and Exhibits of this Plan unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning given to such term in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “$” shall mean U.S. dollars. The word “or” shall not be deemed to indicate exclusivity, unless the context so provides. References to a statute means such statute as amended, modified or supplemented from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder, in each case through the date of this Plan. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Plan is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

ARTICLE II

DESCRIPTION OF THE TRANSACTION

Section 2.1 General Description of the Transaction. Under this Plan, SMIC shall convert from an Illinois-domiciled mutual property and casualty insurance company to an Illinois-domiciled stock property and casualty insurance company pursuant to the Act and shall thereafter be the Converted Company, named Standard Property and Casualty Insurance Company. Simultaneously with the conversion of SMIC to a stock insurance company, HoldCo will be formed as a Delaware corporation for the purpose of owning all of the issued and outstanding Capital Stock of the Converted Company; thus, the Converted Company shall become a wholly-owned Subsidiary of HoldCo. As part of the Transaction, National General Holdings Corp., a Delaware corporation (“National General”), will purchase all of the issued and outstanding Capital Stock of HoldCo. As part of the Transaction, each Eligible Member, as well as Officers and Directors, will receive, without payment, the right to subscribe for and purchase shares of Common Stock, as described in more detail herein.

Section 2.2 Transaction Steps.

(a) Prior to the Effective Date, HoldCo shall be formed as a new Delaware corporation. HoldCo shall have 1,000 shares of common stock, par value $0.01 per share.

(b) Prior to the Effective Date, each Participant will receive Subscription Rights (i.e., the right to subscribe for and purchase shares of Common Stock) pursuant to the terms of this Plan and applicable Law.

(c) Prior to the Effective Date, National General will commence the Offering as contemplated herein.

(d) On the Effective Date, SMIC shall convert from an Illinois-domiciled mutual property and casualty insurance company to an Illinois-domiciled stock property and casualty insurance company pursuant to the Act and shall thereafter be named Standard Property and Casualty Insurance Company. The Converted Company shall have 1,000,000 shares of common stock, par value $1.00 per share, issued and outstanding. The Converted Company shall continue the pre-conversion existence of SMIC.

(e) Upon the Conversion, each member’s membership interest in SMIC shall be extinguished, but the policies issued by SMIC, and all the other terms, conditions, provisions and limits thereof, shall remain in full force and effect before, during and after the Conversion.

(f) On the Effective Date, all of the outstanding shares of Capital Stock of the Converted Company shall be issued to HoldCo; thus, the Converted Company shall become a wholly-owned Subsidiary of HoldCo.

(g) On the Effective Date, National General shall, (i) subject to the terms and conditions of this Plan, issue shares of Common Stock to subscribing Participants, and (ii) use the gross proceeds from the sale of the Common Stock and, if applicable, the amount deposited in the Cash Contribution Fund to purchase all of the issued and outstanding Capital Stock of HoldCo; provided, however, that the total amount paid for all of the issued and outstanding Capital Stock of HoldCo shall not be less than the Minimum of the Valuation Range.

Section 2.3 Post-Transaction Ownership Structure. Immediately following the Transaction, the Converted Company will be a wholly-owned Subsidiary of HoldCo, and HoldCo will be a wholly-owned Subsidiary of National General.

Section 2.4 Submission to the IL DOI. This Plan shall be filed with the IL DOI in accordance with the Act.

ARTICLE III

REASONS FOR PROPOSED CONVERSION AND EXPECTED SURPLUS

Section 3.1 Reasons for Proposed Conversion.

(a) The Board, after careful deliberation, came to the conclusion that it is in the best interest of SMIC’s members and other policyholders to enter into a strategic transaction that will provide for the long term stability and viability of SMIC. The Board has considered a variety of alternative approaches including the status quo, reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization. Ultimately, after careful deliberation and examining multiple potential transactions and counterparties, the Board determined that it was in its members’ and other policyholders’ best interests to enter into a subscription rights method of demutualization, in a transaction sponsored by National General, as described in this Plan.

(b) The Board believes that the Conversion, as fully described herein, complies with the Act. The Board further believes that the Transaction, as set forth in this Plan, is in the best interests of each of its members and other policyholders, because the Transaction provides for the following advantages: (i) provides the Converted Company the ability to compete more effectively in the current and future marketplace; (ii) provides the Converted Company with access to a significant amount of additional capital; (iii) provides Eligible Members with an opportunity to acquire shares of Common Stock at a discount to market; (iv) permits the Converted Company to operate as a wholly-owned Subsidiary of National General or one of its operating insurance Subsidiaries and serve as a platform for National General’s personal lines insurance business; (v) permits the Converted Company the ability to avail itself of National General’s stable A.M. Best “A-” financial strength rating and National General’s larger A.M. Best financial size category, which the Board believes opens additional markets and better stabilizes its agency force and policyholder renewals; (vi) decreases the Converted Company’s administrative costs by utilizing the resources of National General; (vii)

significantly reduces the cost of the Converted Company’s reinsurance program; (viii) permits the Converted Company to maintain its basic name, headquarters, culture, values and management team; and (ix) provides the Converted Company’s employees with opportunities for career advancement.

(c) Prior to the consummation of the Transaction, SMIC is only able to increase its statutory capital and surplus through earnings generated by its operating businesses, the use of surplus enhancing reinsurance arrangements or the issuance of surplus notes. However, these methods have certain limitations as a source of permanent capital to allow SMIC to stabilize its financial position, and ultimately provide greater stability and protection for members, as well as expand its business and policyholder base. In contrast, following the Transaction, the Converted Company will have access to a significant amount of additional capital. In addition, as an existing public company, National General has regular access to capital markets, which SMIC finds difficult to access.

ARTICLE IV

REGULATORY REQUIREMENTS FOR TRANSACTION APPROVAL

Section 4.1 Initial Approvals. This Plan must be approved by the affirmative vote of at least two-thirds (2/3) of the members of the Board. Pursuant to Section 59.1(8) of the Act, the Board may adopt a plan of conversion that does not rely on the issuance to Eligible Members of subscription rights to purchase stock of the Converted Company if such plan of conversion: (a) does not prejudice the interests of the Eligible Members; (b) is fair and equitable; (c) is based upon an independent appraisal of the market value of SMIC by a qualified person; and (d) contains a fair and equitable allocation of any consideration to be given to Eligible Members. Although this Plan describes an alternative plan of conversion pursuant to Section 59.1(8) of the Act (i.e., Eligible Members are being issued subscription rights to subscribe for and purchase shares of Common Stock instead of the Capital Stock of HoldCo or the Converted Company), the Conversion complies with the other provisions of the Act. In addition, National General must agree to the terms of this Plan in connection with its entering into the Purchase Agreement.

Section 4.2 Filing of this Plan with the IL DOI. Promptly after this Plan is approved by the Board, as described in Section 4.1, but prior to submitting this Plan to Eligible Members for approval at the Special Meeting in accordance with the Act, SMIC shall file an application with the IL DOI (the “Application”). The Application shall contain the following documents and information:

(a) this Plan;

(b) the Pro Forma Market Value, including the Valuation Range, as described in Section 5.2(a);

(c) the form of notice to Eligible Members, as described in Section 4.5(a);

(d) the form of proxy to be solicited from Eligible Members, as described in Section 4.5(a), and the related Policyholder Information Statement;

(e) the form of notice required by Section 59.1(10)(a) of the Act to policyholders who become members subsequent to adoption of this Plan by the Board but before the Effective Date, as described in Section 4.5(b);

(f) the proposed Articles of Incorporation and Bylaws of HoldCo;

(g) the proposed amended Articles of Incorporation and Bylaws of the Converted Company; and

(h) such other necessary or appropriate documents requested by the IL DOI relating to this Plan.

Section 4.3 Standards for Approval. Pursuant to Section 59.1(3)(a) of the Act, the IL DOI shall approve this Plan upon a finding that this Plan: (a) complies with the provisions of the Act; (b) does not prejudice the interests of the members of SMIC; and (c) contains a fair and equitable method of allocating Subscription Rights.

Section 4.4 Filing of the Registration Statement with the SEC. After this Plan is approved by the Board as described in Section 4.1, but prior to submitting this Plan to Eligible Members for approval at the Special Meeting, National General shall promptly cause the Registration Statement to be prepared and filed with the SEC. The Registration Statement may include this Plan and such other documents and materials filed with the IL DOI as National General and its counsel determine to be necessary and appropriate in connection with the Offering. In the event the Registration Statement fails to be or become effective, this Plan may be modified or terminated by the Board.

Section 4.5 Notices to Members.

(a) Within forty-five (45) days of the IL DOI’s approval of this Plan and at least thirty (30) days before the date fixed for the Special Meeting described in Section 4.7, SMIC shall send a notice of the Special Meeting by first class mail to each Eligible Member, in the form authorized and approved by the IL DOI. Such notice shall include the Policyholder Information Statement (which will be included in the Registration Statement) and the proxy form for the approval or disapproval of the Transaction, in the form authorized and approved by the IL DOI. Such notice shall be given by mailing one notice per Qualifying Policy to the address of the first named insured of the Qualifying Policy, as such address appears on the records of SMIC. Such mailing (or a separate mailing sent within five (5) days thereafter) will include the Order Form, such proxy form and the Prospectus; provided, however, the issuance of the shares of Common Stock shall be subject to Eligible Members’ approval of the Transaction at the Special Meeting as set forth in Section 4.7.

(b) With respect to any policy issued subsequent to the Eligibility Record Date but prior to the Effective Date, the subject policyholder shall be given written notice of this Plan in the form authorized and approved by the IL DOI pursuant to Section

59.1(10)(a) of the Act, no later than forty-five (45) days after the Effective Date. The notice shall be sent to the address of the first named insured of such policy, as such address appears on the records of SMIC. The notice shall (i) include a copy of this Plan or a summary of this Plan and (ii) advise the named insured of his or her right to rescind the policy and to receive a full refund of any amounts paid for the policy within ten (10) days of the named insured’s receipt of the notice.

Section 4.6 Form A Filing Regarding the Purchase Agreement. The consummation of the Transaction (including the consummation of the transactions contemplated in the Purchase Agreement) will result in a change of control of SMIC, and the Converted Company’s becoming part of National General’s Insurance Holding Company System. Therefore, this Plan and the Purchase Agreement, and the related acquisition of control by National General, will be subject to the approval by the IL DOI of a “Form A” (Statement Regarding the Acquisition of Control) filed by National General. In the event the IL DOI disapproves of the change of control, this Plan may be modified or terminated by the Board in accordance with the Act; provided that National General shall not be bound by any such modification or termination to which National General shall not have consented in writing.

Section 4.7 The Special Meeting to Approve the Conversion. Subsequent to the approval of this Plan by the Board and the IL DOI, the Special Meeting shall be scheduled for consideration of this Plan, as well as the Transaction, in accordance with SMIC’s existing Bylaws and applicable Law, at the date and time set forth in the notice described in Section 4.5(a). An affirmative vote of not less than two-thirds (2/3) of Eligible Members voting (in person or by proxy) at the Special Meeting shall be required for approval of this Plan. Each Eligible Member shall be entitled to one vote per Qualifying Policy.

Section 4.8 Post Meeting Filing. Pursuant to the Act, if this Plan is approved by the Eligible Members, SMIC shall file with the IL DOI (a) the minutes of the Special Meeting at which this Plan was approved, (b) the amended Articles of Incorporation and Bylaws of the Converted Company as adopted by the Board (along with a copy of the resolution of the Board adopting such amended documents, certified by the secretary of SMIC), and (c) the Articles of Incorporation and Bylaws of HoldCo.

ARTICLE V

SUBSCRIPTION OFFERING PROCESS

Section 5.1 Timing of Subscription Offering and Compliance with Applicable Securities Laws.

(a) In connection with the Offering, Participants shall be granted Subscription Rights, without payment, entitling each Participant to acquire from National General, at the Purchase Price, either authorized but unissued shares of Common Stock or issued but not outstanding shares of Common Stock that are held as treasury stock, in accordance with Securities Laws and other Laws and this Plan. No payment shall be made to any Person in lieu of the granting of Subscription Rights to any such Person. All Subscription Rights remaining unexercised at 5:00 p.m. Eastern Time on the last day of the Offering, if any, shall expire. If the total dollar amount of subscriptions for shares of Common Stock tendered by Participants in the Offering (the “Aggregate Subscription Amount”) is less than the Minimum of the Valuation Range, National General shall contribute cash to the Cash Contribution Fund in an amount equal to the difference between (i) the Minimum of the Valuation Range less (ii) the product of (A) the number of shares of Common Stock sold to Participants multiplied by (B) the Purchase Price. National General shall use the gross proceeds from the Offering and the amount of the Cash Contribution Fund (if applicable) to purchase all of the authorized shares of HoldCo. The Conversion, the issuance by the Converted Company of its shares to HoldCo, and the issuance of shares of HoldCo to National General are intended to happen simultaneously.

(b) The Policyholder Information Statement shall be included in the Registration Statement. The IL DOI shall be provided a copy of any amendments to the Registration Statement.

(c) The offer and sale of the shares of Common Stock shall be conditioned upon approval of this Plan by Eligible Members at the Special Meeting.

(d) National General shall not distribute the Prospectus or the Order Form to any Participant until the Registration Statement has been declared effective by the SEC or otherwise become effective.

(e) National General shall make reasonable efforts to comply with the Securities Laws. However, National General has no obligation to offer or sell shares to any Person under this Plan if such Person resides in a foreign country or in a jurisdiction of the United States with respect to which (i) the grant of Subscription Rights or the offer or sale of shares of Common Stock in the Offering to such Persons would require National General or its directors, officers or employees, under the laws of such jurisdiction, to register as a broker or dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or National General would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction, or (ii) such registration or qualification in the judgment of National General would be impracticable or unduly burdensome for reasons of cost or otherwise.

(f) Prior to the Effective Date, National General shall, if required by the applicable listing requirements, cause the shares of Common Stock to be issued in the Offering to be approved for listing by the NASDAQ Stock Market, subject to official notice of issuance.

Section 5.2 Purchase Price Per Share and Aggregate Number of Shares of Common Stock to be Offered. Subject to Article VI, the total number of shares of Common Stock to be offered in the Transaction to Participants shall be determined pursuant to this Section 5.2.

(a) The Independent Appraiser has been retained by SMIC to undertake an independent evaluation to determine the Pro Forma Market Value and Valuation Range. The Valuation Range will consist of the Pro Forma Market Value and a valuation fifteen percent (15%) above the Pro Forma Market Value (the “Maximum of the Valuation Range”) and a valuation fifteen percent (15%) below the Pro Forma Market Value (the “Minimum of the Valuation Range”). The determination of the Valuation Range by the Independent Appraiser may be based upon the current financial condition and results of operations of SMIC, a comparison of SMIC with comparable insurance companies, the pro forma book value and earnings per share of the Converted Company or such other factors as the Independent Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including (as permitted by the Act) that value estimated to be necessary to attract a full subscription for the shares of Common Stock in the Offering. The Valuation Range shall also be submitted to the IL DOI as part of the Application to be filed by SMIC for approval of the Conversion pursuant to Section 4.2. SMIC, with permission of the IL DOI, may adjust the Valuation Range if SMIC determines that a material change in financial condition of SMIC or other factors considered by the Independent Appraiser require an update of the appraisal; provided that National General shall not be bound by any such adjustment to the Valuation Range to which National General shall not have consented in writing.

(b) The Aggregate Subscription Amount that will be accepted in the Offering cannot exceed the Maximum of the Valuation Range, and the maximum number of shares of Common Stock to be sold in the Offering shall not exceed the quotient of the Maximum of the Valuation Range divided by the Purchase Price (the “Maximum Shares Issuable”). At a minimum, the Aggregate Subscription Amount, together with the cash contributed by National General to the Cash Contribution Fund (if applicable), must equal the Minimum of the Valuation Range. There is no minimum number of shares of Common Stock that must be sold in the Offering; provided, that if the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, National General shall contribute sufficient cash to the Cash Contribution Fund such that the condition in the preceding sentence is satisfied.

(c) The Purchase Price shall be uniform as to all Participants.

Section 5.3 Number of Shares of Common Stock to be Offered by Category.

(a) Subject to Section 5.3(c) and the applicable limits in Article VI, the Eligible Members shall have the right to purchase the Maximum Shares Issuable less the shares of Common Stock purchased by the Officers and Directors pursuant to Section 5.3(b).

(b) Subject to Section 5.3(c) and the applicable limits in Article VI, in accordance to Section 59.1(7)(a)(ii) of the Act, the Officers and Directors shall have the right to purchase up to 33.31% of the total number of shares of Common Stock to be issued pursuant to the Offering (based on SMIC’s Quarterly Statement as of September 30, 2015).

(c) In the event of an oversubscription by Eligible Members, each of the Eligible Members, Officers and Directors shall have their shares of Common Stock reduced pro rata, as set forth in Section 5.4(a).

Section 5.4 Potential Offering Adjustments.

(a) If, upon conclusion of the Offering, the Aggregate Subscription Amount is greater than the Maximum of the Valuation Range, then the subscriptions of each Participant (including Directors and Officers) shall be reduced, and each Participant’s Subscription Amount shall equal an amount calculated according to the following formula:

a = ß * (g/ d)

where:	a	=	Final Subscription Amount allowed for such Participant
	ß	=	Subscription Amount subscribed for by such Participant
	g	=	Maximum of the Valuation Range
	d	=	Aggregate Subscription Amount prior to the reduction pursuant to this Section 5.4(a)

(b) If, upon conclusion of the Offering, the Aggregate Subscription Amount is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range then the Transaction shall be consummated as described herein.

(c) If, upon conclusion of the Offering, the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, then in such event National General shall establish and fund the Cash Contribution Fund. After the Cash Contribution Fund is funded, the Transaction shall be consummated as described herein.

Section 5.5 Mailing Of Offering Materials and Collection Of Subscriptions.

(a) After approval of this Plan by the IL DOI and after the SEC has declared the Registration Statement effective, on the Mailing Date, National General or SMIC shall mail to the address of:

(i) each Eligible Member the following: (A) the notice and materials (including the proxy included in the Registration Statement) required by Section 4.5(a) (which may be contained in the same or a separate mailing), (B) an Order Form and (C) the Prospectus; and

(ii) each Director and Officer the following: (A) an Order Form and (B) the Prospectus.

(b) The Offering shall commence on the Mailing Date and continue for at least twenty (20) days but not more than forty-five (45) days (the “Subscription Period”).

(c) The exact timing of the commencement and completion of the Offering shall be determined by SMIC and National General in consultation with their respective representatives. SMIC and National General may consider a number of factors in determining the exact timing of the commencement of the Offering, including their respective current and projected future earnings, local and national economic conditions and the prevailing market for stocks in general and stocks of insurance companies in particular. The Offering may be terminated by agreement of the Board and the board of directors of National General and otherwise as provided in the Purchase Agreement at any time prior to the Special Meeting and at any time thereafter, without liability to any Person, subject to any necessary regulatory approval or concurrence.

Section 5.6 Manner of Exercising Subscription Rights in the Offering; Order Forms; Method of Payment.

(a) A Participant that would like to subscribe for and purchase shares of Common Stock in connection with the Offering must properly complete and deliver the executed Order Form and an amount equal to such subscribing Participant’s Subscription Amount, to National General, SMIC (as agent for National General), or the Subscription Agent (with the recipient set forth in the Prospectus), during the Subscription Period. Because the Purchase Price will not be known until the Business Day prior to the date of the Special Meeting (as provided in the definition of Purchase Price), each Participant will be subscribing for a dollar amount and the actual number of shares of Common Stock that such dollar amount will purchase will be determined pursuant to Section 5.8. National General and SMIC may extend the Subscription Period by such amount of time as they determine is appropriate, but in no event by more than ninety (90) days without the prior approval of the IL DOI. Failure of any subscriber to deliver a properly executed Order Form to National General, SMIC (as agent for National General) or the Subscription Agent (with the recipient set forth in the Prospectus), along with payment of the Subscription Amount, within the time limits prescribed, shall be deemed an irrevocable waiver and release by such Person of any rights to subscribe for or purchase shares of Common Stock. An Order Form will be deemed to have been “delivered” to National General, SMIC (as agent for National General) or the Subscription Agent (with the recipient set forth in the Prospectus) when it is physically received at the address shown on the Order Form and not when it is deposited in the mail if the subscriber chooses to make delivery by mail. Failure of the U.S. Postal Service to deliver to National General, SMIC (as agent for National General) or the Subscription Agent (with the recipient set forth in the Prospectus) any Order Form to the address shown on the Order Form shall also be deemed such a waiver and release.

(b) Payment for the subscription of shares of Common Stock must be received in full and collected by National General (or by SMIC or the Subscription Agent, each as agent for National General), together with a properly completed and executed Order Form. Such payment shall be made by wire, check, bank draft or other means acceptable to National General at the time the Order Form is delivered to National General, SMIC (as agent for National General) or the Subscription Agent (with the recipient set forth in the Prospectus). All subscription payments made by wire, check or bank draft shall be payable to National General (or SMIC, as agent for National General). All subscription payments will be deposited by National General in an escrow account at a bank designated by National General and SMIC. The subscription payment shall be such subscriber’s Subscription Amount expressed as a dollar amount and the number of shares of Common Stock that such Subscription Amount purchases will be determined in accordance with Section 5.8.

Section 5.7 Authority to Reject Subscriptions. SMIC and National General shall have the absolute right, in their sole discretion and without liability to any Person, to determine which proposed subscribing Persons and which subscriptions and orders in the Offering meet the criteria provided in this Plan for eligibility to purchase shares of Common Stock and the total dollar amount that any person is eligible to subscribe for, and to reject any Order Form that is (a) improperly completed or executed, (b) not timely received, for whatever reason, (c) not accompanied by the proper payment, (d) accompanied by payment by check that is dishonored, or (e) submitted by a Person whose representations National General believes to be false or who it otherwise reasonably believes is, either alone, or Acting in Concert with others, violating, evading or circumventing, or intending to violate, evade or circumvent, the terms and conditions of this Plan or the Act. SMIC and National General may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation of the Subscription Agent, SMIC and National General of the terms and conditions of the Order Forms shall be final and conclusive, and National General and SMIC shall be free from liability to any Person on account of such action. Once National General, SMIC (as agent for National General) or the Subscription Agent, as applicable, receives an Order Form with full payment, the order shall be deemed placed and will be irrevocable; provided, however, that no Order Form shall be accepted until the Prospectus has been filed with the SEC and mailed or otherwise made available to the Persons entitled to Subscription Rights in the Offering, and any Order Form received prior to that time shall be rejected and no sale of shares of Common Stock shall be made in respect thereof.

Section 5.8 Shares Issued to Subscribers; Refunds. Subject to the provisions of this Plan concerning oversubscription under Section 5.4(a) and the right to reject, in whole or in part, subscriptions from subscribing Participants under Section 5.7, the number of whole shares of Common Stock to be sold to each subscribing Participant shall be equal to the whole number nearest to but not exceeding the quotient of such subscriber’s Subscription Amount divided by the Purchase Price. No fractional shares will be issued. A refund will be made to such subscriber equal to the difference, if any, between (a) such subscriber’s Subscription Amount (prior to any reduction pursuant to Section 5.4(a)) and (b) the Purchase Price multiplied by the whole number of shares sold to such subscriber as described in this Section 5.8. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund.

Section 5.9 Reclassifications. If between the Mailing Date and the Offering Closing Date, the outstanding shares of Common Stock are changed into a different number of shares, by reason of a reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared with regard to the Common Stock with a record date between the Mailing Date and the Offering Closing Date, the Purchase Price will be adjusted to such number as if the reclassification, recapitalization, split-up, combination, exchange or dividend had occurred on the second (2nd) Trading Day prior to the Mailing Date.

Section 5.10 Announcement of Results. Promptly following the adjournment of the Special Meeting, National General will issue a press release and file a Current Report on Form 8-K with the SEC to announce the results of the Special Meeting and the Offering, including the Purchase Price, the National General Ten (10)-day VWAP, the Stock Discount

Percentage and the total amount of subscriptions received, in each case as determined by the Calculation Agent or the Subscription Agent, as applicable.

Section 5.11 Closing Date. On the Offering Closing Date (which shall be the next Business Day after the date of the Special Meeting), shares of Common Stock will be issued to each Participant whose Order Form, together with payment, has been properly completed, timely submitted and not revoked. Each share of Common Stock issued in the Offering shall be fully paid and non-assessable upon payment in full of the Purchase Price.

ARTICLE VI

SUBSCRIPTION OFFERING LIMITATIONS AND RESTRICTIONS

Section 6.1 Subscription Rights. Subscription Rights are non-transferable, non-negotiable personal rights to subscribe for and purchase shares of Common Stock at the Purchase Price. Subscription Rights shall be granted, without payment, to each Participant as described in Articles V and VI. The granting of Subscription Rights to a Participant shall permit (but shall not require) the Participant to subscribe to purchase shares of Common Stock at the Purchase Price in the Offering.

Section 6.2 Restrictions on Purchase of Shares of Common Stock. The following additional limitations and exceptions shall apply to all purchases of shares of Common Stock:

(a) Unless the minimum amount is reduced pursuant to the oversubscription provisions of Section 5.4(a), the minimum Subscription Amount in the Offering by any subscribing Participant shall be $500.00.

(b) In addition to the other restrictions and limitations set forth herein, the maximum Subscription Amount in the Offering by any subscribing Participant shall not exceed $400,000 (the “Maximum Subscription Amount”) even with respect to an Eligible Member with multiple policies; provided, however, that such Maximum Subscription Amount shall apply separately with respect to each capacity of any subscribing Participant (i.e., as an Eligible Member, Officer or Director) but not as an Eligible Member as to multiple policies. For purposes of determining whether the maximum purchase amount has been reached, there shall be no aggregation with respect to spouses, immediate family members or entities controlled by any Participant or controlled by the applicable Participant’s spouse or any member of such Participant’s immediate family.

(c) Any Person purchasing shares of Common Stock pursuant to a Subscription Right in the Offering will be deemed to represent and affirm to SMIC and National General that such Person is purchasing for his or her own account and not on behalf of any other Person or with a view to further distribution.

(d) SMIC may increase or decrease any of the purchase limitations set forth herein at any time with the written consent of National General. In the event that either an individual or aggregate purchase limitation is increased after commencement of the Offering, any Person who ordered the Maximum Subscription Amount shall be permitted to purchase an additional number of shares of Common Stock such that such Person may subscribe for or order the revised Maximum Subscription Amount. In the event that the Maximum Subscription Amount is decreased after commencement of the Offering, the orders of any Person who subscribed for an amount in excess of the revised Maximum Subscription Amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then Maximum Subscription Amount.

Section 6.3 Restrictions on Transfer of Shares of Common Stock. All shares of the Common Stock that are purchased in the Offering shall be transferable without restriction, except to the extent that such transfer is restricted by law, including the Securities Laws and regulations thereunder.

ARTICLE VII

CONDITIONS TO THE OFFERING

Consummation of the Offering is subject to (a) the receipt of all required federal and state approvals for the issuance of shares of Common Stock in the Offering, (b) approval and adoption of this Plan and the Transaction by the affirmative vote of at least two-thirds (2/3) of the votes cast at the Special Meeting by Eligible Members, voting in person or by proxy, as provided in Section 59.1(4)(c) of the Act, (c) the satisfaction or waiver of all of the conditions precedent for the completion of the Acquisition pursuant to the terms of the Purchase Agreement, and (d) the sale in the Offering of such dollar amount of shares of Common Stock which together with the Cash Contribution Fund (if applicable) equal at least the Minimum of the Valuation Range.

ARTICLE VIII

INTERPRETATION, AMENDMENT AND TERMINATION

Section 8.1 Plan Interpretation.

(a) The Board shall have the exclusive authority to interpret and apply the provisions of this Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement this Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding, upon all Persons (other than National General, unless it shall have consented in writing thereto), and neither SMIC (or the Converted Company, as applicable) or HoldCo nor their directors, officers, employees, agents, Subsidiaries or Affiliates shall be liable to any Person in connection with any such interpretation, application or determination.

(b) This Plan shall be governed and construed in accordance with the Laws of the State of Illinois.

Section 8.2 Amendment.

(a) This Plan may be amended at any time before it is approved by the IL DOI by the affirmative vote of not less than two-thirds (2/3) of the directors of SMIC then in office. Once this Plan has been approved by the IL DOI, this Plan may only be amended by the affirmative vote of not less than two-thirds (2/3) of the directors of SMIC then in office and approval of such amendment by the IL DOI.

(b) In the event that the IL DOI adopts regulations with mandatory or optional provisions applicable to the Conversion prior to the Effective Date, this Plan may be amended to conform to such regulations at any time prior to the Effective Date by the affirmative vote of two-thirds (2/3) of the directors of SMIC then in office and no resolicitation of proxies or further approval by the Eligible Members shall be required.

(c) By approving this Plan, the Eligible Members authorize the amendment of this Plan in accordance with the provisions of this Section 8.2.

(d) National General shall not be bound by any amendment to this Plan in accordance with this Section 8.2 or otherwise, to which National General shall not have consented in writing in accordance with the terms set forth in the Purchase Agreement.

Section 8.3 Termination. This Plan may be withdrawn or terminated at any time before it is approved by the IL DOI by an affirmative vote of not less than two-thirds (2/3) of the directors of SMIC then in office. Once this Plan has been approved by the IL DOI, this Plan may only be withdrawn or terminated by the affirmative vote of not less than two-thirds (2/3) of the directors of SMIC then in office and approval of the IL DOI. This Plan may not be withdrawn or terminated unless the Purchase Agreement shall have been terminated in accordance therewith or National General shall have consented to such termination or withdrawal in writing, which consent may be granted or withheld in National General’s sole discretion.

ARTICLE IX

ADDITIONAL PROVISIONS

Section 9.1 Consummation of the Offering. The Conversion shall be consummated on the Effective Date, which shall take place when the IL DOI has approved this Plan, the Eligible Members have approved this Plan and the amended Articles of Incorporation and Bylaws of the Converted Company have been adopted by the Board. On the Effective Date, (i) SMIC shall become an Illinois-domiciled stock insurance company and shall issue 1,000,000 shares of its common stock to HoldCo at a par value of $1.00 per share (representing all of the shares of its Capital Stock to be issued in the Conversion); (iii) HoldCo shall issue and sell to National General all of the authorized shares of Capital Stock of HoldCo (1,000 shares of common stock, par value $0.01 per share) pursuant to the Purchase Agreement; and (iv) the shares of Common Stock for which subscriptions are accepted in the Offering shall be issued and sold by National General.

Section 9.2 Effect of Approval of this Plan. By approving this Plan, the members of SMIC shall have approved all of the transactions contemplated by this Plan, including the adoption of the amended Articles of Incorporation and Bylaws of the Converted Company pursuant to Section 59.1(5) of the Act, the Transaction, and the Acquisition. The approval by the IL DOI of this Plan shall be deemed to include and constitute the approval by the IL DOI of all of the transactions described herein.

Section 9.3 Continuation of Corporate Existence. Upon the Conversion under the terms of this Plan and the Act, the Converted Company’s corporate existence as a stock insurance company shall be a continuation of the pre-Conversion corporate existence of SMIC as an insurance company with the original date of incorporation of SMIC. In accordance with Section 59.1(11)(a) of the Act, upon the completion of the Conversion: (a) the corporate existence of SMIC shall be continued in the Converted Company, (b) all of the rights, franchises and interests of SMIC in and to every type of property, real, personal and mixed, and things in action thereunto belonging, shall be deemed transferred and vested in the Converted Company without any deed or transfer, and (c) the Converted Company shall be deemed to have assume all the obligations and liabilities of SMIC.

Section 9.4 Status of Policies in Force on the Effective Date.

(a) Each policy of insurance issued by SMIC and in force on the Effective Date shall remain in force as a policy issued by the Converted Company, in accordance with the terms of such policy, except that, from and after the Effective Date, all voting and any other membership rights (if any) of the holder under such policy or under the Act shall be extinguished.

(b) The holders of participating policies, if any, on the Effective Date shall continue to have the right to receive dividends, if any, as provided in the participating policies.

(c) In the case of a participating policy, the Converted Company shall have the right on the renewal date of such policy to issue a non-participating policy as a substitute for the participating policy.

Section 9.5 Officers and Boards of Directors; Employees.

(a) The initial board of directors of HoldCo and of each entity that, following the Transaction, shall be a Subsidiary of HoldCo, shall consist of those Persons set forth on Exhibit B. Such directors shall hold office until the first annual meetings of their respective entities, at which new directors shall be duly elected pursuant to the organizational documents of each respective entity.

(b) The initial officers of HoldCo and of each entity that, following the Transaction, shall be a Subsidiary of HoldCo, shall consist of those Persons as set forth on Exhibit C. Such officers shall hold office until such time as new officers are duly appointed pursuant to the organizational documents of each respective entity.

(c) No director, officer, agent or Employee of SMIC or any other Person shall receive any fee, commission or other valuable consideration for in any manner aiding, promoting or assisting in the transactions contemplated by this Plan, except the payment of reasonable fees and compensation to attorneys, accountants and actuaries for services performed in the independent practice of their professions, even if such attorney, accountant or actuary is also a director of SMIC; provided, however, in connection with the Transaction, the Officers and Directors will receive other than the Subscription

Rights, the benefits described in Sections 9.5(d), 9.5(e), 9.5(f) and 9.7 of this Plan and Sections 4.4, 4.16(f), 4.17 and 4.18 of the Purchase Agreement.

(d) In the event that $5,000,000 shall exceed the Aggregate Discount Value (such excess amount being the “Employee Bonus Pool Fund”), National General shall pay, in cash, an aggregate amount equal to the Employee Bonus Pool Fund as incentive compensation to Employees as of the Effective Date (the “Designated Company Employees”). The Employee Bonus Pool Fund shall be allocated among the Designated Company Employees as determined by Mark O. Roberts Jr., or, in his absence, the Board, pursuant to a written schedule delivered to National General on or prior to the Effective Date. The Employee Bonus Pool Fund shall be paid to the Designated Company Employees in three (3) equal annual cash installments, each equal in aggregate to one third of the amount due, commencing on the first anniversary of the Effective Date; provided, that, in the event that, on any such payment date, that any Designated Company Employee is not employed by HoldCo or any of its Affiliates (collectively, the “HoldCo Group”) on such date because such employment with the HoldCo Group is terminated (i) for Cause by the HoldCo Group, or (ii) voluntarily by such Designated Company Employee without Good Reason, such payment otherwise due to such Designated Company Employee will be forfeited to all of the other eligible Designated Company Employees identified on such schedule in the proportion that each such Designated Company Employee’s payment bears to the aggregate payments of all eligible Designated Company Employees on such payment date. In the event that an eligible Designated Company Employee dies prior to the payment of any amounts due pursuant to the foregoing sentence, such payment shall be made to the estate of such Designated Company Employee.

(e) National General shall pay to the Designated Company Employees cash retention bonus payments as allocated by SMIC pursuant to the Retention Bonus Plan delivered to National General on or prior to the Effective Date in an aggregate amount equal to, and not exceeding, $2,750,000; provided, that, in the event that, on any such cash retention bonus payment date, any Designated Company Employee is not employed by the HoldCo Group on such date because such employment with the HoldCo Group is terminated (i) for Cause by the HoldCo Group, or (ii) voluntarily by such Designated Company Employee without Good Reason, such payment otherwise due to such Designated Company Employee will be forfeited to all of the other eligible Designated Company Employees identified on such schedule in the proportion that each such Designated Company Employee’s payment bears to the aggregate cash retention bonus payments of all eligible Designated Company Employees on such payment date. Such cash retention bonuses shall be paid in two (2) equal installments, the first $1,375,000 in aggregate cash retention bonus payments will be paid six (6) months following the Effective Date and the final $1,375,000 in aggregate cash retention bonus payments will be paid on or about the first anniversary of the Effective Date. In the event that an eligible Designated Company Employee dies prior to the payment of any amounts due pursuant to this Section 9.5(e), such payment shall be made to the estate of such Designated Company Employee.

(f) Following the Effective Date, National General shall pay each of the directors who is not an Employee listed on Schedule 4.17 of the Company Disclosure Letter delivered pursuant to the Purchase Agreement (each a “Non-Employee Director”) a retention bonus of $50,000 payable in twelve (12) equal consecutive quarterly installments of $4,166.67 commencing on the calendar quarter ending immediately after the Effective Date. In the event that a Non-Employee Director dies prior to the payment of any amounts due pursuant to the foregoing sentence, such payment shall be made to the estate of such Non-Employee Director.

(g) While SMIC believes the benefits received by certain Employees, Directors and Officers under Sections 9.5(d), 9.5(e), 9.5(f) and 9.7 of this Plan and Sections 4.4, 4.16(f), 4.17 and 4.18 of the Purchase Agreement are not fees, commissions or other valuable consideration received by such Employees, Directors or Officers to aid, promote or assist the Transactions, it seeks approval of the receipt of these payments in connection with approval of the Plan by the IL DOI and the Eligible Members.

Section 9.6 Organizational Documents. After the Effective Date, the Articles of Incorporation and Bylaws of HoldCo and the Converted Company adopted pursuant to Section 4.7 may be amended pursuant to the provisions of the relevant document, the Illinois Insurance Code, and the statutory provisions generally applicable to the amendment of the certificate of incorporation or bylaws of business corporations, or such other statutory provisions as may be applicable at the time of the amendment.

Section 9.7 Advisory Board. Pursuant to Section 4.16 of the Purchase Agreement, immediately prior to the Effective Date, HoldCo shall form an advisory board (the “Advisory Board”). The Advisory Board shall have the right, power and authority to enforce the covenants contained in this Section 9.7 and Sections 9.5(d), 9.5(e) and 9.5(f) of this Plan and Sections 4.2(c), 4.4(b) through (h), 4.11, 4.13, 4.14, 4.15, 4.16 and 4.17 of the Purchase Agreement. The Advisory Board shall have a term of six (6) years commencing on the Effective Date (“Advisory Board Term”). The initial members of the Advisory Board shall consist of Mark O. Roberts Jr., Mark O. Roberts III and Joseph E. Summerson. During the Advisory Board Term, the Advisory Board shall consist of no less than three (3) members. In the event of a vacancy on the Advisory Board during the Advisory Board Term, such vacancy shall be filled by an appointee selected by an affirmative majority vote of the sitting members of the Advisory Board (the “Advisory Board Members”), which selection shall be subject to the consent of National General (such consent not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, National General may not (a) remove any Advisory Board Members (other than based on a reasonable finding by the board of directors of the Converted Company that cause exists for such removal due to an action of an Advisory Board Member described in subsections (b), (c), (e) or (j) of the definition of Cause), or (b) replace any Advisory Board Members.

Section 9.8 Affiliate Agreements. The new Affiliates of the Converted Company may enter into tax sharing agreements, management agreements, service contracts, other cost-sharing arrangements and similar agreements with the Converted Company or any other Affiliate of the Converted Company, subject to any required regulatory approval of the IL DOI pursuant to the Illinois Insurance Code.

Section 9.9 Costs and Expenses. Any fee or payment to the IL DOI and any other regulatory authority, related to this Plan and the review by any such regulatory authority and its advisors conducted in connection with any public hearing, shall be borne by National General; provided, however, that statutory fees with respect to this Plan shall be borne by SMIC, the Converted Company or HoldCo, as applicable. Except as otherwise provided in the immediately preceding sentence, all costs, fees and expenses incurred in connection with this Plan shall be paid by the party incurring such cost or expense.

Appendix B

Execution Version

STOCK PURCHASE AGREEMENT

between

STANDARD MUTUAL INSURANCE COMPANY

and

NATIONAL GENERAL HOLDINGS CORP.

Dated as of January 27, 2016

B-(i)

B-(ii)

B-(iii)

Exhibits

Exhibit A – Plan of Conversion

Exhibit B – Form of Executive Employment Agreement

Exhibit C – Special Severance Plan

Exhibit D – Retention Bonus Plan

Exhibit E – Home Office Lease

Exhibit F – Standard Underwriters Stock Purchase Agreement

Exhibit G – GoWeb1 Consulting Agreement

Annexes

Annex I – Company Disclosure Letter

Annex II – Buyer Disclosure Letter

B-(iv)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of January 27, 2016 (this “Agreement”), is made by and between National General Holdings Corp., a Delaware corporation (“Buyer”), and Standard Mutual Insurance Company, an Illinois mutual insurance company (“Company”). References herein to Company shall refer to Company before or after giving effect to the Conversion (as defined below), as required by the context. Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 8.1.

R E C I T A L S:

WHEREAS, Company proposes to convert to an Illinois stock insurance company pursuant to the Plan of Conversion in accordance with Section 59.1 of the Illinois Insurance Code (the “Act”), and, simultaneously with such conversion, to issue and sell all of its authorized shares to SPCI Holdings, Inc., a Delaware corporation to be formed prior to the Effective Date (“HoldCo”), with Company thereby becoming a wholly owned Subsidiary of HoldCo (collectively, the “Conversion”);

WHEREAS, in connection with the Conversion, Buyer will grant to Participants rights to subscribe for a certain number of shares of the Common Stock at a discount to the then-current market price of such shares, which number of shares and discount shall be determined pursuant to the terms hereof and the terms of the Plan of Conversion; and

WHEREAS, upon the Effective Date, Buyer will use the proceeds from the sale of the Common Stock to Participants, as well as other funds described herein, to purchase 1,000 shares of the common stock of HoldCo, par value $0.01 per share (the “Shares”), which constitute all of the authorized shares of the capital stock of HoldCo, subject to the terms and conditions set forth in this Agreement and the Plan of Conversion.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

Sale and Purchase of Shares

Section 1.1 Purchase and Sale. In consideration for the sale and issuance of the Shares, and upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall pay to HoldCo an amount (the “Purchase Price”) equal to (a) the Aggregate Subscription Amount, plus (b) the Cash Contribution Fund, if any, in cash, payable in accordance with Section 1.2, and HoldCo shall sell, issue and deliver to Buyer, all of the Shares, all of which shall be fully-paid and non-assessable.

Section 1.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of Locke Lord LLP, 3 World Financial Center, Suite 2001, New York, New York 10281 at 10:00 a.m. on the Effective Date; provided, that all conditions set forth in Article 5 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time) and all items set forth on the Subscription Calculation Schedule are final, unless another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date.” At the Closing:

(a) Company and HoldCo shall deliver to Buyer:

(i) one or more certificates representing all of the Shares issued in the name of Buyer (or one of its wholly-owned Subsidiaries, as it shall designate);

(ii) a reasonably current certificate of compliance for Company issued by the Illinois Department of Insurance (the “IL DOI”);

(iii) a copy of the Certificate of Incorporation of HoldCo certified by the Secretary of State of Delaware;

(iv) a copy of the Organizational Documents of each of the Acquired Companies, certified by an officer of the applicable Acquired Company;

(v) the original corporate record books and stock record books of Company;

(vi) the stock certificates for all of the issued and outstanding shares of the capital stock of Company after the Conversion;

(vii) written resignations, effective as of the Closing Date, of each director and the officers listed in Section 1.2(a)(vii) of the Buyer Disclosure Letter, solely in their capacity as a director or officer and not in their capacity as an employee of Company, at least ten (10) Business Days prior to the Closing Date, which former directors and officers shall have their new titles listed in Section 1.2(a)(vii) of the Buyer Disclosure Letter; and

(viii) a certificate of Company attesting to the matters set forth in Section 5.2(a).

(b) Buyer shall (i) pay to HoldCo, by wire transfer of immediately available funds to an account of HoldCo designated by Company at least two (2) Business Days prior to the Closing Date, an amount equal to the Purchase Price, and (ii) deliver to Company a certificate of Buyer attesting to the matters set forth in Section 5.3(a).

Section 1.3 Subscription Calculation Schedule.

(a) Not later than five (5) Business Days prior to the expected Closing Date, Company shall deliver to Buyer a schedule setting forth the Aggregate Subscription Amount, the Cash Contribution Fund, the Employee Bonus Pool Fund, the Aggregate Discount Value, the Subscription Price, the Valuation Range and the Maximum Shares Issuable, including reasonable detail as to the calculation of each item (the “Subscription Calculation Schedule”). Company and its representatives will consult with Buyer and its representatives during the preparation of the Subscription Calculation Schedule and allow Buyer and its representatives to review drafts of the Subscription Calculation Schedule and workpapers relating thereto.

(b) Unless Buyer objects in good faith and in writing to any item on the Subscription Calculation Schedule or any calculation that is in conflict with the Plan of Conversion within two (2) Business Days of receiving the Subscription Calculation Schedule, the items set forth in the Subscription Calculation Schedule shall be deemed final.

(c) In the event Buyer objects in good faith and in writing to any item on the Subscription Calculation Schedule or any calculation that is in conflict with the Plan of Conversion within two (2) Business Days of receiving the Subscription Calculation Schedule, the parties shall use their respective best efforts to resolve such objection of the disputed item and the final amount thereof. If, after a period of ten (10) Business Days following the date on which Buyer provides notice of such dispute, any such calculation remains disputed, then Buyer and Company shall together choose an independent accounting firm of nationally-recognized standing (the “Accounting Firm”) to resolve any remaining disputes. The Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Buyer and Company, and not by independent review, only those issues still in dispute with respect to the Subscription Calculation Schedule. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this Section 1.3. All of the fees and expenses of the Accounting Firm shall be borne by Buyer and Company in the same proportion that the aggregate amount of the disputed items submitted to the Accounting Firm that are unsuccessfully disputed by Buyer and Company, respectively (as finally determined by the Accounting Firm), bears to the total amount of items submitted to the Accounting Firm.

Section 1.4 Tax Treatment of Transaction. Solely for federal income Tax purposes, the parties agree that the Conversion and the purchase of Shares pursuant to this Agreement shall be treated as if the following occurred in the following order: (a) Buyer acquired all of the membership interests in Company (collectively, the “Membership Interests”) from the Eligible Members in exchange for Subscription Rights, (b) Buyer contributed the Membership Interests plus the Purchase Price to HoldCo in exchange for the Shares, and (c) HoldCo then contributed the Membership Interests plus a portion of the Purchase Price to Company, as converted, in exchange for all of the capital stock of Company, as converted.

ARTICLE 2

Representations and Warranties of Company

Except as set forth in the Company Disclosure Letter, Company represents and warrants to Buyer as follows as of the date hereof:

Section 2.1 Corporate Status. Company is a mutual insurance company duly organized and validly existing, which possesses a valid certificate of compliance from the IL DOI. Upon its formation, HoldCo will be a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Company is duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which it is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.2 Corporate and Governmental Authorization.

(a) Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Company, the performance of Company’s obligations hereunder and the consummation of the Transaction have been duly authorized by all requisite corporate action of Company (other than the Member Approval). Company has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) Other than (i) the Illinois Approval, (ii) as relates to the Offering (including, but not limited to, the filing and effectiveness of the Registration Statement) and (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 2.2(b)(iii) of the Company Disclosure Letter, the execution and delivery of this Agreement by Company and the performance of its obligations hereunder require no consent, approval, authorization of, or registration with or other action by, or any filing with, any Governmental Authority to be obtained or made by Company, except where the failure to obtain or make, as the case may be, any such consent, approval, authorization, declaration, filing or notice would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.3 Non-Contravention. The execution and delivery of this Agreement by Company and the performance of its obligations hereunder do not (a) conflict with or breach any provision of the Organizational Documents of the Acquired Companies, (b) assuming receipt of the Illinois Approval, conflict with or breach any provision of any applicable Laws, (c) assuming receipt of the Illinois Approval, except as set forth in Section 2.3(c) of the Company Disclosure Letter, require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of a Material Contract, any material Permit affecting Company or any Insurance License of Company, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any Assets, except, in the case of clauses (c) and (d), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.4 Capitalization; Title to Shares; Subsidiaries.

(a) As of the Effective Date, after giving effect to the Conversion, the authorized capital stock of HoldCo will consist of 1,000 shares of common stock, par value $0.01 per Share, and the authorized capital stock of Company will consist of 1,000,000 shares of common stock, par value $1.00 per share, all of which will be issued and outstanding and all of which will be owned by HoldCo, beneficially and of record, free and clear of any Lien. The authorized, issued and outstanding capital stock or other equity interests of each other Acquired Company and the record owners thereof, in each case free and clear of any Lien, are set forth in Section 2.4(a) of the Company Disclosure Letter. Upon their issuance to Buyer in accordance herewith, the Shares will be duly authorized, validly issued, fully-paid and non-assessable.

(b) As of the Effective Date, after giving effect to the Conversion with respect to all of the Acquired Companies, except for Acquired Company Securities owned by Buyer or HoldCo, there will be no outstanding (i) shares of capital stock of or other voting or equity interests in any Acquired Company, (ii) securities, bonds, debentures or Indebtedness of any Acquired Company convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iii) options, warrants or other rights or agreements, commitments or understandings of any kind to acquire from any Acquired Company, or other obligation of any of the Acquired Companies to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Acquired Company or securities, bonds, debentures or Indebtedness convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iv) voting trusts, proxies or other similar agreements or understandings to which any Acquired Company is a party or by which any Acquired Company is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in any Acquired Company, or (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in any Acquired Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Acquired Company Securities”). As of the Effective Date, after giving effect to the Conversion, there will be no outstanding obligations of any Acquired Company to repurchase, redeem or otherwise acquire any Acquired Company Securities.

(c) Company does not have any Subsidiaries.

Section 2.5 Investments. Except as set forth in Section 2.5 of the Company Disclosure Letter, Company does not own any shares of capital stock of, or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in), any other Person (other than such capital stock or voting or equity interests held in Company’s investment portfolio). Company has provided Buyer with a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of Company as of September 30, 2015.

Section 2.6 Financial Statements; Accounting Controls.

(a) Company has delivered or made available to Buyer copies of its audited balance sheets and the related statements of operations, comprehensive loss and changes in cash flows and policyholders’ surplus of Company, at and for the periods ended December 31, 2013 and 2014, and its unaudited balance sheet and the related statement of operations, comprehensive loss, and changes in cash flows and policyholders’ surplus of Company, at and for the nine (9) months ended September 30, 2015 (the “GAAP Financial Statements”). Except as set forth in Section 2.6(a) of the Company Disclosure Letter, the GAAP Financial Statements have been, and the 2015 Audited GAAP Financial Statements will be, prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and present fairly in all material respects the combined financial position, results of operations and cash flows of Company at and for the respective periods indicated. Company has delivered or made available to Buyer complete copies of the audited Statutory Statements at and for the periods ended December 31, 2013 and 2014 and the unaudited quarterly Statutory Statements at and for the nine (9) months ended September 30, 2015 prepared by Company (the “SAP Financial Statements”). The SAP Financial Statements have been, and the Subsequent Period Statutory Statements will be, prepared in accordance with SAP (except as may be indicated in the notes thereto), and the SAP Financial Statements do, and the Subsequent Period Statutory Statements will, present fairly in all material respects in accordance with SAP, except as set forth in the notes, exhibits or schedules thereto, the statutory financial position, as of the respective dates thereof, and results of operations of Company at and for the respective periods indicated (subject, in the case of any SAP Financial Statement or any Subsequent Period Statutory Statements for the first, second or third quarters of any year, to normal year-end adjustments and to any other adjustments consistent with SAP described therein).

(b) Since December 31, 2010, Company has filed all Statutory Statements required to be filed with the applicable Governmental Authority for the jurisdiction in which it is, or was for the period of time covered by the filing, domiciled on forms prescribed or permitted by such Governmental Authority.

(c) No material deficiency has been asserted in writing with respect to any of the Statutory Statements by any Insurance Department which remains uncured as of the date hereof.

(d) Without limiting the generality of Section 2.6(a), except as set forth in Section 2.6(d) of the Company Disclosure Letter, the aggregate reserves of Company recorded in the SAP Financial Statements, and which will be recorded in the Subsequent Period Statutory Statements, (i) were (or will be) determined in all material respects in accordance with generally accepted actuarial standards consistently applied throughout the specified periods and the immediately prior periods, and (ii) have been computed in all material respects on the basis of Reserving Practices and Policies consistent with those used in computing the corresponding reserves since January 1, 2013, except as otherwise noted in the Statutory Statements or the notes thereto. Company has made available to Buyer copies of all workpapers reasonably requested by Buyer, if any, that were or are used as the basis for establishing reserves for Company. Company owns assets that qualify as admitted assets under applicable Laws in an amount at least equal to any such required reserves plus its minimum statutory capital and surplus as required under applicable Laws. No reserves of Company have been discounted on either a tabular or non-tabular basis. For the avoidance of doubt, no representation or warranty contained in this Agreement or any other Transaction Document shall be deemed to constitute a representation or warranty (express or implied) as to the adequacy or sufficiency of the reserves of any of the Acquired Companies, including, without limitation, (i) that such reserves are adequate or sufficient to cover future adverse loss or loss adjustment expense development of any of the Acquired Companies or (ii) the effect of the adequacy or sufficiency of reserves of any Acquired Company on any line item, asset, liability or equity amount on any financial or other document.

(e) Company has made available to Buyer copies of all material actuarial reports prepared by actuaries, independent or otherwise, with respect to the Business since December 31, 2012, and all attachments, opinions, certifications, addenda, supplements and modifications thereto.

(f) Company has made available for inspection by Buyer (i) any reports of examination (including, without limitation, financial, market conduct and similar examinations) of Company since December 31, 2012 and (ii) all other holding company filings or submissions required to be made by or with respect to Company with the IL DOI since December 31, 2012. Except as set forth in Section 2.6(f) of the Company Disclosure Letter, all material deficiencies or violations noted in the examination reports described above have been resolved to the material satisfaction of the applicable Insurance Department that noted such deficiencies or violations. Except as set forth in Section 2.6(f) of the Company Disclosure Letter, Company has filed all reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority since December 31, 2012, except where failure to do so has not had, nor would reasonably be expected to result in, a Material Adverse Effect. All such registrations, reports, statements, documents, filings and submissions referred to in the immediately preceding sentence were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted in writing by any such Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied to the material satisfaction of the Governmental Authority that noted such deficiencies. Except as set forth in Section 2.6(f) of the Company Disclosure Letter, Company is not “commercially domiciled” under the applicable Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its respective jurisdiction of organization.

(g) Since December 31, 2013, Company has been in material compliance with, and has adhered in all material respects to, its written underwriting guidelines.

(h) Except as set forth in Section 2.6(h) of the Company Disclosure Letter, Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal disclosure controls over financial reporting to assist in reasonably assuring that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of Company in conformity with SAP and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s authorization, and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither the auditors nor the board of directors of Company have been advised of any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of Company.

(i) Other than investment gains or losses incurred in connection with Company’s investment portfolios, no capital gains or losses, whether realized or unrealized, have been recorded on the books of Company since the Balance Sheet Date except as set forth in Section 2.6(i) of the Company Disclosure Letter.

Section 2.7 No Undisclosed Liabilities. Except (a) for liabilities and obligations disclosed or reserved against in either the GAAP Financial Statements or the SAP Financial Statements at and for the nine (9) months ended as of the Balance Sheet Date, (b) for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date, (c) for liabilities and obligations incurred in relation to this Agreement, and (d) as set forth in Section 2.7 of the Company Disclosure Letter, Company has not incurred any liabilities or obligations of a type that would be required under SAP to be reflected on the SAP Financial Statements.

Section 2.8 Absence of Certain Changes. Since the Balance Sheet Date, except as otherwise contemplated elsewhere in this Agreement, (a) the Business of the Acquired Companies has been conducted in all material respects in the ordinary course of business, (b) there has been no Material Adverse Effect and (c) no Acquired Company has taken any action that would, after the date hereof, be required to be disclosed in Section 4.1 of the Company Disclosure Letter.

Section 2.9 Material Contracts.

(a) Except as disclosed in Section 2.9 of the Company Disclosure Letter, none of the Acquired Companies is a party to or bound by:

(i) any mortgage, indenture, loan or credit agreement, security agreement, or other agreement relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset), the borrowing of money or extensions of credit or Liens upon any of the assets or properties of any Acquired Company;

(ii) any joint venture, partnership, limited liability company or other similar agreements or arrangements (including any agreement providing for joint research, development or marketing);

(iii) any contract for the employment of any officer, individual employee or other Person on a full time, part time, consulting or other basis, including contracts with respect to severance payments, or relating to loans to employees, officers or directors which are reasonably likely to involve amounts payable by any Acquired Company in excess of $100,000 in the aggregate during the next twelve (12) months;

(iv) other than in connection with the Transaction, any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any material business, capital stock or material assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise);

(v) any agreement that (A) materially limits the ability of Company to compete in any line of business or with any Person or in any area or that would so limit the ability of Buyer or its Affiliates (including the Acquired Companies) to compete in any line of business after the Closing or (B) contains material exclusivity obligations or restrictions binding on the Acquired Companies or that would be binding on Buyer or any of its Affiliates after the Closing;

(vi) any agreement or series of related agreements for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by the Acquired Companies over the next twelve (12) months of $100,000 or more or under which the Acquired Companies made payments of $100,000 or more during the year ending on the Balance Sheet Date;

(vii) any lease, sublease, license or rental or use contract of personal property (other than Intellectual Property Rights) providing for annual rental payments in any case in excess of $50,000 (whether any Acquired Company is lessor, lessee, licensor or licensee);

(viii) any sales, distribution, brokerage, agency, producer or other similar agreement providing for the sale by the Acquired Companies of services that provides for aggregate payments to the Acquired Companies over the next twelve (12) months of $250,000 or more or under which payments of $250,000 or more were made to the Acquired Companies during the year ending on the Balance Sheet Date;

(ix) any agreement relating to any interest rate, derivatives or hedging transaction;

(x) any agreement (including any “take-or-pay” or keepwell agreement) under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Acquired Companies or (B) any of the Acquired Companies has directly or indirectly guaranteed any liabilities or obligations of any other Person (other than endorsements for the purpose of collection in the ordinary course of business); or

(xi) any other agreement which is material to the operations and business prospects of Company or involves consideration in excess of $100,000 annually, other than agreements that are the subject of clause (viii) above.

(b) Each agreement, commitment, arrangement or plan disclosed in the Company Disclosure Letter pursuant to this Section 2.9 or Section 2.10(d), 2.11(a), 2.17(a), 2.21(a) or 2.22(a) (each, a “Material Contract”) is a valid and binding agreement of the Acquired Companies (except as may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity)) and is in full force and effect, and none of the Acquired Companies or, to the Knowledge of Company, any other party thereto is in default or breach in any material respect under the terms of, or has provided or received any written notice of any intention to terminate, any such Material Contract. Company has provided Buyer with a true and correct copy of each Material Contract and an accurate description of each of the oral Material Contracts, if any, together with all amendments, waivers or other material changes thereto.

Section 2.10 Properties.

(a) Title to Assets. The Acquired Companies have good and valid title to, or otherwise have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of their assets necessary for the conduct of the Business as of the date hereof (real and personal, tangible and intangible) (collectively, the “Assets”), in each case, free and clear of any Lien other than Permitted Liens.

(b) Sufficiency of Assets. Except as set forth in Section 2.10(b) of the Company Disclosure Letter and subject to the last sentence of Section 2.6(d), the Assets constitute the properties, rights and assets sufficient for the conduct of the Business by the Acquired Companies immediately following the Closing in substantially the same manner as currently being conducted.

(c) Owned Real Property. Except as set forth in Section 2.10(c) of the Company Disclosure Letter, Company has not owned any real property since December 31, 2010.

(d) Leased Real Property. Except as set forth in Section 2.10(d) of the Company Disclosure Letter, Company is not a party, as a lessee or sublessee, to any leases of real property.

(e) Section 2.10(e) of the Company Disclosure Letter contains a list of all of the tangible personal property currently used by any Acquired Company in the conduct of the Business, excluding those Assets having a book value per item as of the date of this Agreement of less than $50,000.

Section 2.11 Intellectual Property.

(a) Except as set forth in Section 2.11(a) of the Company Disclosure Letter, Company owns or possesses, or has valid, enforceable rights or licenses to use, the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, Internet domain names (including any registrations, licenses or rights relating to any of the foregoing), computer software, trade secrets, inventions and know-how (each, an “Intellectual Property Right”) that are necessary to carry on the Business as presently conducted free and clear of all Liens (other than Permitted Liens and restrictions provided in an agreement, license or other arrangement listed in Section 2.11(a) of the Company Disclosure Letter), except where the failure to so own or possess, or have license to use, any such Intellectual Property Right, has not had, or could not reasonably be expected to have, a Material Adverse Effect. Except as set forth in Section 2.11(a) of the Company Disclosure Letter, since January 1, 2013, Company has not received any written notice of any infringement of the rights of any third party with respect to any Intellectual Property Right that are necessary to carry on the Business as presently conducted (each, a “Company Intellectual Property Right”) that, if such infringement is determined to be unlawful, could reasonably be expected to have a Material Adverse Effect. To the Knowledge of Company, there is no infringement by any Person of any material Company Intellectual Property Right.

(b) All Company Intellectual Property Rights that have been licensed by or on behalf of Company or relating to the Business are being used substantially in accordance with the applicable license pursuant to which Company has the right to use such Company Intellectual Property Rights.

(c) Section 2.11(c)(i) of the Company Disclosure Letter contains a complete and accurate list of (A) registered and applied for patents, trademarks, service marks, copyrights, or domain names owned or licensed by Company or used in connection with the Business and pending applications for any of the foregoing, in each case specifying the jurisdiction in which the applicable registration has been obtained or pending application has been filed, and, where applicable, the registration or application number therefor, (B) material common law trademarks and service marks owned by Company, and (C) Company Intellectual Property Rights licensed or used in the Business not owned or licensed by Company and the owner or licensor thereof. Except as set forth in Section 2.11(c)(ii) of the Company Disclosure Letter, as of the date hereof, there are no claims pending or, to the Knowledge of Company, threatened in writing, challenging the ownership, validity or enforceability of any Company Intellectual Property Right.

(d) To the Knowledge of Company, except as set forth in Section 2.11(d) of the Company Disclosure Letter, since January 1, 2013, Company has not suffered a material security breach with respect to its data or systems requiring notification to employees in connection with such employees’ confidential information or to customers in connection with customers’ confidential information.

(e) Section 2.11(e) of the Company Disclosure Letter (i) sets forth a list of amounts payable by Company with respect to Company Intellectual Property Rights to Persons in excess of $50,000 annually or $50,000 payable on or before December 31, 2016, and (ii) indicates whether such amounts payable are fixed or variable.

Section 2.12 Litigation. Except as set forth in Section 2.12 of the Company Disclosure Letter, as of the date hereof, (a) there is no Litigation pending nor, to the Knowledge of Company, threatened in writing against or affecting any of the Acquired Companies before any Governmental Authority, except for (i) Litigation with respect to claims as to which there is a reasonable expectation that such claims will be settled within policy limits in the ordinary course of business of Company and (ii) Litigation for which the expected loss is no greater than $10,000, (b) there are no settlement agreements or similar written agreements between Company and any Governmental Authority, and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority specifically against any Acquired Company or any asset or property of any Acquired Company, and (c) there is no Litigation pending against, or, to the Knowledge of Company, threatened in writing against, Company before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transaction.

Section 2.13 Compliance with Laws; Licenses and Permits.

(a) The Acquired Companies are in compliance with applicable Laws, and, to the Knowledge of Company, are not under investigation with respect to any material violation of any applicable Laws, except any non-compliance that would not reasonably be expected to result in a Material Adverse Effect.

(b) The Acquired Companies have all licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued by applicable Governmental Authorities and affecting, or relating to, the Assets or the operation of the Business (excluding the Insurance Licenses, the “Permits”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Permits are valid and in full force and effect, none of the Acquired Companies is in material default under the Permits and, assuming receipt of the approvals and consents set forth in Section 2.2, except as set forth on Section 2.13(b) of the Company Disclosure Letter, none of the Permits will be terminated as a result of the Transaction.

(c) Except as set forth on Section 2.13(c) of the Company Disclosure Letter and excluding Litigation relating to claims (other than claims as to which there is not a reasonable expectation that such claims will be settled within policy limits) under policies issued by Company in the ordinary course of business, since January 1, 2013, none of the Acquired Companies has received any written notice from any Governmental Authority asserting a reasonable basis for any material violation or alleged material violation by any of the Acquired Companies of any applicable Laws. Except as set forth on Section 2.13(c) of the Company Disclosure Letter, to the Knowledge of Company, there is no material investigation, audit, examination or inquiry relating to any of the Acquired Companies or the Business threatened by any Governmental Authority.

(d) None of the Acquired Companies, in violation of applicable Laws, has, to the Knowledge of Company, (i) engaged in, colluded with, or assisted any other Persons with, the unlawful paying of contingent commissions or similar incentive payments to steer business to them, (ii) colluded with any producers or other agents, brokers or intermediaries to “rig bids” or submit false quotes to customers in connection with the Business, (iii) except as set forth on Section 2.13(d) of the Company Disclosure Letter, as of the date hereof, is bound by or subject to any agreement that provides for any payment by or to any of the Acquired Companies of any unlawful variable or contingent commissions or payments based upon the profitability, claims handling, sales volume or loss ratio of the Business that is the subject of such agreement, or (iv) engaged in any corrupt business practices or price fixing, or any other anticompetitive activity of any type.

(e) Since January 1, 2013, none of Company’s directors or executive officers, nor, to the Knowledge of Company, any of Company’s employees or Producers, has (i) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar illegal benefit to any supplier, customer, governmental official or employee or other Person who was, is, or was reasonably believed to be, in a position to help or hinder any of the Acquired Companies (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, State, local or foreign public office (x) which could reasonably be expected to subject any of the Acquired Companies or the Business to any material penalty in any civil, criminal, or governmental litigation or proceeding or (y) the non-continuation of which has had or could reasonably be expected to have a Material Adverse Effect or (ii) intentionally established or maintained any unrecorded fund or asset or made any fraudulent entries on any books or records for any purpose.

(f) Company is not in default under, nor in violation of, any written agreement, consent agreement, memorandum of understanding, commitment letter, order, stipulation, decree, award or judgment entered into with, or issued by, any applicable Insurance Department

(“Insurance Regulatory Agreements and Judgments”), nor has Company received any written notice of any such default or violation which remains uncorrected. To the Knowledge of Company, Company is not currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar action, nor is Company operating under any written agreement or understanding with any applicable Insurance Department which restricts its authority to do business or requires it to take, or refrain from taking, any action, nor, to the Knowledge of Company, has any such action or agreement been threatened in writing. Company is not a party to or subject to any undertaking, stipulation, consent decree, net worth maintenance commitment or other order entered into with or issued by any applicable Insurance Department restricting the conduct of its business in any jurisdiction, or the payment by it of dividends, other than restrictions on the payment of dividends under applicable Laws as generally applied. A list of all Insurance Regulatory Agreements and Judgments that remain in effect or have not been fully satisfied is set forth in Section 2.13(f) of the Company Disclosure Letter. Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no claim or assessment is pending nor, to the Knowledge of Company, has any such claim or assessment been threatened against Company in writing by any State insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(g) Section 2.13(g) of the Company Disclosure Letter lists all funds maintained under applicable Insurance Laws by Company in each jurisdiction in which Company holds a certificate of authority (each, a “Deposit”). Section 2.13(g) of the Company Disclosure Letter accurately sets forth the value, as determined in accordance with SAP, of each such Deposit as of the Balance Sheet Date, the jurisdiction pursuant to which such Deposit is maintained and the name of the bank and the number of the bank account in which such Deposit is maintained.

Section 2.14 Insurance Matters.

(a) Company possesses the applicable certificates of authority, licenses, registrations and permits or other authorization to transact insurance (each, an “Insurance License”) in each State in which it is required to possess an Insurance License for the conduct of the Business. All such Insurance Licenses are in full force and effect, and, except as set forth in Section 2.14(a) of the Company Disclosure Letter, Company has not received written notice of any investigation or proceeding that would reasonably be expected to result in the suspension or revocation of any such Insurance License. Section 2.14(a) of the Company Disclosure Letter (i) sets forth all Insurance Licenses necessary for Company to write insurance policies in connection with the Business and all other material licenses, registrations or permits issued by an Insurance Department held by Company, and (ii) reflects all exemptions from Insurance License requirements and lines of business authorized.

(b) Since January 1, 2013, any rates of Company that are required to be filed with or approved by any Governmental Authority have been so filed or approved, and the rates used by Company conform thereto in all material respects. Company currently, and since January 1, 2013, has written only insurance policies comprising the lines of business set forth in Section 2.14(b) of the Company Disclosure Letter (the “Lines of Business”).

(c) Except as set forth in Section 2.14(c) of the Company Disclosure Letter, all of the forms of insurance policies issued by Company and riders thereto and all amendments and applications related thereto are, and since January 1, 2013 have been, to the extent required under applicable Laws, issued on forms approved by the applicable Insurance Department or which have been filed and not objected to by such Insurance Department within the period statutorily provided for objection. No material deficiencies have been asserted in writing by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved.

Section 2.15 Environmental Matters.

(a) Company is, and for the past three (3) years has been, in material compliance with all applicable Environmental Laws and holds, and is in material compliance with, all Permits required under applicable Environmental Laws for the ownership and operation of the Business as currently conducted.

(b) Company has not received from any Governmental Authority, any written notice of a material violation or alleged violation of any Environmental Laws arising from Company’s operation of any real property owned by Company since January 1, 2013, or, to the Knowledge of Company, owned prior to that date, other than any such violation or alleged violation that has been resolved or for which there are no additional material obligations.

(c) As of the date hereof, no Litigation is pending or, to the Knowledge of Company, threatened in writing against Company arising from Company’s alleged violation of, or alleged liability under, any applicable Environmental Laws.

(d) To the Knowledge of Company, Company has not released Hazardous Substances into the soil or groundwater at, under or from any real property currently owned or, since January 1, 2013, formerly owned by Company, which, as of the date hereof, requires investigation or remediation by Company under applicable Environmental Laws that would reasonably be expected to result in a material liability to Company.

(e) This Section 2.15 contains the sole and exclusive representations and warranties of Company relating to Environmental Laws and Hazardous Substances.

Section 2.16 Employees, Labor Matters, etc.

(a) A list of all of the employees of the Acquired Companies as of the date hereof is set forth in Section 2.16(a)(i) of the Company Disclosure Letter (the “Business Employees”), including the title of each Acquired Company Employee. Except as set forth in Section 2.16(a)(ii) of the Company Disclosure Letter, the employment of each Business Employee is terminable at will by the Acquired Companies.

(b) Company is not a party to or is otherwise bound by any collective bargaining agreement, and there are no labor unions or other organizations or groups representing, purporting to represent nor, to the Knowledge of Company, attempting to represent any employees employed by Company. There is no pending nor, to the Knowledge of Company, threatened strike, slowdown, picketing or work stoppage by, or lockout of, or other similar labor activity or organizing campaign with respect to, any employees of Company as of the date hereof. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, Company is in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, employee classification and wages and hours, non-discrimination in employment, immigration, workers’ compensation and occupational health and safety with respect to the employment of current and former employees. There is no material charge pending against Company alleging unlawful discrimination in employment practices, or otherwise alleging any violation of applicable Law, by or before any court or agency, and there is no material charge of, or proceeding with regard to, any unfair labor practice against Company pending before the National Labor Relations Board or other similar Governmental Authority. As of the date hereof, Company has not received any written notice from any management-level employee that such employee intends to terminate his or her employment with Company, which has not been withdrawn or rescinded.

(c) All individuals who have performed services for Company or who otherwise have claims for compensation from Company with respect to services provided (i) have been properly classified as an employee or independent contractor for purposes of all applicable Laws, including, without limitation, the Code and ERISA, (ii) have been properly classified as either exempt or nonexempt under the Fair Labor Standards Act and applicable State Law equivalents and (iii) have been properly and consistently classified as part-time or full-time for purposes of determining eligibility for benefits and paid time off.

(d) For the past three (3) months, Company has not taken any action that would constitute a mass layoff, mass termination or plant closing within the meaning of the federal Worker Adjustment and Retraining Notification Act or any similar foreign, State or local plant closing or collective dismissal Law, and no such events are currently planned, anticipated or announced.

(e) None of the Acquired Companies has an obligation to make a payment that will not be deductible under Section 280G of the Code.

Section 2.17 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 2.17(a) of the Company Disclosure Letter lists all Company Benefit Plans. Company has made available to Buyer complete and correct copies of (to the extent applicable) (i) each Company Benefit Plan (or, in the case of any such Benefit Plan that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required) with respect to the last three (3) years and all schedules thereto, (iii) the financial statements and actuarial valuations for the past three (3) fiscal years (including Financial Account Standard Board report nos. 87, 106 and 112 if applicable), (iv) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (v) the most recent IRS determination letter for each Company Benefit Plan or the most recent IRS opinion letter relating to the prototype or standardized plan on which the form of the Company Benefit Plan is based, and (vi) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan.

(b) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS or is based on a prototype or standardized form which has received a favorable IRS opinion letter, and, to the Knowledge of Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no existing circumstances or events that could reasonably be expected to adversely affect the qualification of such Company Benefit Plan. Each Company Benefit Plan has been maintained, operated, funded and administered in accordance with its terms and with applicable Laws in all material respects, and each Acquired Company has performed and complied in all material respects with all of their obligations under or with respect to each Company Benefit Plan. No act or omission has occurred and no condition exists with respect to any Company Benefit Plan that would subject Company or Buyer or Buyer’s Affiliates to any material fine, penalty, Tax or other liability or obligation imposed under ERISA, the Code or other Law. Without limiting the foregoing, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Company Benefit Plan is in compliance with the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (collectively, the “Healthcare Reform Law”), to the extent applicable, and (ii) the operation of the Company Benefit Plans in accordance with their terms will not result in the incurrence of any penalty to Company or Buyer pursuant to the Healthcare Reform Law.

(c) Other than routine claims for benefits, there are no pending or, to the Knowledge of Company, threatened, actions, claims, investigations or lawsuits by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any Company Benefit Plan or the assets of any Company Benefit Plan. None of the Company Benefit Plans is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental Authority. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) and (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with any Company Benefit Plan.

(d) No Company Benefit Plan is a Multiemployer Plan or a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA, and none of the Acquired Companies nor any of Company’s ERISA Affiliates contributes to or is obligated to contribute to a Multiemployer Plan or a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA. Since January 1, 2010, no Acquired Company or any ERISA Affiliate thereof has sponsored, contributed to or been obligated to contribute to any plan that is subject to Title IV, Section 302 or Section 303 of ERISA or Section 412 or Section 430 of the Code.

(e) All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to have been made under any of the Company Benefit Plans have been made by the due date thereof and all contributions and premium payments for any period ending on or before the Closing which are not yet due will have been paid or accrued prior to the Closing.

(f) Except as set forth in Section 2.17(f) of the Company Disclosure Letter, no Company Benefit Plan provides, nor has Company promised or committed to provide any post-employment or retiree medical, life insurance or other welfare-type benefits other than coverage as and only to the extent required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Laws and for which the beneficiary pays the entire premium.

(g) Each Company Benefit Plan is amendable and terminable unilaterally by Company at any time without liability or expense to Company or such Company Benefit Plan, except the expense of amending or terminating such Company Benefit Plans. All third-party administration agreements are cancelable by Company without cause and without penalty on not more than ninety (90) days’ advance notice.

(h) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Company Benefit Plan that is a nonqualified deferred compensation plan (as defined by Section 409A of the Code) that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance. Company has no obligation to make any reimbursement payment, gross-up, or indemnify any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i) Except as set forth in Section 2.17(i) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the Transaction, either alone or in combination with any other event, will (i) accelerate the time of payment or vesting of, or increase the amount of, or result in the forfeiture of, compensation or benefits under any Company Benefit Plan, (ii) entitle any current or former employee, director, partner, consultant or independent contractor of Company to severance pay, benefits or any other payment or any increase in severance pay, benefits or any other compensation, payment or award, (iii) directly or indirectly cause Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, or (iv) give rise directly or indirectly, to the payment of any amount that could reasonably be expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar State, local or foreign Tax law and without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5)(A)(ii) of the Code).

Section 2.18 Tax Matters.

(a) Except as set forth in Section 2.18(a) of the Company Disclosure Letter, all Tax Returns (including any consolidated, combined, unitary, or other similar Tax Return that includes or is required to include any Acquired Company) required to be filed by or on behalf of Company have been timely filed (after giving effect to any extensions of time in which to make such filings) and all Taxes owed by Company (whether or not shown or required to be shown on such Tax Returns) have been timely paid or remitted. All such Tax Returns were true, complete and correct in all material respects. No portion of any such Tax Return has been, for the past three (3) years, the subject of any audit, action, suit, proceeding, claim or examination by any Governmental Authority, and no such audit, action, suit, proceeding, claim or examination is, to the Knowledge of Company, pending or threatened in writing. Company has not waived in writing any statute of limitation with respect to any Tax or agreed in writing to any extension of time with respect to a Tax assessment or deficiency that is currently in effect. No claim has ever been made by a Governmental Authority in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon any assets of Company other than Permitted Liens. Company does not have, and has not ever had, a permanent establishment or other taxable presence in any foreign country, as defined under applicable foreign law or in any applicable Tax treaty or convention between the United States and such foreign country. Company does not own, directly or indirectly, stock in any other corporation which is a passive foreign investment company within the meaning of Section 1297 of the Code or a controlled foreign corporation within the meaning of Section 957 of the Code.

(b) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor or other third party. Company’s assets do not include any ownership interests in any foreign or domestic partnerships, joint ventures, limited liability companies, or other entities taxed as a partnership or other pass-through entity for U.S. federal income Tax purposes.

(c) Company has not filed an election under Treasury Regulation Section 301.7701-3. Company is treated as a corporation for U.S. federal income Tax purposes pursuant to such Treasury Regulation (and similarly for all State, local, and foreign income Tax Law purposes).

(d) Company (i) has not received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of State or local law), in either case that would be binding upon Company after the date hereof, (ii) is not and has not been a member of any affiliated, consolidated, combined, unitary or other similar group for purposes of filing Tax Returns and (iii) has no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of State, local or foreign Law, or as a transferee or successor, by agreement, contract or otherwise, other than pursuant to an agreement or contract entered into in the ordinary course of business, the primary subject of which is not Taxes. No power of attorney with respect to Taxes has been executed or filed with any Governmental Authority by, or with respect to, Company that will remain in effect after the Closing.

(e) Except as set forth in Section 2.18(e) of the Company Disclosure Letter, the Company has not participated within the last five (5) years in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, which was required to be disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement).

(f) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, or other adjustment under Section 446(e), Section 481, or Section 807(f) of the Code (or any analogous provisions of State, local or foreign Laws) effected prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of State, local or foreign income Tax Laws) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of State, local or foreign income Tax Laws), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date, or (vi) election under Section 108(i) of the Code.

(g) Section 2.18(g) of the Company Disclosure Letter lists all federal income Tax Returns filed by or with respect to Company for all taxable periods ended on or after December 31, 2012, copies of which have been made available to Buyer.

(h) Company has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for Tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transaction.

Section 2.19 Insurance. Section 2.19 of the Company Disclosure Letter sets forth all in-force property and liability insurance policies, as of the date hereof, covering Company or the Assets (the “Insurance Policies”). The Insurance Policies are in full force and effect (and all premiums due and payable thereon have been paid in full covering all periods up to the date hereof and will have been paid up to and including the Closing Date), and no written notice of cancellation, termination or revocation or other written notice that any of the Insurance Policies is no longer in full force or effect or that the issuer of any of the Insurance Policies is not willing or able to perform its obligations thereunder has been received by Company, except for any such Insurance Policy which is replaced or expires in accordance with its terms prior to the Closing Date.

Section 2.20 Finders’ Fees. Except for Griffin Financial Group LLC (“Griffin”), whose fees and expenses will be paid by Company, there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of any of the Acquired Companies who might be entitled to any fee or commission from Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) upon consummation of the Transaction.

Section 2.21 Transactions with Related Persons.

(a) Section 2.21(a) of the Company Disclosure Letter lists all agreements, arrangements and other commitments or transactions (other than Company Benefit Plans listed in Section 2.17(a) of the Company Disclosure Letter or Material Contracts described in Section 2.9 and listed in Section 2.9 of the Company Disclosure Letter) to or by which Company, on the one hand, and any of its Affiliates, employees, officers or directors, or Standard Underwriters Co., GoWeb1.com or Standard Investment Co., on the other hand, are parties (other than, in the case of a director, officer or employee, in their capacity as a director, officer or employee of any Acquired Company).

(b) Section 2.21(b) of the Company Disclosure Letter describes all services (other than pursuant to Company Benefit Plans listed in Section 2.17(a) of the Company

Disclosure Letter or Material Contracts described in Section 2.9 and listed in Section 2.9 of the Company Disclosure Letter) provided to Company by (i) an Affiliate of Company or (ii) any employee, officer or director of any Acquired Company (other than in their capacity as an employee, officer or director) of any Acquired Company.

Section 2.22 Reinsurance.

(a) Section 2.22(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all reinsurance and retrocessional treaties and agreements to which Company is a party and has any existing rights or obligations for all known claims remaining open or as to which a reinsurer remains liable under the applicable reinsurance agreement, each of which is in full force and effect. True and complete copies of all such treaties and agreements have been made available to Buyer. Except as set forth in Section 2.22(a) of the Company Disclosure Letter or except as, individually or in the aggregate, would not, or would not reasonably be expected to, have a Material Adverse Effect, (i) Company is not in default under any such reinsurance treaty or agreement where such default has given (or will give) rise to any right of termination, acceleration or cancellation to the other party or parties thereto, and (ii) all reinsurance premiums due under such reinsurance treaties or agreements have been paid in full or were adequately accrued or reserved for by Company. To the Knowledge of Company, all amounts recoverable under any reinsurance and retrocessional treaties and agreements to which Company is a party (including amounts based on paid and unpaid losses) are fully collectible or Company maintains reserves equal to reinsurance recoverables which are not fully collectible. Except as set forth in Section 2.22(a) of the Company Disclosure Letter, there is no Litigation pending, nor, to the Knowledge of Company, threatened in writing, with respect to any reinsurance treaties or retrocessional treaties or agreements to which Company is a party.

(b) With respect to reinsurance for risks ceded by Company, to the extent credit for reinsurance has been taken by Company in any Statutory Statement, Company was entitled to take such credit for reinsurance in such Statutory Statement pursuant to applicable Insurance Laws. Section 2.22(b) of the Company Disclosure Letter identifies all letters of credit and other security devices held or maintained for the benefit of Company to support receivable balances from unauthorized reinsurers.

Section 2.23 Agents, Brokers and Producers.

(a) To the Knowledge of Company, since January 1, 2013, each insurance agent, third party administrator, marketer, underwriter, wholesaler, broker, distributor or producer that marketed, wrote, sold or produced business for Company during calendar years 2013, 2014 or 2015 (each, a “Producer”) was, to the extent required by applicable Insurance Laws, appointed in compliance in all material respects with applicable Insurance Laws, and all required processes and procedures required to be undertaken by Company, including background and other checks, were undertaken in compliance in all material respects with applicable Insurance Laws. To the Knowledge of Company, since January 1, 2013, (i) there have been no material violations by Producers of any applicable Law in connection with the marketing or sale of products issued by Company or any Business product, (ii) there have been no instances of Producers having materially breached the terms of agency or broker contracts, and (iii) all training and instruction manuals pertaining to the sale of products issued by Company were in compliance with applicable Insurance Laws, except, with respect to clauses (i), (ii), and (iii), where such violations, breaches, or non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Company, since January 1, 2013, with respect to the Business, no Producer has been enjoined, indicted, convicted or made the subject of a consent decree or administrative order on account of a material violation of applicable Insurance Laws in connection with such Producer’s actions in any of the foregoing capacities or any enforcement or disciplinary proceeding alleging any such violation since January 1, 2013.

(b) Section 2.23(b) of the Company Disclosure Letter lists each Producer through which Company markets, places or sells insurance policies generating premium since January 1, 2014 in excess of $500,000 per calendar year, including (i) the gross written premium generated per year by each such Producer (as calculated in accordance with GAAP) on Business policies for the 2014 and 2015 calendar years and (ii) any loans by Company to any such Producer or any Affiliate thereof outstanding as of the date of hereof. As of the date hereof, Company has not been advised in writing that any Producer listed on Section 2.23(b) of the Company Disclosure Letter intends to cancel its relationship with Company or to materially reduce its writings with or through Company, which has not been revoked or rescinded.

(c) Except as set forth in Section 2.23(c) of the Company Disclosure Letter, no contract with a Producer is currently terminable as the result of ratings downgrades of Company, and no such contract may be terminable as the result of a further downgrade of Company.

(d) Section 2.23(d) of the Company Disclosure Letter lists agency, subagency, producer, broker, selling, marketing, claims or similar agreements, including managing general agency contracts, third party administration contracts or other similar arrangements or commitments under which a third party has authority to make underwriting decisions and issue insurance policies with respect to the Business on behalf of Company or otherwise bind Company without prior approval by Company or pursuant to which any policy claims settlement authority is delegated to such third party.

Section 2.24 Consumer Privacy Laws. Company is in material compliance with any applicable privacy policies it has established. To the Knowledge of Company, there are no notices, claims, investigations or proceedings pending or threatened by any Governmental Authority or other Person involving notice or information to individuals that Personal Information held or stored by Company has been compromised, lost, taken, accessed or misused. Company has not received any written notice regarding any violation of any Privacy Law, and, to the Knowledge of Company, Company has had no data breach involving Personal Information or, if it was made aware of a data breach, has complied with all data breach notification and related obligations and has taken corrective action reasonably designed to prevent recurrence of such a data breach, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. “Personal Information” means any information related to an identified or identifiable natural person and does not meet the definition of de-identified as defined by the Health Insurance Portability and Accountability Act of 1996. “Privacy Laws” means any Laws that relate to privacy, data protection or data transfer issues. As of the date hereof, Company is not presently prohibited from using all Personal Information presently used in the Business. Except as set forth in Section 2.24 of the Company Disclosure Letter, there are no agreements between any Acquired Company, on the one hand, and any third party on the other hand, relating to Personal Information or the use or access of any database system housing such Personal Information.

Section 2.25 AML, Sanctions, etc.

(a) Anti-Money Laundering. Company has not, directly or indirectly, entered into any transaction that violates any applicable anti-money laundering Law, and has complied, in all material respects, with all applicable “know-your-customer” rules and anti-money laundering Laws.

(b) OFAC. To the Knowledge of Company, Company is not a party to any agreement with any Sanctioned Person, nor does Company have any investments in any Sanctioned Country.

Section 2.26 Prospectus. None of the information supplied or to be supplied in writing by Company explicitly for inclusion or incorporation by reference in the Prospectus, on the date it (or any amendment or supplement thereto) is first mailed or otherwise provided to Participants, will include any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading; provided, however, that, except as set forth above, no representation or warranty is being made by Company with respect to information that is included in or omitted from the Prospectus.

Section 2.27 Due Investigations. Company (a) has performed its own independent investigation, analysis and assessment of Buyer, and, during the course of conducting such investigation, analysis and assessment, Company has asked such questions, examined such documents, materials and information, and has performed such other investigations as it deemed appropriate in its own discretion, (b) acknowledges that Buyer has made no representation or warranty (express or implied) as to the accuracy or completeness of any information (whether written or oral) transmitted or made available to Company or any of its representatives, except those expressly set forth in this Agreement or the Prospectus, (c) acknowledges that it has not relied on Buyer or Buyer’s representatives’ opinions, and (d) has reached its own independent judgments to enter into and consummate this Agreement based upon its own independent judgments and underwriting and actuarial criteria and analyses.

ARTICLE 3

Representations and Warranties of Buyer

Except as set forth in Buyer Disclosure Letter, Buyer represents and warrants to Company as follows as of the date hereof:

Section 3.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 3.2 Corporate and Governmental Authorization.

(a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offering and the Transaction. The execution and delivery of this Agreement by Buyer the performance of Buyer’s obligations hereunder and the consummation of the Offering and the Transaction have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) The execution, delivery and performance of this Agreement by Buyer and the consummation of the Offering and the Transaction require no action by or in respect of, or filing with, any Governmental Authority other than (i) the Illinois Approval, (ii) the approvals, filings and notices required under the Insurance Laws set forth in Section 3.2(b)(ii) of Buyer Disclosure Letter, and (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(b)(iii) of Buyer Disclosure Letter.

Section 3.3 Non-Contravention. The execution and delivery of this Agreement by Buyer, and the performance of its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 3.2(b), conflict with or result in any violation or breach of any provision of any applicable Laws or (c) require any consent or other action by any Person under any provision of any material agreement, permit, license or other instrument to which Buyer is a party.

Section 3.4 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or any State securities Laws, and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 3.5 Litigation. There is no Litigation pending against, or, to the Knowledge of Buyer, threatened against or affecting, Buyer before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offering or the Transaction.

Section 3.6 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who may be entitled to any fee or commission from Company or any of its Affiliates upon consummation of the Offering or the Transaction.

Section 3.7 Financial Capability. Buyer, as of the Closing Date, will have sufficient funds to complete the purchase of the Shares on the terms and subject to the conditions set forth in this Agreement and to consummate the Transaction and the Offering.

Section 3.8 Notice to Members and Registration Statements. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Policyholder Information Statement and notice to Eligible Members contemplated by Section 4.5(a) of the Plan of Conversion (the “Member Notice”) and the Registration Statement (including the Prospectus), on the date it (or any amendment or supplement thereto) is first mailed or otherwise provided to Participants, will contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is being made by Buyer with respect to information supplied by Company for inclusion in such Member Notice and Registration Statement.

Section 3.9 Due Investigation. Buyer (a) has performed its own independent investigation, analysis and assessment of Company and the Business, and, during the course of conducting such investigation, analysis and assessment, Buyer has asked such questions, examined such documents, materials and information, and has performed such other investigations as it deemed appropriate in its own discretion, (b) acknowledges that Company has made no representation or warranty (express or implied) as to the accuracy or completeness of any information (whether written or oral) transmitted or made available to Buyer or any of its representatives, except those expressly set forth in this Agreement, (c) acknowledges that it has not relied on Company or Company’s representatives’ opinions or underwriting and actuarial criteria and analyses, and (d) has reached its own independent judgments to enter into and consummate this Agreement based upon its own independent judgments and underwriting and actuarial criteria and analyses.

ARTICLE 4

Certain Covenants

Section 4.1 Conduct of the Business. From the date hereof until the Closing, except as (i) required by applicable Law or fiduciary duties, (ii) as expressly permitted or required by this Agreement or (iii) as set forth in Section 4.1 of the Company Disclosure Letter, or as otherwise requested, or consented to in writing, by Buyer, which consent shall not be unreasonably conditioned, withheld or delayed, Company shall conduct the Business in all material respects in the ordinary course of business, and Company shall not:

(a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, its outstanding capital stock or equity interests or members;

(b) amend its Organizational Documents, except as required by applicable Laws, or take or authorize any action to wind up its affairs or dissolve (other than as contemplated by the Plan of Conversion or as necessary to implement any provisions of this Agreement);

(c) amend or terminate, or increase the coverage or benefits available under, any Company Benefit Plan in any material respect or establish any new arrangement that would (if it were in effect on the date hereof) constitute a Company Benefit Plan or take any action to increase or change the rate of compensation or benefits of its employees, directors, officers or independent contractors or grant any unusual or extraordinary bonus, benefit, severance or termination pay, or other direct or indirect compensation to any employee, or loan or advance any money or other property to any employee (other than with respect to business expenses incurred in the ordinary course of business), other than, in each case, in the ordinary course of business in a manner consistent with past practice or to the extent required under any Company Benefit Plan, collective bargaining agreement, labor agreement, works council agreement or other contractual arrangement or by applicable Laws or as advisable to comply with such applicable Laws;

(d) sell, assign, transfer, pledge or encumber, or grant any Lien (other than a Permitted Lien) on, any of its Assets, except in the ordinary course of business;

(e) make any material change to its accounting policies or practices, except as required by GAAP, SAP or applicable Laws;

(f) other than as required by SAP, generally accepted actuarial standards or applicable Laws, change any Reserving Practices and Policies;

(g) merge or consolidate with any other Person, enter into a business combination with or acquire the business of any other Person or, other than the acquisition or licensing of any Intellectual Property Right in the ordinary course of business, acquire, lease or license any material right or other material property or assets of any other Person, or adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

(h) other than in connection with the management of the Acquired Companies’ investment portfolio in the ordinary course of business and the payment of losses under insurance policies written by Company and loss adjustment expenses, sell, pledge, lease, license or dispose of a material portion of any of its assets;

(i) enter into, assume, amend or terminate any Material Contract or any agreement that would be a Material Contract, other than Material Contracts assumed, amended, terminated or entered into in the ordinary course of business;

(j) other than Indebtedness relating to claims under insurance policies or contracts, incur, or guarantee, any Indebtedness in excess of $50,000 in the aggregate at any time, other than any trade accounts payable or short-term working capital financing not individually exceeding $100,000 or $250,000 in the aggregate or advances to employees or Producers incurred in the ordinary course of business;

(k) make any capital expenditures or commitments for capital expenditures, other than (i) such expenditures or commitments made in the ordinary course of business consistent with past practice or (ii) such expenditures or commitments made that are not in excess of $100,000 in any single instance or in excess of $250,000 in the aggregate;

(l) forgive, cancel or compromise any debt or claim in excess of $50,000 in the aggregate, or waive or release any right with a value in excess of $100,000 in the aggregate;

(m) fail to pay or satisfy when due any liability of Company (other than any such liability (i) that is being contested in good faith and is not in excess of $50,000 in the aggregate, or (ii) that is the subject of clause (o) below;

(n) make or change any material Tax election, enter into, amend, terminate or otherwise restructure any agreement with any of its Affiliates relating to Taxes, change an annual accounting period, adopt or change any material accounting method, file any amended Tax Return or any claim for any Tax refund, enter into any closing agreement, settle any Tax Litigation or any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax Litigation or assessment relating to any Acquired Company;

(o) settle or compromise any Litigation, other than (i) settlements or compromises of claims-related Litigation within policy limits and in the ordinary course of business or (ii) such other settlements or compromises not in excess of $100,000 in the aggregate;

(p) enter into any employment agreement or employment contract or, unless in the ordinary course of business, otherwise hire any employee;

(q) engage in any transaction or enter into, modify or amend any arrangement or contract with any officer, director, stockholder or other insider or Affiliate of Company, except in the ordinary course of business;

(r) make any investments other than in the ordinary course of business;

(s) sell, assign, transfer, license, sublicense or otherwise encumber any Company Intellectual Property Right owned by it other than in the ordinary course of business or abandon or permit to lapse any registered Company Intellectual Property Right;

(t) forfeit, abandon, amend, modify, waive or terminate any Insurance License necessary to conduct the Business; or

(u) agree or commit to do any of the foregoing.

Section 4.2 Access to Information; Confidentiality; Books and Records.

(a) From the date hereof until the Closing, Company shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Acquired Companies, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to Company as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Company to use reasonable best efforts to cooperate with Buyer, in each case, solely in connection with Buyer’s preparation to integrate the Acquired Companies into Buyer’s organization following the Closing.

(b) Anything to the contrary in Section 4.2(a) notwithstanding, (i) access rights pursuant to Section 4.2(a) shall be exercised in such manner as not to interfere unreasonably with the conduct of the Business or any other business of the party granting such access and (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (C) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws. Company shall use reasonable best efforts to obtain any consent of any Person party to a non-disclosure agreement described in subsection (A) to the disclosure of information subject thereto.

(c) All information provided to Buyer pursuant to this Section 4.2 prior to the Closing shall be held by Buyer as Evaluation Material (as defined in that certain letter agreement, dated as of May 1, 2015, between Buyer and Griffin, on behalf of Company (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate.

Section 4.3 Filings.

(a) Each party hereto shall (i) make the filings required of it or any of its Affiliates, as set forth in Section 2.2(b) of this Agreement and Section 2.2(b)(iii) of the Company Disclosure Letter, and as set forth on Section 3.2(b)(i) and 3.2(b)(ii) of the Buyer Disclosure Letter, as applicable, in connection with this Agreement, the Offering, and the Transaction as promptly as practicable following the date hereof (and not later than fifteen (15) Business Days), (ii) comply at the earliest practicable date and after consultation with the other party hereto with any request for additional information or documentary material received by it or any of its Affiliates from any Insurance Department or any other Governmental Authority or any other Person whose consent, approval or authorization is necessary to consummate the Offering or the Transaction, (iii) cooperate with the other party hereto in connection with any filing required to consummate the Offering or the Transaction under any applicable Laws and in connection with resolving any investigation or other inquiry concerning the Offering or the Transaction initiated by any Insurance Department or any other Governmental Authority, and (iv) use its reasonable best efforts to take any action reasonably necessary to obtain the consents, approvals and authorizations required for the consummation of the Offering or the Transaction (including, for the avoidance of doubt, the IL DOI’s approval of the Plan of Conversion) at the earliest possible date.

(b) Each party shall promptly inform the other party of any material communication made to, or received by, such party or any of its representatives from any Insurance Department or any other Governmental Authority regarding the Offering or the Transaction.

(c) Each party shall promptly inform the other of any meetings or hearings to be held with or before any Insurance Department or any other Governmental Authority regarding the Offering or the Transaction.

(d) Any fee or payment to an Insurance Department or any other Governmental Authority in connection with the Offering or the Transaction shall be borne by Buyer; provided, however, that statutory fees with respect to the Plan of Conversion shall be borne by Company.

(e) Without limiting the foregoing, each of Company and Buyer hereby agrees to use its commercially reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with each other in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offering and the Transaction, including, but not limited to, preparing all documentation, effecting all filings and obtaining all permits, consents, clearances, waivers, approvals and authorizations of all Insurance Departments and other Governmental Authorities and other Persons necessary to consummate the Offering or the Transaction as promptly as practicable. In connection with effecting any such filing or obtaining any such permit, consent, clearance, waiver, approval or authorization necessary to consummate the Offering or the Transaction, Company and Buyer shall, subject to applicable Laws, (i) permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority, and (ii) provide counsel for the other party with copies of all filings made by such party, and all material correspondence between such party (and its advisors) and any Governmental Authority and any other information supplied by such party to, or received from, any Governmental Authority relating to the Offering or the Transaction; provided, however, that materials may be redacted or withheld (A) to the extent that they concern the valuation of Company or any alternatives to the Transaction, and (B) as necessary to comply with other contractual arrangements. Notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates shall be obligated to agree to any arrangement or condition that would (x) require (A) the sale, disposition, or separate holding, through the establishment of a trust, or otherwise, of any material assets, properties or businesses of Buyer or any of its Affiliates or the Acquired Companies, or (B) except as contemplated by this Agreement or the Plan of Conversion, the making of any debt, equity investment or capital contribution in any of the Acquired Companies or in Buyer or any of its Affiliates, (y) except as contemplated by this Agreement or the Plan of Conversion, require or involve any material modification of the existing capital structure of any of the Acquired Companies or of Buyer or any of its Affiliates, or (z) involve any requirement or restriction on the Business or any business of Buyer or its Affiliates that would be reasonably likely to materially adversely affect the economic, tax or business benefits reasonably expected to be derived by Buyer in connection with the Transaction, taken as a whole, had Buyer and/or any of the Acquired Companies not been subject to any such arrangement. No party shall be required to waive any condition precedent to comply with this Section 4.3.

Section 4.4 Employees and Employee Benefits.

(a) Prior to the Closing Date, Company shall adopt resolutions amending the Company Pension Plan to provide that no rights to contributions will accrue after, and that the Company Pension Plan will be terminated as of, the Business Day immediately prior to the Closing Date (the “Terminated Benefit Plan”). Company shall allow Buyer to review such resolutions prior to their adoption and shall reasonably cooperate with Buyer to make any changes to such resolutions reasonably requested by Buyer. Company shall take all other actions reasonably requested by Buyer to terminate the Terminated Benefit Plan prior to the Closing Date. Company shall take all actions reasonably requested by the Buyer to terminate additional Company Benefit Plans prior to the Closing Date. Buyer shall allow any Acquired Company Employee (as defined below) who receives an “eligible rollover distribution” within the meaning of Section 402(c)(4) of the Code from Company’s 401(k) Savings Plan to elect to make a direct rollover of such distribution, in cash plus any outstanding loan notes, to a Tax-qualified defined contribution plan maintained by Buyer.

(b) As of the Closing Date, Buyer shall cause Company to continue (i) to employ the Business Employees of the Acquired Companies set forth in Section 4.4(b) of the Company Disclosure Letter, who are employees of the Acquired Companies as of the Closing (the “Acquired Company Employees”), on terms and conditions that include, in the aggregate, (A) for the eighteen (18)-month period immediately following the Closing Date, total compensation (including, but not limited to, rates of annual base salary or wage level and commission and bonus opportunities that are at least equal to that provided to each such Acquired Company Employee by the applicable Acquired Company on the Closing Date) and (B) participation in benefit plans of Buyer made available to employees of Buyer and its Affiliates (provided that during the eighteen (18) month period immediately following the Closing Date such Acquired Company Employees will receive the severance benefits described in Section 4.4(d) hereof and shall not receive any severance benefits pursuant to any other Buyer severance plan), and (ii) subject to Section 4.4(g) hereof, to perform and comply with all terms and provisions of the Executive Employment Agreements agreed to by the applicable executive officers, as amended, modified, superseded or replaced on or after the Closing.

(c) For all purposes under the benefit plans established or maintained by Buyer, Company and their respective Affiliates in which Acquired Company Employees may be eligible to participate after the Closing (the “New Benefit Plans”), each Acquired Company Employee shall be credited with the same amount of service as was credited by Company and its Affiliates as of the Closing under similar or comparable Benefit Plans (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, including pursuant to any vacation, paid time off and severance plans, but not for purposes of defined benefit retirement plan benefit accrual); provided, that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit. In addition, and without limiting the generality of the foregoing, (i) with respect to any New Benefit Plans in which the Acquired Company Employees may be eligible to participate following the Closing, each Acquired Company Employee will immediately be eligible to participate in such New Benefit Plans, without any waiting time, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Company Benefit Plan in which such Acquired Company Employee was eligible to participate immediately before such commencement of participation and (ii) for purposes of each New Benefit Plan providing welfare benefits (including, without limitation, all medical, dental, pharmaceutical, vision, life insurance and disability benefits) to any Acquired Company Employee, Buyer shall, and shall cause Company to, waive all pre-existing condition exclusions (and any other exclusions), waiting periods and actively-at-work requirements of such New Benefit Plan for such Acquired Company Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company Benefit Plan. From and after the Closing, Buyer shall, and shall cause Company to, recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Acquired Company Employee (and his or her eligible dependents) during the calendar year in which the Closing Date occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Acquired Company Employee (and dependents) will be eligible to participate from and after the Closing.

(d) Unless otherwise provided in the Executive Employment Agreements, Buyer shall pay to each Acquired Company Employee who shall be terminated without Cause within eighteen (18) months following the Closing Date a cash severance benefit (a “Severance Benefit”), payable as a lump sum, equal to two (2) weeks base pay for each full year of continuous service with Company prior to such Acquired Company Employee’s termination, with a minimum of six (6) weeks for all Acquired Company Employees and up to a maximum of twenty-six (26) weeks for Acquired Company Employees who are not officers of Company as of the Closing Date or fifty-two (52) weeks for Acquired Company Employees who are officers of Company as of the Closing Date, in accordance with the Special Severance Plan attached as Exhibit C hereto. Severance Benefits shall be paid by check immediately following the expiration of the seven (7)-day revocation period following the signing of the general release or the Business Day following such Acquired Company Employee’s termination of employment, whichever is later; provided, however, that if the release period straddles two (2) calendar years, the severance payment shall be paid in the second such calendar year. The provisions of this Section 4.4(d) will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

(e) Following the Closing Date, commencing with the year-ending December 31, 2016, Buyer shall cause Company to fund (or, in the case of Buyer’s restricted stock or common equity, make available) an annual bonus pool equal to five percent (5%) of Company’s Underwriting Profit to be allocated among members of management of Company at the discretion of Mark O. Roberts Jr., or his duly appointed successor. Such bonus pool will be payable within thirty (30) days following the receipt of the Statutory Statements for each applicable calendar year and will be funded in the form of cash, restricted stock units or other form of common equity of Buyer or any combination thereof, as determined by the recipient in his or her sole discretion; provided that (i) Buyer shall not be obligated to issue any restricted stock or other form of common equity other than in accordance with applicable Law, unless it shall have shares of its capital stock available with respect to such issuance or during certain “black-out” periods as determined by Buyer in its sole discretion, (ii) any such restricted stock or other forms of common equity shall be issued in accordance with the terms and provisions of Buyer’s existing restricted stock, option or other plans, and (iii) if Buyer shall not have an effective registration statement under which restricted stock or common equity may be issued, Buyer shall not be required to prepare, file or cause to become any registration statement under the Securities Act or other applicable Laws in connection with the issuance of such restricted stock or common equity. During the Advisory Board Term, the provisions of this Section 4.4(e) will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

(f) For a period of at least six (6) years after the Closing Date, Buyer agrees that each Acquired Company Employee, who shall remain employed by Company, shall be permitted to continue to work at the headquarters office of Company at 1028 South Grand Avenue West, Springfield, Illinois maintained pursuant to Section 4.13 and to maintain any remote/telecommuting working arrangement existing as of the Closing Date. For a period of at least five (5) years after the Closing Date, Buyer agrees that it shall not (i) make any general reduction in force with respect to the Acquired Company Employees or (ii) without first consulting with management of Company and the Advisory Board Members, terminate any Acquired Company Employees without Cause; provided that this Section 4.4(f) shall not be deemed to be a guarantee of employment of any Acquired Company Employee during such period. During the Advisory Board Term, the provisions of this Section 4.4(f) will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

(g) Buyer shall pay cash retention bonus payments in accordance with Section 9.5(e) of the Plan of Conversion and the Retention Bonus Plan attached as Exhibit D hereto. During the Advisory Board Term, the provisions of this Section 4.4(g) will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

(h) Buyer shall pay an amount equal to the Employee Bonus Pool Fund in accordance with Section 9.5(d) of the Plan of Conversion. During the Advisory Board Term, the provisions of this Section 4.4(h) will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

(i) Nothing contained in this Section 4.4 or any other provision of this Agreement, express or implied, is intended to confer upon any Acquired Company Employee or any other Person any right to employment or continued employment for any period or receipt of any specific benefit or compensation (except as set forth in the Executive Employment Agreements), or shall constitute the establishment of or amendment to or any other modification of any Benefit Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement. Further, except as otherwise set forth herein, this Section 4.4 shall be binding upon and shall inure solely to the benefit of the parties to this Agreement, and nothing in this Section 4.4, express or implied, is intended to confer upon any other Person (including any Acquired Company Employee) any rights or remedies of any nature (including any third-party beneficiary rights under this Agreement) whatsoever by reason of this Section 4.4; provided, however, that during the Advisory Board Term, such provisions identified in this Agreement will be enforceable by the Advisory Board.

Section 4.5 Supplemental Disclosure. Company and Buyer shall have the right, from time to time prior to the Closing, to supplement or amend the Company Disclosure Letter and Buyer Disclosure Letter, as the case may be, with respect to events or circumstances first arising between the date hereof and the Closing Date (other than as a result of a breach of this Agreement by the party seeking to supplement or amend the Company Disclosure Letter or Buyer Disclosure Letter, as the case may be) that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure

Letter or Buyer Disclosure Letter, as the case may be. Company acknowledges that no such additional disclosure or update by Company, however, shall be deemed to affect any right of Buyer to terminate this Agreement pursuant to Section 6.1(c).

Section 4.6 Public Announcements. Except as permitted pursuant to the Confidentiality Agreement or Section 4.2(c), neither Buyer nor Company shall make, or permit any of their Affiliates or representatives to make, any public announcement in respect of any of the Transaction Documents or the Transaction without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).

Section 4.7 No Other Bids.

(a) Company shall not, nor shall it permit any Affiliate of Company or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by Company or any of its Affiliates to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond favorably to requests for information, inquiries, or other communications from, any Person other than Buyer concerning a sponsored conversion of Company, any acquisition of Company, any Acquired Company, or any assets or business thereof (each, an “Acquisition Proposal”), except that Company’s officers and directors may respond to inquiries from its members in the ordinary course of business.

(b) Notwithstanding the foregoing, in the event that Company’s board of directors determines, in good faith and after consultation with its outside counsel, that in light of an Acquisition Proposal (other than an Acquisition Proposal the terms of which were made known to Company’s board of directors prior to the date hereof) which is received by Company prior to the filing of any regulatory applications with any Insurance Department in connection with the Transaction, it is necessary to provide such information or engage in such negotiations or discussions in order to act in a manner consistent with such board’s fiduciary duties, Company’s board of directors may, in response to an Acquisition Proposal which was not solicited by or on behalf of Company or the other Acquired Companies or which did not otherwise result from a breach of Section 4.7(a), subject to its compliance with Section 4.7(c), (i) furnish information with respect to Company to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement and (ii) participate in discussions or negotiations regarding such Acquisition Proposal. In the event that Company’s board of directors determines in good faith and after consultation with its outside counsel that the Acquisition Proposal is a Superior Acquisition Proposal and that it is necessary to pursue such Superior Acquisition Proposal in order for Company’s board of directors to act in a manner consistent with its fiduciary duties, Company may (A) withdraw, modify or otherwise change in a manner adverse to Buyer, Company’s recommendation to its members with respect to the Plan of Conversion, and/or (B) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that Company’s board of directors may not terminate this Agreement pursuant to this Section 4.7(b) unless and until (x) five (5) Business Days have elapsed following the delivery to Buyer of a written notice of such determination by Company’s board of directors and during such five (5) Business Day period, Company otherwise cooperates with Buyer with the intent of enabling the parties to engage in good faith negotiations so that the Transaction may be effected and (y) at the end of such five (5) Business Day period Company’s board of directors continues to reasonably believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A “Superior Acquisition Proposal” means any bona fide Acquisition Proposal made by any Person (other than Buyer), which Company’s board of directors determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel and after taking into account all material legal, financial (including the financing terms thereof), regulatory, timing and other material aspects of the proposal, as well as any modification to this Agreement that Buyer and Company agree in writing to make pursuant to clause (x) above), (A) is on terms that are more favorable to Company than the terms and provisions of this Agreement, as amended pursuant to subsection (x) above, and (B) is capable of being consummated within a reasonable period of time.

(c) In addition to the obligations of Company set forth in Section 4.7(a) and (b), Company shall immediately advise Buyer in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. Company shall keep Buyer reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

Section 4.8 Related Party Agreements and Accounts. Except as contemplated hereby and for the Related Party Agreements that are listed in Section 4.8 to the Company Disclosure Letter, Company shall use commercially reasonable efforts to cause all agreements between Company, on the one hand, and any of its Affiliates, employees, officers or directors, Standard Underwriters Co. or Standard Investment Co., on the other hand (“Related Party Agreements”), to be terminated without any further obligation or liability of Company and all accounts receivable or payable (whether or not currently due or payable) between (x) Company, on the one hand, and (y) any of its Affiliates, employees, officers or directors, on the other hand, to be settled in full in cash (without any premium or penalty) at or prior to the Closing. The foregoing shall not apply to any contract, agreement or understanding for service as a director, officer or employee of Company.

Section 4.9 Subsequent Financial Statements.

(a) Promptly following their preparation, Company shall deliver to Buyer a copy of its balance sheet and the related statement of operations, comprehensive loss, and changes in cash flows and policyholders’ surplus of Company, at and for the period ended December 31, 2015 (the “2015 Audited GAAP Financial Statements”). The 2015 Audited GAAP Financial Statements shall be prepared in accordance with GAAP and present fairly in all material respects the combined financial position, results of operations and cash flows of the Acquired Companies at and for the year then ended.

(b) After the date hereof until the Closing Date, Company shall, within five (5) Business Days after the filing of such items with the applicable Insurance Departments, deliver to Buyer the Subsequent Period Statutory Statements as of the end of such quarter and for the period then ended (which, other than the Subsequent Period Statutory Statement at and for the year ended December 31, 2015, shall be unaudited). The Subsequent Period Statutory

Statements shall be prepared in all material respects in accordance with SAP and shall present fairly in all material respects in accordance with SAP the financial position of Company, as of the date thereof, and the results of its operations for the applicable period then ended (subject, for any Subsequent Period Statutory Statement (other than the Statutory Statement at and for the year ended December 31, 2015), to normal year-end adjustments).

(c) If required pursuant to SEC Regulation S-X, Company shall use reasonable best efforts (including use of reasonably available internal resources) to cooperate with Buyer in Buyer’s efforts to compile and prepare data that, when audited will constitute the audited financial data of Company required to be filed with the SEC by Buyer under the Exchange Act or SEC Regulation S-X. Upon reasonable notice during normal working hours, Company shall provide Buyer and its independent auditor with reasonable access to all documents, records and appropriate personnel required by Buyer in connection with satisfying any such filing obligations that are in Company’s custody and control. If required pursuant to SEC Regulation S-X, Company similarly shall use reasonable best efforts to cooperate with Buyer in the preparation of any unaudited financial statements for the most recent fiscal quarter completed on or ending after the date hereof and prior to Closing and that Buyer is required to file with the SEC under the Exchange Act.

(d) As soon as reasonably practicable prior to finalizing any Subsequent Period Statutory Statement, Company shall provide to Buyer for its review a draft thereof and such supporting schedules and workpapers relating thereto as Buyer may reasonably request. To assist Buyer in such review, Company shall cause to be made available, upon the reasonable request of Buyer, Company’s or any of its Affiliates’ employees, accountants or other service providers to discuss such financial statements with Buyer, its employees, accountants or other representatives. At Buyer’s written request, one or more employees, accountants or other Persons designated by Buyer may observe Company and its employees and accountants during the preparation of any Subsequent Period Statutory Statement.

Section 4.10 Conversion.

(a) As soon as practicable following receipt of the IL DOI’s approval of the Plan of Conversion, Company, acting through Company’s board of directors, shall, in accordance with all applicable Laws, its Organizational Documents and the Plan of Conversion, duly call, give notice of, convene and hold the Special Meeting for the purposes of obtaining the Member Approval. Company, acting through Company’s board of directors, shall (x) subject to satisfying the board’s fiduciary duties, recommend approval of the Plan of Conversion and (y) use its reasonable best efforts to solicit and obtain the Member Approval.

(b) On the Offering Closing Date, Buyer shall issue all shares of its Common Stock that have been properly subscribed for by subscribing Participants pursuant to the Offering, in accordance with the Plan of Conversion.

Section 4.11 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Closing, Buyer shall cause the applicable Acquired Company to indemnify and hold harmless, to the fullest extent permitted under applicable Law

(and shall also advance expenses as incurred to the fullest extent permitted under applicable Law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and employee of the Acquired Companies or fiduciaries of Acquired Companies under Company Benefit Plans and Company Pension Plans and the Advisory Board Members (in each case, when acting in such capacity) (collectively, the “Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, including the Offering and the Transaction, except to the extent such liability relates to any liability as to which an Acquired Company may not provide indemnity under applicable Law. For avoidance of doubt, subject to Section 4.11(e), Buyer shall have no obligation to provide capital or funding to any Acquired Company to permit it to fulfill its indemnification obligation hereunder.

(b) Buyer agrees not to cancel, and shall not allow any of its Affiliates (including HoldCo and Company) to cancel, that certain director’s and officer’s liability policy of Company with Indian Harbor Insurance Company referred to as policy number ELU1405171.

(c) Any Indemnified Person wishing to claim indemnification under Section 4.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Buyer; provided, that failure to so notify will not affect the obligations of Buyer under Section 4.11(a) unless and solely to the extent that Buyer is actually and materially prejudiced as a consequence.

(d) If Buyer or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Buyer will cause proper provision to be made so that the successors and assigns of Buyer will assume the obligations set forth in this Section 4.11.

(e) The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs and representatives.

Section 4.12 Prospectus.

(a) For the purposes of registering shares of common stock, par value $0.01 per share, of Buyer (the “Common Stock”) to be offered in connection with the Offering with the Securities and Exchange Commission (the “SEC”) under the Securities Act, Buyer shall draft and prepare, and Company shall reasonably cooperate in the preparation of, a new Registration Statement, if deemed appropriate by Buyer, and the Prospectus, which shall comply as to form in all material respects with all applicable requirements of applicable Laws, including the Securities Act and the Exchange Act, and the rules and regulations thereunder. Buyer shall file the Registration Statement, if applicable, and the Prospectus, with the SEC. Each of Buyer and Company shall promptly mail the Prospectus to the Participants pursuant to the Plan of Conversion. Buyer shall also use its reasonable best efforts to obtain all necessary State securities law or “Blue Sky” permits and approvals required to carry out the Transaction, and

Company shall cooperate reasonably with Buyer, including furnishing any information concerning the Acquired Companies as is reasonably requested by Buyer, in connection with any such action. Buyer shall bear all expenses in connection with the drafting, preparation, filing and distribution of the Registration Statement, if applicable, and the Prospectus, and any amendments or supplements thereto.

(b) Company shall cooperate reasonably with Buyer, including providing Buyer with any information concerning itself or any of the other Acquired Companies that Buyer may reasonably request in connection with the drafting and preparation of the Registration Statement, if applicable, and the Prospectus. Buyer shall (i) notify Company promptly of the receipt of any comments of the SEC with respect to the Registration Statement, if applicable, or the Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and (ii) promptly provide to Company copies of all correspondence between Buyer or any of its representatives and the SEC. Buyer shall give (i) Company and its counsel a reasonable opportunity to review and comment on the Registration Statement, if applicable, and the Prospectus prior to their being filed with the SEC, and (ii) Company and its counsel a reasonable opportunity to review and comment on all amendments and supplements to the Registration Statement, if applicable, and the Prospectus and, if any, all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Buyer and Company agrees to use their respective reasonable best efforts, after consultation with the other party hereto, to (i) respond promptly to any such comments of and requests by the SEC and (ii) cause the Registration Statement, if applicable, to be declared effective and the Prospectus and all required amendments and supplements thereto to be mailed to all Persons specified in the Plan of Conversion.

(c) Company and Buyer shall promptly notify the other party if at any time it becomes aware that the Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, (i) Company shall reasonably cooperate with Buyer in the preparation of a supplement or amendment to such Prospectus or Registration Statement, as the case may be, that corrects such misstatement or omission, (ii) Buyer shall file an amended Registration Statement or amendment or supplement to the Prospectus with the SEC, and (iii) Company shall mail, or, if permitted by the Plan of Conversion and applicable Law, otherwise transmit, such amendment or supplement to the Persons specified in the Plan of Conversion.

(d) At or prior to the Closing, Buyer shall issue, or cause the issuance of, shares of the Common Stock pursuant to the Offering, and such shares shall be (i) registered under the Securities Act, duly authorized, fully-paid and non-assessable, and (ii) free from any restrictions on transfer.

Section 4.13 Company Headquarters. Buyer agrees to cause Company to maintain the headquarters office of Company at 1028 South Grand Avenue West, Springfield, Illinois for a period of at least six (6) years after the Closing Date. The provisions of this Section 4.13 are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

Section 4.14 Use of Name. For a period of at least five (5) years after the Closing Date, Buyer agrees to cause Company to maintain and use the name and trademark “Standard Property and Casualty Insurance Company” in its insurance business activities to the extent permitted by applicable Laws. The provisions of this Section 4.14 are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

Section 4.15 Certain Real Property Leases and Personal Property Leases. For a period of at least six (6) years following the Closing, Buyer agrees to cause Company not to terminate any of the real property leases and personal property leases listed on Section 4.15 of the Company Disclosure Letter. The provisions of this Section 4.15 are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

Section 4.16 Advisory Board.

(a) Immediately prior to the Closing, Company shall cause HoldCo to establish the Advisory Board, which shall consist initially of the individuals whose names are set forth in Section 4.16(a) of the Company Disclosure Letter.

(b) For a period of six (6) years following the Closing Date (the “Advisory Board Term”), Buyer shall cause HoldCo to maintain the Advisory Board in accordance with the terms and conditions contained herein and in the Plan of Conversion. Upon the expiration of the Advisory Board Term, the term of the Advisory Board may be extended by the board of directors of Buyer at its discretion.

(c) The Advisory Board shall consist of no less than three (3) members. In the event of a vacancy on the Advisory Board during the Advisory Board Term, such vacancy shall be filled by an appointee selected by an affirmative majority vote of the sitting members of the Advisory Board (the “Advisory Board Members”), which selection shall be subject to the consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, Buyer may not (i) remove any Advisory Board Members (other than based on a reasonable finding by the board of directors of Company that cause exists for such removal due to an action of an Advisory Board Member described in subsections (ii), (iii), (v) or (x) of the definition of Cause), or (ii) replace any Advisory Board Members.

(d) For the avoidance of doubt, the sole purpose of the Advisory Board is to enforce Sections 4.2(c), 4.4(b) through (h), 4.11, 4.13, 4.14, 4.15, 4.16 and 4.17 against Buyer, Company and HoldCo, as applicable, and shall be empowered to take all actions necessary or appropriate in the judgment of the Advisory Board to accomplish or otherwise effect any of the foregoing, including, without limitation, seeking and obtaining injunctive relief to enforce any of the covenants in the aforementioned provisions of this Agreement; provided, however, that the Advisory Board shall have no authority with respect to the management or affairs of any Acquired Company.

(e) The Advisory Board shall meet at such times as it deems necessary.

(f) Buyer shall cause HoldCo to pay to each Advisory Board Member a fee of $8,000 during the first three (3) years of the Advisory Board Term, payable in three (3) equal annual installments on each of the first three (3) anniversaries of the Closing Date so long as such Advisory Board Member shall continue to serve as an Advisory Board Member; provided, that the aggregate amount that HoldCo shall pay to the Advisory Board Members for their services during the first three (3) years of the Advisory Board Term shall be $24,000.

(g) The Advisory Board has no obligations hereunder except as set forth in this Section 4.16 or as otherwise expressly set forth herein, and no Advisory Board Member shall be liable for any decision, act, consent or instruction done or omitted hereunder as an Advisory Board Member while acting in good faith and in the exercise of reasonable judgment.

Section 4.17 Non-Employee Directors. Following the Closing Date, Buyer shall pay each of the Non-Employee Directors listed on Section 4.17 of the Company Disclosure Letter a retention bonus in accordance with Section 9.5(f) of the Plan of Conversion. The provisions of this Section 4.17 are intended to be for the benefit of Company and, during the Advisory Board Term, will be enforceable by the Advisory Board against Buyer, HoldCo and Company.

Section 4.18 Employment Agreements and Plans. On or prior to the Closing Date, (a) Company shall enter into each of the Executive Employment Agreements, each substantially in the form attached as Exhibit B hereto and (b) Company’s Board of Directors shall approve and adopt the Special Severance Plan and the Retention Bonus Plan substantially in the forms attached as Exhibit C and Exhibit D hereto, respectively.

Section 4.19 Buyer Intercompany Reinsurance. Upon the Closing, Buyer shall amend its intercompany quota share reinsurance arrangements to include Company in such intercompany quota share reinsurance arrangements on the same basis as Buyer’s other insurance company Subsidiaries. Following the Closing, Buyer shall use commercially reasonable efforts to cause Company to receive the same A.M. Best rating assigned to Buyer’s other insurance company Subsidiaries.

Section 4.20 Personal Property Leases. On or immediately prior to the Closing Date, GRST LLC, RT Partners, Springfield and Standard Investment Co. shall sell to Company all of the office equipment, furniture, software and other items of personal property that such entities are leasing to Company as of the date hereof, except as set forth in Section 4.20 of the Company Disclosure Letter, free and clear of all Liens (other than Permitted Liens), for $500,000 in cash in the aggregate.

ARTICLE 5

Conditions Precedent

Section 5.1 Conditions to Obligations of Buyer and Company. The obligations of Buyer and Company to consummate the Offering and the Transaction shall be subject to the fulfillment at or prior to the Closing (or, to the extent permitted by applicable Law, waiver) of the following conditions:

(a) No Injunction, etc. Consummation of the Offering or the Transaction shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Laws.

(b) Governmental Approvals. The parties shall have received the Illinois Approval and Company shall have received the Member Approval in each case in form and substance reasonably satisfactory to Buyer and Company, and neither such approval shall have been revoked. Buyer shall have received the approvals set forth in Section 3.2(b)(i) of Buyer Disclosure Letter and such other consents, approvals and authorizations set forth in Section 3.2(b)(ii) of Buyer Disclosure Letter from any Governmental Authority in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

(c) Conversion. The Conversion shall have been effected in accordance with the Plan of Conversion and the Act.

(d) Offering. The Offering shall have been consummated in accordance with the terms of the Plan of Conversion.

(e) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no Litigation shall be pending or, to the Knowledge of Buyer, threatened by the SEC to suspend the effectiveness of such Registration Statement.

Section 5.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Offering or the Transaction shall be subject to the fulfillment at or prior to the Closing (or, to the extent permitted by applicable Law, waiver) of the following additional conditions:

(a) Representations; Performance.

(i) The representations and warranties of Company contained in Article 2 (other than Section 2.1 (except for the representations and warranties of Company contained in the last sentence of Section 2.1) and Sections 2.2(a), 2.3(a) and 2.4) and in the certificate delivered pursuant to Sections 1.2(a)(viii) and 5.2(a)(v) shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date and without giving effect to any supplement to the Company Disclosure Letter pursuant to Section 4.5), except where the failure of such representations and warranties and such certificate to be true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any such supplement to the Company Disclosure Letter pursuant to Section 4.5), would not have, individually or in the aggregate, a Material Adverse Effect.

(ii) The representations and warranties of Company contained in Section 2.1 (except for the representations and warranties of Company contained in the last sentence of Section 2.1) and Sections 2.2(a), 2.3(a) and 2.4 shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time in all respects as of such date (except for representations that are as of a specific date, which representations shall be true and correct respects as of such date and without giving effect to any supplement to the Company Disclosure Letter pursuant to Section 4.5).

(iii) Company shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Company at or prior to the Closing.

(iv) Company shall have delivered to Buyer the items set forth in Section 1.2(a).

(v) Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Company to the effect set forth above in this Section 5.2(a)(i) through (iii).

(b) FIRPTA Certificate. Company shall have delivered to Buyer a properly executed statement satisfying the requirements of Sections 1.1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations in form reasonably acceptable to Buyer and dated no more than thirty (30) days before the Closing Date. Company acknowledges that Buyer may disclose this certification to the IRS.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect.

(d) Finders’ Fees. Griffin shall have been paid in full all fees and expenses due or payable to it in connection with the Transaction, which fees and expenses shall not exceed the limit set forth in its engagement letter, which has been previously provided to Buyer, and Griffin shall have acknowledged the payment of all such fees and expenses by written instrument reasonably acceptable to Buyer and the aggregate amount thereof.

(e) Attorneys’ Fees. Sidley Austin LLP shall have been paid in full all fees and expenses due or payable to it in connection with the Transaction, including the Plan of Conversion, and Sidley Austin LLP shall have acknowledged the payment of all such fees and expenses by written instrument reasonably acceptable to Buyer and the aggregate amount thereof.

(f) Termination of Terminated Benefit Plan. The Terminated Benefit Plan shall have been terminated on or prior to the Closing Date.

Section 5.3 Conditions to Obligations of Company. The obligation of Company to consummate the Transaction shall be subject to the fulfillment at or prior to the Closing (or, to the extent permitted by applicable Law, waiver) of the following additional conditions:

(a) Representations; Performance.

(i) The representations and warranties of Buyer contained in Article 3 (other than Sections 3.1, 3.2(a) and 3.3(a)) and in the certificate delivered pursuant to Sections

1.2(b)(ii) and 5.3(a)(iv) shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct in all material respects as of such date, and without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any supplement to the Buyer Disclosure Letter pursuant to Section 4.5).

(ii) The representations and warranties of Buyer contained in Sections 3.1, 3.2(a), and 3.3(a) shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time in all respects as of such date (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date), without giving effect to any supplement to the Buyer Disclosure Letter pursuant to Section 4.5.

(iii) Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

(iv) Buyer shall have delivered to Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in this Section 5.3(a)(i) through (iii).

(b) Purchase Price. Buyer shall have satisfied its obligations pursuant to Section 1.2(b).

(c) Other Agreements. On or prior to the Closing Date, (i) Buyer and Stancorp, Inc. shall enter into the Standard Underwriters Stock Purchase Agreement, substantially in the form attached as Exhibit F hereto, (ii) Buyer, Company and GoWeb1.com shall enter into the GoWeb1 Consulting Agreement, substantially in the form attached as Exhibit G hereto, and (iii) Company and Standard Investment Co. shall enter into the Home Office Lease, substantially in the form attached as Exhibit E hereto.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Buyer Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Buyer Material Adverse Effect.

ARTICLE 6

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of Buyer and Company;

(b) by either Buyer or Company by notice to the other party, if:

(i) the Closing shall not have been consummated on or before September 30, 2016 (the “End Date”), provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; provided, further, that if, on the End Date, the only conditions to Closing that remain unfulfilled are those that are to be satisfied at the Closing, no party shall have the right to terminate this Agreement pursuant to this Section 6.1(b)(i) until December 31, 2016;

(ii) (A) there shall be any Laws that makes consummation of the Closing illegal or otherwise prohibited, (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or Company from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable, or (C) the Director shall have made a final disapproval in writing or otherwise indicated in writing that the Director will not approve the Conversion or the change of control of Company contemplated hereby; or

(iii) subject to any adjournment of the Special Meeting to a date no later than one hundred and twenty (120) days following the date for which the Special Meeting is initially scheduled, the Member Approval shall not be obtained at the Special Meeting.

(c) by Buyer by notice to Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 5.2(a) not to be satisfied, and such breach is not cured within earlier of the End Date and forty-five (45) days following written notice to Company; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 6.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(d) by Company by notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 5.3(a) not to be satisfied, and such breach is not cured within the earlier of the End Date and forty-five (45) days following written notice to Buyer; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if Company is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or

(e) by Company pursuant to Section 4.7(b) or by Buyer if an Acquisition Proposal from a third party is accepted by Company or consummated, in each case by notice to the other party.

The party desiring to terminate this Agreement pursuant to this Section 6.1 shall give written notice of such termination to the other party in accordance with Section 9.1, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to the other party except as provided in this Section 6.2; provided, that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages for fraud or for breach of any covenant hereunder. The provisions of Sections 4.2(a), 4.2(c), 4.6, 8.1, 8.2, this Section 6.2, Section 6.3 and Article 9 shall survive any termination hereof pursuant to Section 6.1.

Section 6.3 Termination Fee.

(a) In the event this Agreement is terminated pursuant to Section 6.1(e), Buyer may elect by written notice to Company to require Company to pay to Buyer $500,000 (the “Buyer Termination Fee”) by wire transfer of immediately available funds to an account designated by Buyer. In no event shall Company be obligated to pay Buyer the Buyer Termination Fee on more than one occasion.

(b) Company and Buyer acknowledge that the agreements contained in this Section 6.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement. The amounts payable by Company constitute liquidated damages and not a penalty and shall be the sole remedy of Buyer in the event of any termination of this Agreement specified in Section 6.3(a).

ARTICLE 7

No Survival

Section 7.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights or causes of action arising out of any breach of such representations and warranties, shall survive the Closing, and all of the same shall be extinguished upon the occurrence of the Closing. Notwithstanding the foregoing, except as set forth in Section 6.2, no representation, warranty, covenant or agreement made in this Agreement shall survive any termination of this Agreement.

ARTICLE 8

Definitions

Section 8.1 Certain Terms. The following terms have the respective meanings given to them below:

“2015 Audited GAAP Financial Statements” has the meaning set forth in Section 4.9(a).

“Accounting Firm” has the meaning set forth in Section 1.3(c).

“Acquired Company” or “Acquired Companies” means Company and, following its formation, HoldCo.

“Acquired Company Employees” has the meaning set forth in Section 4.4(b).

“Acquired Company Securities” has the meaning set forth in Section 2.4(b).

“Acquisition Proposal” has the meaning set forth in Section 4.7(a).

“Act” has the meaning set forth in the Recitals.

“Advisory Board” means the advisory board established by HoldCo prior to the Closing pursuant to Section 4.16.

“Advisory Board Members” has the meaning set forth in Section 4.16(c).

“Advisory Board Term” has the meaning set forth in Section 4.16(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, other than, with respect to Company, Stancorp, Inc. and its Subsidiaries, including Standard Underwriters Co., Standard Investment Co. and GoWeb1.com.

“Aggregate Discount Value” has the meaning set forth in the Plan of Conversion.

“Aggregate Subscription Amount” has the meaning set forth in the Plan of Conversion.

“Agreement” has the meaning set forth in the Preamble.

“Assets” has the meaning set forth in Section 2.10(a).

“Balance Sheet Date” means September 30, 2015.

“Benefit Plans” means any employee benefit plan as defined in Section 3(3) of ERISA, including, without, limitation any employee benefit plan providing for health savings accounts, and each bonus, employment, incentive or deferred compensation, severance, termination, retention, change of control, tuition reimbursement, adoption reimbursement, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, or required to be established for employees under applicable Laws, that provides or may provide benefits or compensation in respect of any current or former employee, director or other service provider of any Acquired Company or under which any current or former employee, director or other service provider is or may become eligible to participate or derive a benefit.

“Business” means the business and operations of the Acquired Companies as conducted as of the date hereof and at any time between the date hereof and the Closing, including, without limitation, the soliciting, marketing, sale, underwriting, servicing, administration and issuance of insurance policies with respect to the Lines of Business.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in New York, New York or Springfield, Illinois.

“Business Employees” has the meaning set forth in Section 2.16(a).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Material Adverse Effect” means any event or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse change in, or effect on, the assets, financial condition or results of operations of Buyer, taken as a whole; provided, that any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Buyer Material Adverse Effect has occurred: (i) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (ii) any change in the primary industry in which Buyer operates or in which products of Buyer are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) any change in Laws (including Insurance Laws), generally accepted actuarial standards, SAP or GAAP, or the enforcement or interpretation thereof, (iv) conditions in jurisdictions in which Buyer operates, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, or (v) any natural or man-made catastrophic event or disaster that affects U.S. property and casualty companies generally, in the case of each of clauses (i), (ii), (iii), (iv) and (v), unless the effect on Buyer was materially disproportionately adverse to the effect on the other participants in the primary industry in which Buyer operates.

“Buyer Disclosure Letter” means the letter, dated as of the date hereof, delivered by Buyer to Company prior to the execution of this Agreement and identified as Buyer Disclosure Letter.

“Buyer Termination Fee” has the meaning set forth in Section 6.3(a).

“Cash Contribution Fund” has the meaning set forth in the Plan of Conversion.

“Cause” means a reasonable finding by the board of directors of the applicable Acquired Company that an Acquired Company Employee has (i) acted with gross negligence, gross misconduct or willful misconduct in connection with the performance of his or her material duties hereunder, (ii) committed a material act of common law fraud against such Acquired Company or its Affiliates, which act has had an adverse impact on the financial affairs of the such Acquired Company or its Affiliates, (iii) been convicted of a felony or misdemeanor involving moral turpitude, (iv) breached a fiduciary duty owed to such Acquired Company or its Affiliates, (v) not complied in any material respect with any laws, regulations, foreign or domestic, affecting the business of such Acquired Company or its Affiliates, and regulatory counsel advises Buyer in writing that the continued service of such Acquired Company Employee as an employee or officer, as applicable, of such Acquired Company would be reasonably likely to have an adverse effect on the relationship of such Acquired Company or any of its Affiliates with any Insurance Department or that any State, federal or foreign law requires that such Acquired Company Employee may not serve as an employee or officer, as applicable, of such Acquired Company or any of its Affiliates, (vi) materially violated an express direction or any rule, regulation or policy established by such board or of Buyer that is consistent with the terms of this Agreement, (vii) repeatedly and consistently failed to be present at work during normal business hours except during vacation periods or absences due to temporary illness, (viii) abused alcohol or drugs in a manner that interferes with such Acquired Company Employee’s job performance, (ix) breached any noncompetition, nonsolicitation, confidentiality or nondisclosure covenant or agreement of any applicable employment or other agreement with such Acquired Company or any of its Affiliates or (x) committed a dishonest act of a material nature (including, but not limited to, theft or embezzlement of funds or assets of Company or any of its Affiliates).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 4.12(a).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plans” means each material Benefit Plan sponsored, maintained, contributed to, or required to be contributed to, by Company or any Benefit Plan with respect to which Company has, or may have, any obligation or liability, contingent or otherwise.

“Company Disclosure Letter” means the letter, dated as of the date hereof, delivered by Company to Buyer prior to the execution of this Agreement and identified as the Company Disclosure Letter.

“Company Intellectual Property Right” has the meaning set forth in Section 2.11(a).

“Company Pension Plan” means any qualified retirement plan intended to qualify as a cash or deferred arrangement under Code Section 401(k) that is sponsored or maintained by Company and any other pension or retirement plan maintained by Company.

“Confidentiality Agreement” has the meaning set forth in Section 4.2(c).

“Conversion” has the meaning set forth in the Recitals.

“Deposit” has the meaning set forth in Section 2.13(g).

“Director” means the Director of the IL DOI.

“Effective Date” has the meaning set forth in the Plan of Conversion.

“Eligible Member” has the meaning set forth in the Plan of Conversion.

“Employee Bonus Pool Fund” has the meaning set forth in the Plan of Conversion.

“End Date” has the meaning set forth in Section 6.1(b)(i).

“Environmental Laws” means any and all local, State and federal Laws and published binding judicial or administrative interpretations thereof pertaining to: (a) the protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, drinking water, natural resources and biota) or occupational health and safety in respect of exposure to Hazardous Substances, or (b) the presence, use, processing, generation, management, storage, treatment, recycling, disposal, discharge, release, threatened release, investigation or remediation of Hazardous Substances, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act and their implementing regulations as well as State analogues, as each is in effect on the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, which, together with such Person, is treated as a single employer under Section 414 of the Code or Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Executive Employment Agreements” means the employment agreements (including term sheets) between Company and Mark O. Roberts Jr., James W. Theis, Mark O. Roberts III, William M. Gibbons, William K. Keip, Martin R. Dempsey and Lori M. Johnson, each substantially in the form attached as Exhibit B hereto.

“GAAP” has the meaning set forth in Section 2.6(a).

“GAAP Financial Statements” has the meaning set forth in Section 2.6(a).

“Governmental Authority” means any nation or government, any State or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“GoWeb1 Consulting Agreement” means the Consulting Agreement by and among Buyer, Company and GoWeb1.com, substantially in the form attached as Exhibit G hereto.

“Griffin” has the meaning set forth in Section 2.20.

“Hazardous Substance” means (i) any petroleum or petroleum products, asbestos, urea formaldehyde insulation or polychlorinated biphenyls and (ii) any material or substance regulated as toxic or hazardous under any applicable Environmental Laws. Notwithstanding the preceding sentence, Hazardous Substances shall not include naturally occurring substances to the extent present in the environment as a result of natural processes and not as a result of an anthropogenic spill, release, discharge, leak, emission or disposal.

“Healthcare Reform Law” has the meaning set forth in Section 2.17(b).

“HoldCo” has the meaning set forth in the Recitals.

“Home Office Lease” means the Tenant Building Lease between Company and Standard Investment Co., substantially in the form attached as Exhibit E hereto.

“IL DOI” has the meaning set forth in Section 1.2(a)(ii).

“Illinois Approval” means the approval by the Director of (a) the Plan of Conversion in accordance with the Act, and (b) the change of control of Company in accordance with Section 59.1 and Section 131.1 et. seq. of the Illinois Insurance Code, and, in each case, the filings and notices related thereto.

“Indebtedness” means with respect to a Person, without duplication, (i) any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of such Person, (iv) all liabilities for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due), and (v) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, in each case of such Person whether incurred, assigned, granted or unsecured, and guarantees and indemnity, surety and other agreements of such Person of any of the foregoing of any other Person. For the avoidance of doubt, Indebtedness shall not include capital leases.

“Indemnified Person” has the meaning set forth in Section 4.11(a).

“Insurance Department” means, in any jurisdiction, the Governmental Authority primarily charged with the regulation of the business of insurance in such jurisdiction.

“Insurance Laws” means all applicable statutes, laws, regulations, rules, directives, orders, decrees, injunctions, agency requirements, licenses or permits of any Insurance Department regulating the Business or the business of Buyer.

“Insurance License” has the meaning set forth in Section 2.14(a).

“Insurance Policies” has the meaning set forth in Section 2.19.

“Insurance Regulatory Agreements and Judgments” has the meaning set forth in Section 2.13(f).

“Intellectual Property Right” has the meaning set forth in Section 2.11(a).

“IRS” means the Internal Revenue Service.

“Knowledge of Buyer” means the actual knowledge of Michael Weiner and Jeffrey Weissmann, in each case, as of the date of determination.

“Knowledge of Company” means the actual knowledge of Mark O. Roberts Jr., James W. Theis and Mark O. Roberts III, in each case, as of the date of determination.

“Laws” means any domestic federal, State, local or non-U.S. statute, law, ordinance, rule, regulation, order, code or other published requirement or principle of common law.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such property or asset.

“Lines of Business” has the meaning set forth in Section 2.14(b).

“Litigation” means any action, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, or investigation, examination or audit by any Governmental Authority conducted under applicable Law alleging potential liability, noncompliance with Laws, wrongdoing or misdeed.

“Material Adverse Effect” means any event, circumstance, situation or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse change in, or effect on, the assets, financial condition or results of operations of the Acquired Companies, taken as a whole; provided, that any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (ii) any change in the industry in which the Business operates or in which products of the Business are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) the identity of, or the effects of any facts and circumstances relating to Buyer and its Affiliates, (iv) any change in Laws (including Insurance Laws), generally accepted actuarial standards, SAP or GAAP, or the enforcement or interpretation thereof, (v) conditions in jurisdictions in which the Business operates, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (vi) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Buyer or its Affiliates and including any actions by customers, suppliers or personnel, (vii) any actions required to be taken or omitted pursuant to this Agreement or taken with Buyer’s consent, (viii) the effect of any action taken by Buyer in breach of this Agreement, or (ix) any natural or man-made catastrophic event or disaster that affects U.S. property and casualty insurance companies generally, in the case of each of clauses (i), (ii), (iv), (v) and (ix), unless the effect on Company was materially disproportionately adverse to the effect on the other participants in the industry in which Company operates.

“Material Contract” has the meaning set forth in Section 2.9(b).

“Maximum Shares Issuable” has the meaning set forth in the Plan of Conversion.

“Member Approval” means the approval of the Offering, the Transaction and the Plan of Conversion by the Eligible Members at the Special Meeting.

“Member Notice” has the meaning set forth in Section 3.8.

“Membership Interests” has the meaning set forth in Section 1.4.

“Multiemployer Plan” means any Company Benefit Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners.

“New Benefit Plans” has the meaning set forth in Section 4.4(c).

“Non-Employee Director” has the meaning set forth in the Plan of Conversion.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering” has the meaning set forth in the Plan of Conversion.

“Offering Closing Date” has the meaning set forth in the Plan of Conversion.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Participant” has the meaning set forth in the Plan of Conversion.

“Permits” has the meaning set forth in Section 2.13(b).

“Permitted Liens” means (i) statutory liens for current Taxes or other governmental charges with respect to Company’s owned real property not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established and are, or will be, reflected on the books of Company as of the Balance Sheet Date, (ii) materialmens’, mechanics’, construction, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business or arising or incurred in connection with construction contracts for amounts that are not delinquent or that are being contested in good faith and that would not, individually or in the aggregate, be materially adverse to the Business, (iii) (A) easements, rights-of-way, encroachments, restrictions or conditions or (B) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over Company’s owned real property, in the case of each of (A) and (B), that do not materially impair the use or value of the applicable property or other assets of Company or that do not materially interfere with the use thereof as currently used by Company, (iv) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above Company’s owned real property, (v) title exceptions disclosed by any title insurance commitment or title insurance policy for any such real property issued by a title company and delivered to Buyer prior to the date hereof, (vi) statutory Liens in favor of lessors arising in connection with any property leased to the Acquired Companies, (vii) restrictions on the change of control of insurance companies under any applicable Insurance Law or transfer restrictions under any applicable State or federal securities laws, (viii) Liens incurred on deposits made to a Governmental Authority in connection with the issuance of an Insurance License, (ix) Liens granted under investments, including securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into in the ordinary course of business, (x) clearing and settlement Liens on securities and other investment assets incurred in the ordinary course of clearing and settlement transactions in such securities and other investment assets and holding them with custodians in the ordinary course of business, (xi) licenses of owned Company Intellectual Property Rights made in the ordinary course of business, or (xii) Liens contemplated by this Agreement or any other Transaction Document.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Information” has the meaning set forth in Section 2.24.

“Plan of Conversion” means the Plan of Conversion from Mutual Insurance Company to Stock Form adopted by the board of directors of Company on or prior to the date hereof substantially in the form attached hereto as Exhibit A.

“Policyholder Information Statement” has the meaning set forth in the Plan of Conversion.

“Privacy Laws” has the meaning set forth in Section 2.24.

“Producer” has the meaning set forth in Section 2.23(a).

“Prospectus” has the meaning set forth in the Plan of Conversion.

“Purchase Price” has the meaning set forth in Section 1.1.

“Registration Statement” has the meaning set forth in the Plan of Conversion.

“Related Party Agreements” has the meaning set forth in Section 4.8.

“Reserving Practices and Policies” means the practices and procedures utilized by Company, utilizing accepted industry practices, in the ordinary course of business in establishing the amount of and methodologies for determining reserves of Company.

“Retention Bonus Plan” means the retention bonus plan of Company attached as Exhibit D hereto.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time.

“Sanctioned Person” means (i) an individual named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) an individual resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SAP” means, with respect to the statutory accounting practices which are prescribed or permitted by the IL DOI and the NAIC, as applied thereby on a consistent basis.

“SAP Financial Statements” has the meaning set forth in Section 2.6(a).

“SEC” has the meaning set forth in Section 4.12(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Severance Benefit” has the meaning set forth in Section 4.4(d).

“Shares” has the meaning set forth in the Recitals.

“Special Meeting” has the meaning set forth in the Plan of Conversion.

“Special Severance Plan” means the special employee severance plan of Company attached as Exhibit C hereto.

“Standard Underwriters Stock Purchase Agreement” means the Stock Purchase Agreement between Buyer and Stancorp, Inc., substantially in the form attached as Exhibit F hereto.

“Statutory Statements” means, collectively, the annual statements of Company, as filed with the IL DOI, together with the actuarial opinions accompanying such financial statements and the quarterly statements of the condition and affairs of Company, as filed with the IL DOI.

“Subscription Calculation Schedule” has the meaning set forth in Section 1.3(a).

“Subsequent Period Statutory Statements” means any Statutory Statements filed between the date hereof and the Closing Date.

“Subscription Price” means the “Purchase Price” as defined in the Plan of Conversion.

“Subscription Rights” has the meaning set forth in the Plan of Conversion.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Superior Acquisition Proposal” has the meaning set forth in Section 4.7(b).

“Tax” means any federal, State, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

“Taxing Authority” means any Governmental Authority, quasi-governmental authority, instrumentality or political or other subdivision, department or branch of any of the foregoing, with the legal authority to impose, assess or collect Taxes.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any amendment thereof, schedule or attachment thereto, required to be filed with any Taxing Authority.

“Terminated Benefit Plan” has the meaning set forth in Section 4.4(a).

“Transaction” means, collectively, the Conversion and the acquisition of Company by Buyer.

“Transaction Documents” means this Agreement, the Plan of Conversion, the Home Office Lease, the Standard Underwriters Stock Purchase Agreement and the GoWeb1 Consulting Agreement.

“Treasury Regulations” means the regulations prescribed under the Code.

“Underwriting Profit” means Company’s net underwriting income or (loss) for any calendar year determined in a manner consistent with the determination of “Net underwriting gain or (loss)” on line 8 of Company’s Statement of Income included in the Statutory Statement for the year-ended December 31, 2014 (or the equivalent line of Company’s Statement of Income included in Company’s Statutory Statement for any subsequent calendar year), except that (a) the calculation of Underwriting Profit shall be conducted without taking into account ceded reinsurance after the Closing Date and (b) for the purposes of such calculation, (i) costs of reinsurance of Company’s business by reinsurers or retrocessionaires that are not Affiliates of Buyer shall be proportionally allocated to Company and (ii) expenses and costs allocated from Buyer and its Affiliates to all insurance company Subsidiaries of Buyer after the Closing shall also be allocated in a consistent manner to Company.

“Valuation Range” has the meaning set forth in the Plan of Conversion.

Section 8.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except as otherwise indicated herein, the words “party” or “parties” shall refer to parties to this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to the Preamble, Articles, Sections and Exhibits are to the Preamble, Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits and the Company Disclosure Letter and Buyer Disclosure Letter annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or the Company Disclosure Letter or Buyer Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “$” shall mean U.S. dollars. The word “or” shall not be deemed to indicate exclusivity, unless the context so provides. References to a statute means such statute as amended, modified or supplemented from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder, in each case through the date of this Agreement. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (other than the Advisory Board) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

ARTICLE 9

Miscellaneous

Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to Buyer,

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, New York 10038

Fax: (212) 380-9498

Telephone: (212) 380-9479

Attention: Jeffrey Weissmann

with a copy (which shall not constitute notice) to:

Locke Lord LLP

Brookfield Place

200 Vesey Street, 20th Floor

New York, New York 10281

Fax: (212) 303-2754

Telephone: (212) 912-2740

Attention: Geoffrey Etherington

if to Company,

Standard Mutual Insurance Company

1028 South Grand Avenue West

Springfield, Illinois 62704

Fax: (217) 793-1216

Telephone: (217) 546-2894

Attention: Mark O. Roberts, Jr.

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Fax: (312) 853-7036

Telephone: (312) 853-4665

Attention: Michael P. Goldman

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 9.2 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 9.3 Expenses; Transfer Taxes.

(a) Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the Transaction, whether or not consummated, shall be paid by the party incurring such cost or expense.

(b) Subject to Section 1.2(b), all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transaction (including any real property transfer Tax and any similar Tax) shall be borne by HoldCo, and HoldCo will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 9.4 Governing Laws; Trial by Jury.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Buyer and Company hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Transaction. Each of Buyer and Company irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Transaction, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Company hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Company hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party other than by Buyer to a wholly-owned Subsidiary so long as Buyer remains obligated hereunder.

Section 9.6 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.7 Severability. If any provision, including any phrase, sentence, clause, Section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.8 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by both parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided in Sections 4.2(c), 4.4(b) through (h), 4.11, 4.13, 4.14, 4.15, 4.16 and 4.17, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

Section 9.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 9.4, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

STANDARD MUTUAL INSURANCE COMPANY

By	/s/ Mark O. Roberts. Jr.
	Name:	Mark O. Roberts, Jr.
	Title:	President

NATIONAL GENERAL HOLDINGS CORP.

By	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Financial Officer

Appendix C

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

STANDARD PROPERTY AND CASUALTY INSURANCE COMPANY

ARTICLE ONE

The name of the company is Standard Property and Casualty Insurance Company.

ARTICLE TWO

The principal offices of the company shall be located in the City of Springfield, Sangamon County, Illinois.

ARTICLE THREE

The duration of the company is perpetual.

ARTICLE FOUR

The classes of insurance business written by the company shall be Class 2 and 3. The kinds of insurance business written by the company shall be Clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), and (j), of Class 2, and Clauses (a), (b), (c), (d), (e), (f), (g), and (h) of Class 3.

ARTICLE FIVE

The corporate powers of the company shall be exercised by, and its business and affairs shall be under the control of a Board of Directors composed of not less than three (3) nor more than twenty one (21) natural persons who are at least eighteen (18) years of age. At least three (3) of such directors shall be residents and citizens of the State of Illinois. The number of directors selected within the minimum and maximum limits set forth herein, shall be as provided in the company’s by-laws, and the number of directors may be increased or decreased from time to time by amendment to the company’s by-laws.

ARTICLE SIX

The amount of the authorized capital of the company is $1,000,000. The aggregate number of common shares that the company shall have authority to issue is 1,000,000; the par value of each common share is $ 1.00.

ARTICLE SEVEN

The directors, officers, employees and agents of the company shall be indemnified to the fullest extent permitted under Section 10(7) of the Illinois Insurance Code, 215 ILCS 5/1 et seq. (the “Illinois Insurance Code”) or any successor provision, as the same may be amended from time to time, and as set forth in the by-laws of the company. Any repeal or modification of this Article Seven or of Section 10(7) of the Illinois Insurance Code shall not adversely affect any right of indemnification of any officer, director, employee or agent of the company existing at any time prior to such repeal or modification. Notwithstanding the foregoing, the company shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board of Directors.

ARTICLE EIGHT

The company is organized as a Domestic Stock Insurance Company and shall have the powers, express or implied conferred by the laws of the State of Illinois, upon similar insurance companies and shall have the power to do all and everything assumed necessary and proper for the exercise of the powers for the operation of a Domestic Stock Insurance Company under the laws of the State of Illinois.

[Remainder of page intentionally left blank]

The undersigned corporation has caused these Amended and Restated Articles of Incorporation to be signed by its duly authorized officers this              day of                         , 2016.

Standard Property and Casualty Insurance Company

By:
Mark O. Roberts, Jr., President

By:
[insert], Secretary

[CORPORATE SEAL]

Approved this day of [ ], 2016

Acting Illinois Director of Insurance Anne Melissa Dowling

Appendix D

607 Washington Street Reading, PA 19601 610.478.2105

December 17, 2015

Board of Directors

Standard Mutual Insurance Company

1028 South Grand Avenue West

Springfield, Illinois 62704

Members of the Board of Directors:

You have requested our opinion as to whether the proposed conversion of Standard Mutual Insurance Company (“SMIC” or the “Company”) sponsored by National General Holdings Corp. (“NGHC”) is fair, from a financial point of view, to SMIC.

Under the draft Plan of Conversion (“Plan of Conversion”) and the draft Stock Purchase Agreement between SMIC and NGHC (the “Purchase Agreement”), provided to us as of December 17, 2015, subject to appropriate member and regulatory approvals and other conditions: (i) SMIC will convert from a mutual insurance company to the stock form of organization under the Illinois Insurance Company Mutual-to-Stock Conversion Act by issuing all its stock to SMIC Holdco, Inc. (“Holdco”), a to-be-formed Delaware corporation; (ii) NGHC will acquire the authorized common stock of Holdco. for an amount of cash equal to $20.4 million, the minimum of the valuation range established by the statutorily required and independently determined appraised value; (iii) NGHC will fund the purchase of Holdco common stock from the proceeds of an offering of NGHC common stock to SMIC members and non-employee directors, officers and employees, plus, to the extent necessary, NGHC cash; (iii) SMIC’s members will receive the right to acquire between $20.4 million and $27.6 million of NGHC common stock at a discount to its volume weighted average trading price for the 10 calendar day-period ending on the business day prior to the date of the special meeting of SMIC voting members to be held to consider and vote on the Plan of Conversion and can receive an Aggregate Discount Value of up to $5.0 million; and (iv) to the extent subscriptions do not result in subscribers realizing $5.0 million in Aggregate Discount Value, the difference between $5.0 million and the Aggregate Discount Value actually realized by subscribers will be contributed to an incentive compensation pool for SMIC employees in lieu of the formation of, and the issuance of NGHC common stock to, an employee stock ownership plan; and (v) as a result of all of the foregoing, SMIC will become an indirect subsidiary of NGHC. The conversion and steps outlined above are collectively referred to as the “Transaction”. The Transaction is subject to regulatory and member approval. Capitalized terms not otherwise defined herein are used as defined in the draft Purchase Agreement and the draft Plan of Conversion. The terms and conditions of the conversion and steps outlined above are set forth in more detail in the Plan of Conversion and the Purchase Agreement.

In arriving at our opinion, we (i) reviewed a draft of the Plan of Conversion; (ii) reviewed a draft of the Purchase Agreement; (iii) reviewed certain historical financial information for SMIC for (a) the years

Board of Directors

Standard Mutual Insurance Company

December 17, 2015

ended December 31, 2013 and 2014 on a statutory and GAAP basis, and (b) the nine months ended September 30, 2014 and September 30, 2015 on a statutory and GAAP basis; (iv) management forecast and related assumptions for five years ended December 31, 2020 and discussed such financial statements, forecast and SMIC’s prospects with SMIC’s management; (v) reviewed the Articles of Incorporation and bylaws of SMIC; (vi) reviewed certain actuarial reports and related loss data. for SMIC for the period ending December 31, 2014 (SMIC has advised us that it does not seek an actuarial review of its reserves at any interim date) ; (vii) reviewed the A.M. Best (“A. M. Best”) rating agency reports and related information with respect to each of SMIC and NGHC; (viii) discussed with the management of SMIC and the SMIC board their belief that a return to an A. M. Best rating of A- stable outlook, will be a multi-year process that is dependent on sustained profitability during such period; (ix) discussed with SMIC management and board and with NGHC management the likelihood that the Transaction with NGHC, which holds an A. M. Best rating of A-, stable outlook, will result in SMIC being upgraded to the same A. M. Best rating as NGHC and the positive impact such a rating upgrade will have on SMIC and its business and prospects; (x) held discussions with National General’s management team regarding National General’s financial condition, results of operation and business strategy and NGHC’s post-Transaction integration and operations plans for SMIC with management of SMIC and NGHC; (xi) compared the Transaction with publicly available information relating to certain sponsored conversions, (xii) compared to consideration paid to SMIC and to its policyholders/members to the consideration paid for companies we believed to be somewhat similar to SMIC ; (xiii) prepared discounted cash flow analyses based on management’s projections; (xiv) compared the financial condition and operating performance of NGHC and SMIC to publicly available information concerning certain other companies we deemed relevant; (xiv) reviewed NGHC’s stock price history, investor composition, volume and liquidity data, analyst reports and dividend payment history, (xv) reviewed financial statements and other information filed by NGHC with the Securities and Exchange Commission since January 1, 2013; and (xvi) performed such other studies and analyses and reviewed such other information as we deemed appropriate for the purposes of this opinion.

In our review we also considered (i) the statutorily required appraisal performed by Feldman Financial Advisors, Inc. noting that it was prepared using June 30, 2015 data and that SMIC had a loss in the third quarter of 2015; (ii) SMIC’S history and estimates of future losses; (iii) the vibrancy of the process by which NGHC was selected to sponsor the Company’s conversion; (iv) the impact of the Transaction on the Company’s constituents and stakeholders, including policyholders in their capacity both as creditors and members, management and employees, agents and the communities SMIC serves; and (v) the fact that certain covenants contained in the Stock Purchase Agreement can be enforced for six years by an advisory board consisting of three current directors of SMIC. In addition, we have had discussions with certain members of the management of each of SMIC and NGHC with respect to the economic and regulatory environments in which each company operates, the Transaction structure, post-Transaction integration, rating, capital adequacy, past and current business operations and the financial condition of each company, and the future plans and prospects for SMIC after integration of the Transaction by NGHC. We also discussed with members of SMIC’s management team and the SMIC Board the background and reasons for the Transaction, losses and potential losses, liquidity, investment and operating performance, as well as the

Board of Directors

Standard Mutual Insurance Company

December 17, 2015

future plans and prospects for SMIC with and without a conversion (on a standalone or backstopped basis), as well as the pro forma effects of the Transaction on the financial condition, performance and future prospects of SMIC.

In providing our opinion, we have relied upon and assumed the accuracy and completeness of all information which was publicly available or which was furnished to us or which we discussed with the management of SMIC or NGHC or otherwise reviewed with each of them, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have further assumed that the fiduciary duty of directors of SMIC under Illinois law is to members of SMIC but that SMIC members do not own SMIC and have no legal right to any distribution of SMIC’s surplus in connection with SMIC’s conversion from mutual to stock form. We have not conducted or, except as specified herein, been provided with any valuation or appraisal of assets or liabilities (including any off-balance sheet liabilities) or surplus or projected income or cash flow derived therefrom of either SMIC or NGHC, nor have we examined the solvency of SMIC or NGHC under any state or federal laws relating to receivership, bankruptcy, insolvency or similar matters. In relying on financial information and analyses provided to us or derived therefrom, we have assumed that such financial information and analyses have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments and that management is not aware of any facts that would make such information or analyses inaccurate, incomplete or misleading. We also have not performed due diligence on SMIC or NGHC’s physical properties and facilities, sales, marketing, distribution or service organizations or products.

We are not actuaries and our services did not include any actuarial determinations or evaluations by us, or any attempt to evaluate any third party or management-prepared actuarial estimates provided to us or any assumptions on which they were based. Our opinion assumes that the actuarial report of SMIC’s independent actuary is accurate. We did not independently verify the accuracy of such report.

You have not requested, and we have not opined on any particular step or aspect of the Transaction or the relative merits of the Transaction compared to any other transactional opportunity that has been or might be available to SMIC or on the effect of any alternative structure that is or could be available to SMIC with NGHC or any other party. Similarly, you have not requested and we are not opining on (i) the fairness of the amount or nature of compensation or other consideration that may inure to the benefit of any SMIC director or officer or employee in connection with the Transaction or otherwise; (ii) the fairness of the Transaction to any particular constituent of SMIC; (iii) the fair market value of the NGHC Common Stock to be offered to SMIC members in connection with the Transaction or the price at which NGHC will trade after public announcement or completion of the Transaction; (iv) the fair market value of SMIC or the pro forma value of SMIC required by the Illinois Mutual-to-Stock Conversion Act; (v) the determination as to which SMIC members are to be included among members that are eligible to acquire NGHC Common Stock in the Transaction, (vi) the maximum dollar amount of NGHC Common Stock which any one member can purchase in the Transaction; (viii) the value delivered by NGHC to Stancorp, Inc., a holding company controlled by Mark Roberts, Jr., the CEO of SMIC, and certain family members, that provides

Board of Directors

Standard Mutual Insurance Company

December 17, 2015

certain services directly and indirectly to SMIC; or (ix) the tax or financial accounting aspects of the Transaction.

In providing our opinion, we have also assumed that the final Purchase Agreement and the final Plan of Conversion will be identical, in all material respects, to the draft Purchase Agreement and the draft Plan of Conversion reviewed by us and that the Transaction will be completed on the terms and conditions described in the Purchase Agreement, without any waiver or modification of any terms or conditions material to our opinion. We express no view as to any analyses, forecasts or estimates, prepared by third parties or the assumptions on which they were based. We have also assumed that the representations and warranties made by SMIC and NGHC in the Purchase Agreement and the related agreements and certificates are, and will be true and correct, in all respects material to our analysis, and that the covenants and agreements contained therein will be performed in all respects material to our analysis. We are not actuarial, legal, regulatory or tax experts and have relied on the assessments made by relevant advisors to SMIC with respect to such issues. We have further assumed that all member, material governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained without any adverse effect on SMIC or NGHC or on the contemplated benefits of the Transaction.

We have been retained by SMIC as set forth herein. We will receive a fee from SMIC for providing our opinion, which will become payable upon delivery of this opinion, regardless of the conclusion we reached and regardless of whether or not the proposed Transaction is completed. We also will receive a transaction-based fee payable upon completion of the Transaction. SMIC has agreed to indemnify us for certain liabilities arising from of our engagement.

On the basis of and subject to the foregoing and as set forth below, it is our opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to SMIC.

In arriving at our opinion we considered all of the analyses and factors described above. Consequently, no one analysis or factor should be viewed as determinative with respect to our determination of the fairness of the Transaction to SMIC. In providing our opinion that the Transaction is fair to SMIC, we considered, but do not opine, on the impact of the Transaction to any particular SMIC constituent, including SMIC agents, creditors, employees, members in their capacity as such and as policyholders or the communities in which SMIC is located. Our opinion is necessarily based on economic, market, industry and SMIC and NGHC specific conditions as in effect on, and the information made available to us as of, the date hereof. It speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We call to your attention that: (i) during the three years preceding the date of this letter, we have had no investment banking relationship with SMIC, except in connection with assisting it in evaluating its strategic alternatives, exploring alternative Transactions and executing the Transaction; (ii) during the three years preceding the date of this letter we have had no investment banking relationship with NGHC except that in 2013 and 2014 we acted as an independent financial advisor to a special committee of the board of

Board of Directors

Standard Mutual Insurance Company

December 17, 2015

directors of NGHC and a special committee of the board of directors of an affiliate of NGHC in connection with transactions unrelated to the Transaction and provided fairness opinions in connection therewith; (iii) our law firm affiliate has also represented a special committee of the board of directors of NGHC in connection with one of these unrelated transactions; and (iv) e reviewed the terms of the transactions with Stancorp but did not assign any value to such transaction in determining if the Transaction is fair to the Company from a financial point of view.

This opinion has been approved by our fairness opinion committee. It is provided to the Board of Directors of SMIC in connection with and for the purposes of its evaluation of the Transaction and related matters and may not be relied upon by any other person for any other reason. This opinion does not constitute a recommendation to any member of SMIC (i) as to how such member should vote with respect to the Transaction, (ii) whether or not such member should purchase NGHC common stock, or (iii) on any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may, however, be reproduced in the Member Information Statement and the prospectus forming a part of a registration statement filed with the Securities and Exchange Commission with respect to the offering of NGHC common stock, each of which will be mailed to members of SMIC. However, such opinion must be reproduced in such documents in its entirety, and such documents must include a summary of the opinion and related analysis if required or if we deem it necessary or desirable in a form prepared or approved by us. This opinion may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ Griffin Financial Group, LLC

GRIFFIN FINANCIAL GROUP, LLC

PART II INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Amended and Restated Certificate of Incorporation

Section 145 of the DGCL authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other corporate agents in connection with certain legal proceedings and permits a corporation to include in its charter documents and agreements between the corporation and its officers, directors and other corporate agents, provisions expanding the scope of indemnification beyond that specifically provided for by Section 145.

Our charter provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of our charter, which is was incorporated by reference to Exhibit 3.1 to National General’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013).

The DGCL

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the right to indemnification and advancement of expenses arising under a provision of the certificate of incorporation or bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or commission explicitly authorizes such elimination or impairment after such act or omission has occurred; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 of the DGCL also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145 of the DGCL, including liabilities under the Securities Act.

Insurance

We have obtained directors’ and officers’ insurance to cover our respective directors, officers and some of our employees for certain liabilities incurred in their capacities as such.

Indemnification Agreements

National General has entered into written indemnification agreements with its directors and executive officers (a form of which is filed as Exhibit 10.14 to National General’s registration statement on Form S-1 (No. 333-190454) filed on August 7, 2013). Under these agreements, if an officer or director makes a claim of indemnification to National General, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the director or officer has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) National General to indemnify the director or officer.

The foregoing represents a summary of the general effect of National General’s Amended and Restated Certificate of Incorporation, the DGCL, National General’s insurance coverage and the indemnification agreements for purposes of general description only.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits listed in the Exhibit List following the signature page hereof are filed herewith.

Item 22. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the Offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	(1)	The undersigned registrant hereby undertakes as follows: That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities

Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on August 9, 2016.

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Michael Weiner
Name:	Michael Weiner
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry Karfunkel Barry Karfunkel	President and Chief Executive Officer (Principal Executive Officer)	August 9, 2016

* Michael Weiner	Chief Financial Officer (Principal Financial Officer)	August 9, 2016

* Donald Bolar	Chief Accounting Officer (Principal Accounting Officer)	August 9, 2016

* Barry Zyskind	Director	August 9, 2016

* Donald DeCarlo	Director	August 9, 2016

* Patrick Fallon	Director	August 9, 2016

* Barbara Paris	Director	August 9, 2016

* Ephraim Brecher	Director	August 9, 2016

/s/ Robert Karfunkel Robert Karfunkel	Director	August 9, 2016

*By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Stock Purchase Agreement, dated as of January 27, 2016 by and between Standard Mutual Insurance Company and National General Holdings Corp. (incorporated by reference to Appendix B of the proxy statement/prospectus filed as a part of this Registration Statement on Form S-4. Exhibit A to the Stock Purchase Agreement, the Plan of Conversion, is incorporated by reference to Appendix A to the proxy statement/prospectus).*§

4.1	Form of Common Stock Certificate of National General (incorporated by reference to Exhibit 4.1 to National General’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013).

5.1	Opinion of Counsel.**

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Counsel (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on signature page).**

99.1	Pro Forma Valuation Appraisal Report of Standard Mutual Insurance Company as of September 25, 2015.**

99.2	Form of National General Stock Order Form.*

99.3	Consent of Feldman Financial Advisors, Inc.**

99.4	Consent of Griffin Financial Group, LLC**

*	Filed herewith.
**	Previously filed.
§	The Registrant has omitted the remaining exhibits to the Stock Purchase Agreement and the exhibits to the Plan of Conversion and will furnish copies of any of the omitted exhibits supplementally to the Securities and Exchange Commission upon request.